                                                                   EXHIBIT 10.16

                                FIRST AMENDMENT
                              TO CREDIT AGREEMENT
                              -------------------

          FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of April 23, 1998, among CORPORATE EXPRESS, INC., a Colorado corporation (the "Parent"), CEX HOLDINGS, INC., a Colorado corporation (the "Borrower"), the Banks party to the Credit Agreement referred to below on the date hereof and immediately before giving effect to this Amendment (the "Existing Banks"), THE FIRST NATIONAL BANK OF CHICAGO, as Syndication Agent (in such capacity, the "Syndication Agent"), THE BANK OF NEW YORK and DLJ CAPITAL FUNDING, INC., as Co-Documentation Agents (in such capacities, each a "Co-Documentation Agent" and, collectively, the "Co-Documentation Agents") and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent", and together with the Syndication Agent and the Co-Documentation Agents, the "Agents"), and each of the lenders listed on Schedule A hereto (the "New Banks"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Borrower, the Existing Banks and the Agents are parties to a Credit Agreement, dated as of April 17, 1998 (the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

          1. Each of the Existing Banks severally and not jointly hereby sells and assigns to each of the New Banks without recourse and without representation or warranty (other than as expressly provided herein), and each New Bank hereby purchases and assumes from each of the Existing Banks, that interest in and to each of such Existing Bank's rights and obligations in respect of those Tranches set forth on Schedule B hereto under the Credit Agreement as of the date hereof which in the aggregate represents such New Bank's pro rata share (for each such
                                                  --- ----
New Bank, its "Pro Rata Share") in such Tranches as set forth on such Schedule B (calculated after giving effect to this Amendment), and such Pro Rata Share represents all of the outstanding rights and obligations under the Credit Agreement in respect of the Tranches that are being sold and assigned to each New Bank pursuant to this Amendment, including, without limitation, in the case of any assignment of the outstanding Term Loans and/or portion of the Total Revolving Loan Commitment, all rights and obligations with respect to such New Bank's Pro Rata Share of such outstanding Term Loans and/or portion of the Total Revolving Loan Commitment, respectively. After giving effect to this Amendment, each Bank's outstanding Term Loans and Revolving Loan Commitment will be as set forth on Schedule C hereto.

          2. In accordance with the requirements of Section 13.04(b) of the Credit Agreement, on the First Amendment Effective Date (as defined below), (i) the Credit Agreement shall be amended by deleting Schedule I thereto in its entirety and by inserting in lieu thereof a new Schedule I in the form of Schedule C hereto and (ii) the Borrower agrees that it will issue an appropriate Term Note and Revolving Note to each Bank in conformity with the requirements of
Section 1.05 of the Credit Agreement.

          3. On and after the First Amendment Effective Date, Schedule II to the Credit Agreement shall be amended by deleting such Schedule in its entirety and inserting in lieu thereof a new Schedule II in the form of Schedule D hereto.

          4. Each Existing Bank (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, the Borrower or any of their respective Subsidiaries or the performance or observance by the Parent, the Borrower or any of their respective Subsidiaries of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

          5. Each New Bank (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon any Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iv) appoints and authorizes the Agents, the Securities Intermediary and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agents, the Securities Intermediary and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) to the extent legally entitled to do so, agrees to promptly submit the forms described in
Section 13.04(b) of the Credit Agreement.

          6. Each of the Existing Banks, the New Banks and the Agents hereby agree that all amounts accrued with respect to the Term Loans, Revolving Loans and the Total Revolving Loan Commitment prior to the delivery by such New Bank of the amount referred to in clause (ii) of Section 13 of this Amendment shall be for the account of the Existing Banks, respectively, and that all such amounts accrued on and after the delivery of such amounts referred to in clause (ii) of such Section 13 shall be for the account of such New Bank based upon its relevant Pro Rata Share.

          7. In accordance with Section 13.04(b) of the Credit Agreement, on and as of the date upon which each of the New Banks delivers the amounts referred to in clause (ii) of Section 13 of this Amendment, each New Bank shall become a "Bank" under, and for all purposes of, the Credit Agreement and the other Credit Documents and, notwithstanding anything to the contrary in the Credit Agreement, the Administrative Agent shall record the transfers contemplated hereby in the Register.

          8. Clause (iii) of the proviso to Section 13.04(b) of the Credit Agreement is hereby amended to read in its entirety as follows: "(iii) in the case of assignments pursuant to clause (y) above, the consent of the Administrative Agent and each Issuing Bank shall be required in connection with any assignment of all or any portion of Revolving Loan Commitments (which consents shall not be unreasonably withheld or delayed),".

          9. Clause (ii) to Section 13.16(a) of the Credit Agreement is hereby amended to read in its entirety as follows: "(ii) as may be required or reasonably appropriate in any report, statement or testimony submitted to any municipal, state (including the National Association of Insurance Commissioners and other similar organizations) or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,".

          10. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          11. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          12. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          13. Subject to Section 14 of this Amendment, this Amendment shall become effective on the date (the "First Amendment Effective Date") when (i) the Parent, the Borrower, each Agent, each Existing Bank and each New Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office and (ii) each New Bank shall have delivered to the Administrative Agent, for the accounts of the Existing

Banks, respectively, an amount equal to such New Bank's relevant Pro Rata Share of the outstanding Term Loans and Revolving Loans being assigned to such New Bank.

          14. Notwithstanding Section 13 of this Amendment, if for any reason any New Bank shall not have (i) signed a counterpart hereof and delivered the same to the Administrative Agent at its Notice Office and (ii) delivered to the Administrative Agent an amount equal to such New Bank's relevant Pro Rata Share of the outstanding Term Loans and Revolving Loans being assigned to such New Bank, in each case on or prior to April 23, 1998, then, if each Existing Bank agrees, this Amendment shall become effective notwithstanding such failure, provided that (x) Schedule C shall be modified to delete any such New Bank and
--------
such New Bank's relevant Pro Rata Share shall be reallocated among the Existing Banks in such manner as the Existing Banks shall agree and (y) the signature pages of this Amendment shall be deemed revised to delete such New Bank's name therefrom.

          15. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                *      *      *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.



                                  CORPORATE EXPRESS, INC.


                                  By______________________________
                                    Title:

                                  CEX HOLDINGS, INC.


                                  By______________________________
                                    Title:


                                  BANKERS TRUST COMPANY,
                                   Individually and as Administrative Agent


                                  By______________________________
                                    Title:


                                  THE FIRST NATIONAL BANK OF
                                    CHICAGO,
                                    Individually and as Syndication Agent


                                  By______________________________
                                    Title:


                                  THE BANK OF NEW YORK,
                                    Individually and as Co-Documentation Agent


                                  By______________________________
                                    Title:


                                  DLJ CAPITAL FUNDING, INC.,
                                    Individually and as Co-Documentation Agent

                                  By______________________________

                                    Title:

                                    NEW BANKS:

                                    THE BANK OF NOVA SCOTIA

                                    By______________________________
                                      Title:

                                    BANQUE PARIBAS

                                    By______________________________
                                      Title:

                                    CITY NATIONAL BANK

                                    By______________________________
                                      Title:

                                    COMERICA WEST INCORPORATED

                                    By______________________________
                                      Title:

                                    CREDITANSTALT CORPORATE FINANCE, INC.

                                    By______________________________
                                      Title:

                                    By______________________________
                                      Title:

                                    DRESDNER BANK AG, NEW YORK
                                      BRANCH AND GRAND CAYMAN
                                      BRANCH

                                    By______________________________
                                      Title:

                                    By______________________________
                                      Title:

                                    THE DAI-ICHI KANGYO BANK,
                                      LIMITED, LOS ANGELES AGENCY

                                    By______________________________
                                      Title:

                                    FLEET NATIONAL BANK

                                    By______________________________
                                      Title:

                                    THE FUJI BANK, LIMITED, LOS
                                      ANGELES AGENCY

                                    By______________________________
                                      Title:

                                    GENERAL ELECTRIC CAPITAL
                                      CORPORATION

                                    By______________________________
                                      Title:

                                    HIBERNIA NATIONAL BANK

                                    By______________________________
                                      Title:

                                    IMPERIAL BANK, A CALIFORNIA
                                      BANKING CORPORATION

                                    By______________________________
                                      Title:

                                    KEY BANK NATIONAL ASSOCIATION

                                    By______________________________
                                      Title:

                                    THE MITSUBISHI TRUST AND
                                      BANKING CORPORATION

                                    By______________________________
                                      Title:

                                    NATIONAL BANK OF CANADA

                                    By______________________________
                                      Title:

                                    By______________________________
                                      Title:

                                    NATIONAL CITY BANK

                                    By______________________________
                                      Title:

                                    THE PRUDENTIAL INSURANCE
                                      COMPANY OF AMERICA

                                    By______________________________
                                      Title:

                                    ROYAL BANK OF CANADA

                                    By______________________________
                                      Title:

                                    SANWA BUSINESS CREDIT CORP.

                                    By______________________________
                                      Title:

                                    SOCIETE GENERALE,
                                      SOUTHWEST AGENCY

                                    By______________________________
                                      Title:

                                    TRANSAMERICA BUSINESS CREDIT
                                      CORPORATION

                                    By______________________________
                                      Title:

                                    UNION PLANTERS BANK, N.A.

                                    By______________________________
                                      Title:

                                    WACHOVIA BANK, N.A.

                                    By______________________________
                                      Title:

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By______________________________
                                      Title:

ACKNOWLEDGED AND AGREED TO:


ASAP SOFTWARE EXPRESS, INC.
CORPORATE EXPRESS CALLCENTER SERVICES, INC.
SOFCO-MEAD, INC.
SQP, INC.
SOFCO OF OHIO, INC.
S&O PROPERTY, INC.
EPCO PACKAGING SERVICES, INC.
HERMANN MARKETING, INC.
DISTRIBUTION RESOURCES CO.
CORPORATE EXPRESS REAL ESTATE, INC.
CORPORATE EXPRESS OF THE EAST, INC.
CORPORATE EXPRESS OF TEXAS, INC.
FEDERAL SALES SERVICE, INC.
VIRGINIA IMPRESSIONS PRODUCTS CO., INC.
MICROMAGNETIC SYSTEMS, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS, INC.
AMERICAN DELIVERY SYSTEMS, INC.
CORPORATE EXPRESS DISTRIBUTION SERVICES, INC.
NEW DELAWARE DELIVERY, INC.
RED ARROW CORPORATION
RAC, INC.
RED ARROW SPOTTING SERVICES, INC.
RED ARROW TRUCKING CO.
RED ARROW WAREHOUSING, CO.
RUSH TRUCKING, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - INTERMOUNTAIN, INC.
CORPORATE EXPRESS DELIVERY LEASING - INTERMOUNTAIN, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - MID-ATLANTIC, INC.
CORPORATE EXPRESS DELIVERY LEASING - MID-ATLANTIC, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - MID-WEST, INC.
CORPORATE EXPRESS DELIVERY LEASING - MID-WEST, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - NEW ENGLAND, INC.
CORPORATE EXPRESS DELIVERY LEASING - NEW ENGLAND, INC.


BY ____________________________
Title:

ACKNOWLEDGED AND AGREED TO:


CORPORATE EXPRESS DELIVERY SYSTEMS - NORTHEAST, INC.
CORPORATE EXPRESS DELIVERY LEASING - NORTHEAST, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - SOUTHEAST, INC.
CORPORATE EXPRESS DELIVERY LEASING - SOUTHEAST, INC.
AIR COURIER DISPATCH OF NEW JERSEY, INC.
SUNBELT COURIER, INC.
TRICOR AMERICA, INC.
MIDNITE EXPRESS INTERNATIONAL COURIER, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - SOUTHWEST, INC.
CORPORATE EXPRESS DELIVERY LEASING - SOUTHWEST, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - WEST COAST, INC.
CORPORATE EXPRESS DELIVERY LEASING - WEST COAST, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - EXPEDITED, INC.
CORPORATE EXPRESS DELIVERY LEASING - EXPEDITED, INC.
CORPORATE EXPRESS DELIVERY ADMINISTRATION, INC.
CORPORATE EXPRESS DELIVERY MANAGEMENT BUSINESS TRUST


BY _____________________________
Title:

-------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                                     among

                            CORPORATE EXPRESS, INC.,

                              CEX HOLDINGS, INC.,

                                 VARIOUS BANKS,

                      THE FIRST NATIONAL BANK OF CHICAGO,

                             as SYNDICATION AGENT,

                             THE BANK OF NEW YORK,
                           as CO-DOCUMENTATION AGENT,

                           DLJ CAPITAL FUNDING, INC.,
                           as CO-DOCUMENTATION AGENT

                                      and

                             BANKERS TRUST COMPANY,
                            as ADMINISTRATIVE AGENT

                       __________________________________
                           Dated as of April 17, 1998

                       __________________________________

-------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

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                                                                                                                                Page

                                                                                                                                ----


 SECTION 1.   Amount and Terms of Credit.......................................................................................  1

       1.01   The Commitments..................................................................................................  1
       1.02   Minimum Amount of Each Borrowing.................................................................................  2
       1.03   Notice of Borrowing..............................................................................................  3
       1.04   Disbursement of Funds............................................................................................  3
       1.05   Notes............................................................................................................  4
       1.06   Conversions......................................................................................................  5
       1.07   Pro Rata Borrowings..............................................................................................  6
       1.08   Interest.........................................................................................................  6
       1.09   Interest Periods.................................................................................................  7
       1.10   Increased Costs, Illegality, etc.................................................................................  8
       1.11   Compensation.....................................................................................................  9
       1.12   Change of Lending Office......................................................................................... 10
       1.13   Replacement of Banks............................................................................................. 10

 SECTION 2.   Letters of Credit................................................................................................ 11

       2.01   Letters of Credit................................................................................................ 11
       2.02   Letter of Credit Requests........................................................................................ 12
       2.03   Letter of Credit Participations.................................................................................. 13
       2.04   Agreement to Repay Letter of Credit Drawings..................................................................... 14
       2.05   Increased Costs.................................................................................................. 15

 SECTION 3.   Commitment Commission; Fees; Reductions of Commitment............................................................ 16

       3.01   Fees............................................................................................................. 16
       3.02   Voluntary Termination of Unutilized Commitments.................................................................. 17
       3.03   Mandatory Reduction of Commitments............................................................................... 18

 SECTION 4.   Prepayments; Payments; Taxes..................................................................................... 18

       4.01   Voluntary Prepayments............................................................................................ 18
       4.02   Mandatory Repayments............................................................................................. 19
       4.03   Method and Place of Payment...................................................................................... 23
       4.04   Net Payments; Taxes.............................................................................................. 24

 SECTION 5.   Conditions Precedent to Loans on the Initial Borrowing Date...................................................... 25

       5.01   Execution of Agreement; Notes.................................................................................... 25
       5.02   Fees, etc........................................................................................................ 25
       5.03   Opinions of Counsel.............................................................................................. 26
       5.04   Corporate Documents; Proceedings; etc............................................................................ 26
       5.05   Shareholders' Agreements; Debt Agreements; Tax Sharing Agreements................................................ 26


                                      (i)

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
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

       5.06   Recapitalization Transaction - Initial Stock Repurchases.........................................................  26
       5.07   Refinancing Transaction - Repayment and Termination of the Existing Credit Agreement.............................  27
       5.08   Existing Indebtedness............................................................................................  27
       5.09   Subsidiaries Guaranty............................................................................................  28
       5.10   Pledge Agreement.................................................................................................  28
       5.11   Security Agreement...............................................................................................  28
       5.12   Mortgages; Title Insurance.......................................................................................  28
       5.13   Adverse Change, etc..............................................................................................  29
       5.14   Litigation.......................................................................................................  29
       5.15   Solvency Certificate; Environmental Analyses; Insurance..........................................................  30
       5.16   Notices to Holders of Certain Indebtedness.......................................................................  30

 SECTION 6.   Conditions Precedent to All Credit Events on and After the Initial Borrowing Date................................  30

       6.01   No Default; Representations and Warranties.......................................................................  30
       6.02   Notice of Borrowing; Letter of Credit Request....................................................................  30
       6.03   Compliance with Existing Senior Subordinated Note Indenture......................................................  31

 SECTION 7.   Representations, Warranties and Agreements.......................................................................  31

       7.01   Corporate Existence and Standing.................................................................................  31
       7.02   Authorization and Validity.......................................................................................  31
       7.03   Compliance with Laws and Contracts...............................................................................  32
       7.04   Governmental Consents............................................................................................  32
       7.05   Financial Statements.............................................................................................  32
       7.06   Material Adverse Change..........................................................................................  33
       7.07   Taxes............................................................................................................  33
       7.08   Litigation.......................................................................................................  33
       7.09   Subsidiaries.....................................................................................................  34
       7.10   ERISA............................................................................................................  34
       7.11   Defaults.........................................................................................................  34
       7.12   Federal Reserve Regulations......................................................................................  34
       7.13   Investment Company; Public Utility Holding Company Act...........................................................  34
       7.14   Ownership of Properties..........................................................................................  35
       7.15   Material Agreements..............................................................................................  35
       7.16   Environmental Matters............................................................................................  35
       7.17   Insurance........................................................................................................  35
       7.18   Subordinated Indebtedness........................................................................................  35
       7.19   Disclosure.......................................................................................................  36
       7.20   Use of Proceeds..................................................................................................  36
       7.21   The Security Documents...........................................................................................  36
       7.22   Capitalization...................................................................................................  37
       7.23   Indebtedness.....................................................................................................  37

 SECTION 8.   Affirmative Covenants............................................................................................  37

       8.01   Information Covenants............................................................................................  38
       8.02   Books, Records and Inspections...................................................................................  40
       8.03   Insurance........................................................................................................  41

                                     (ii)


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

       8.04   Corporate Franchises.............................................................................................   41

       8.05   Compliance with Statutes, etc....................................................................................   41

       8.06   Compliance with Environmental Laws...............................................................................   41

       8.07   Use of Proceeds..................................................................................................   42

       8.08   Conduct of Business..............................................................................................   42

       8.09   Taxes............................................................................................................   43

       8.10   Compliance with Laws.............................................................................................   43

       8.11   Maintenance of Properties........................................................................................   43

       8.12   End of Fiscal Years; Fiscal Quarters.............................................................................   43

       8.13   Performance of Obligations.......................................................................................   43

       8.14   Additional Security; Additional Guarantees; Designations of Material Subsidiaries; Further Assurances............   43

       8.15   Foreign Subsidiaries Security....................................................................................   45

       8.16   Interest Rate Protection.........................................................................................   45

       8.17   Maintenance of Corporate Separateness............................................................................   46

       8.18   Margin Regulations...............................................................................................   46

       8.19   DDI Notes........................................................................................................   46


 SECTION 9.   Negative Covenants...............................................................................................   46


       9.01   Liens............................................................................................................   46

       9.02   Consolidation, Merger, Purchase or Sale of Assets, etc...........................................................   49

       9.03   Restricted Payments..............................................................................................   51

       9.04   Indebtedness.....................................................................................................   54

       9.05   Advances, Investments and Loans..................................................................................   56

       9.06   Transactions with Affiliates.....................................................................................   58

       9.07   Business.........................................................................................................   58

       9.08   Capital Expenditures.............................................................................................   58

       9.09   Consolidated Interest Coverage Ratio.............................................................................   60

       9.10   Consolidated Fixed Charge Coverage Ratio.........................................................................   60

       9.11   Maximum Leverage Ratio...........................................................................................   61

       9.12   Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of
              Incorporation, By-Laws and Certain Other Agreements; etc.........................................................   62

       9.13   Limitation on Certain Restrictions on Subsidiaries...............................................................   63

       9.14   Limitation on Issuance of Capital Stock..........................................................................   64

       9.15   ERISA Compliance.................................................................................................   64

       9.16   Limitation on Receivables Subsidiary and Permitted Receivables Facility..........................................   64


SECTION 10.   Events of Default................................................................................................   64


      10.01   Payments.........................................................................................................   64

      10.02   Representations, etc.............................................................................................   64

      10.03   Covenants........................................................................................................   65

      10.04   Default Under Other Agreements...................................................................................   65

      10.05   Bankruptcy, etc..................................................................................................   65

      10.06   ERISA............................................................................................................   65

      10.07   Security Documents...............................................................................................   66

      10.08   Guaranty.........................................................................................................   66


                                     (iii)

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
      10.09   Judgments........................................................................................................   66

      10.10   Change of Control................................................................................................   66

      10.11   Receivables Facility.............................................................................................   66


SECTION 11.   Definitions and Accounting Terms.................................................................................   67


SECTION 12.   The Agents.......................................................................................................   96


      12.01   Appointment......................................................................................................   96

      12.02   Nature of Duties.................................................................................................   96

      12.03   Lack of Reliance on the Agents...................................................................................   97

      12.04   Certain Rights of the Agents.....................................................................................   97

      12.05   Reliance.........................................................................................................   97

      12.06   Indemnification..................................................................................................   97

      12.07   Each Agent in its Individual Capacity............................................................................   98

      12.08   Holders..........................................................................................................   98

      12.09   Resignation by the Agents........................................................................................   98


SECTION 13.   Miscellaneous....................................................................................................   99


      13.01   Payment of Expenses, etc.........................................................................................   99

      13.02   Right of Setoff..................................................................................................   99

      13.03   Notices..........................................................................................................  100

      13.04   Benefit of Agreement.............................................................................................  100

      13.05   No Waiver; Remedies Cumulative...................................................................................  101

      13.06   Payments Pro Rata................................................................................................  102

      13.07   Calculations; Computations.......................................................................................  102

      13.08   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL...........................................  102

      13.09   Counterparts.....................................................................................................  103

      13.10   Effectiveness....................................................................................................  103

      13.11   Headings Descriptive.............................................................................................  103

      13.12   Amendment or Waiver; etc.........................................................................................  104

      13.13   Survival.........................................................................................................  105

      13.14   Domicile of Loans................................................................................................  105

      13.15   Limitation on Additional Amounts, Etc............................................................................  105

      13.16   Confidentiality..................................................................................................  105

      13.17   Register.........................................................................................................  106

      13.18   Senior Debt......................................................................................................  106

      13.19   Obligation to Make Payments in Dollars...........................................................................  106

      13.20   Post Closing Actions.............................................................................................  107


SECTION 14.   The Parent Guaranty..............................................................................................  108


      14.01   The Parent Guaranty..............................................................................................  108

      14.02   Bankruptcy.......................................................................................................  108

      14.03   Nature of Liability..............................................................................................  108

      14.04   Independent Obligation...........................................................................................  109

      14.05   Authorization....................................................................................................  109


                                     (iv)

                                                                                                                                Page

                                                                                                                                ----


      14.06   Reliance......................................................................................................... 110
      14.07   Subordination.................................................................................................... 110
      14.08   Waiver........................................................................................................... 110

                                      (v)

          CREDIT AGREEMENT, dated as of April 17, 1998, among CORPORATE EXPRESS, INC., a Colorado corporation (the "Parent"), CEX HOLDINGS, INC., a Colorado corporation (the "Borrower"), the Banks party hereto from time to time, THE FIRST NATIONAL BANK OF CHICAGO, as Syndication Agent (in such capacity, the "Syndication Agent"), THE BANK OF NEW YORK and DLJ CAPITAL FUNDING, INC., as Co-Documentation Agents (in such capacities, each a "Co-Documentation Agent" and, collectively, the "Co-Documentation Agents") and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  The Commitments.  (a)  Subject to and upon the terms and
                ---------------
conditions set forth herein, each Bank with a Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each, a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Term Loans pursuant to Section 1.06) and
(ii) shall be made by each Bank in that initial aggregate principal amount as is equal to the Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)).
Once repaid, Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically
                           --------
provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) prior to the earlier of (1) the 65th day after the Initial Borrowing Date and (2) the Syndication Date, Revolving Loans may only be incurred as Eurodollar Loans if the respective Interest Period applicable thereto is a one month Interest Period which begins and ends on the same date as the Interest Period applicable to one of the two Borrowings specified in Section 1.06(b)(x), (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Available Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (I) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Available Revolving Loan Commitment at such time.

          (c) Subject to and upon the terms and conditions set forth herein, the Swingline Bank in its individual capacity agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiration Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Total Available Revolving Loan Commitment at such time, (iv) shall not exceed at any time outstanding the Maximum Swingline Amount and (v) shall not be extended if the Swingline Bank receives a written notice from any Agent or the Required Banks that has not been rescinded that there is a Default or an Event of Default in existence hereunder. The Swingline Bank shall not be obligated to make any Swingline Loans at any time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it to eliminate the Swingline Bank's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Percentage of the outstanding Swingline Loans.

          (d) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the other Banks that the Swingline Bank's outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided
                                                                     --------
that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of
Section 10) pro rata based on each such Bank's Percentage (determined before
            --- ----
giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the immediately preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Available Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the
                          --------
Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02  Minimum Amount of Each Borrowing.  The aggregate principal
                --------------------------------
amount of each Borrowing of Term Loans shall not be less than $2,000,000. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than (x) in the case of a Borrowing of Eurodollar Loans, $2,000,000 and (y) in the case of a Borrowing of Base Rate Loans, $1,000,000, provided that
                                                           --------
Mandatory Borrowings shall be made in the amounts required by Section 1.01(d). The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $100,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans.

          1.03  Notice of Borrowing.  (a)  Whenever the Borrower desires to make
                -------------------
a Borrowing or Borrowings hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such
                                                       --------
notice shall be deemed to have been given on a certain day only if given before 1:30 P.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to each such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute Term Loans or Revolving Loans and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. It is understood and agreed that a Notice of Borrowing may be modified to specify that more than one Borrowing (whether of separate Tranches or the same Tranche) may be made on the same date, provided that all information required by
                                       --------
the form of Exhibit A shall be furnished with respect to each Borrowing to be made on the date specified in the respective Notice of Borrowing. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b)(i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Bank not later than 2:00 P.M. (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case
(A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(d).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the Swingline Bank, as the case may be, in good faith to be from the president, any vice president, the chief financial officer, the treasurer or any assistant treasurer of the Borrower (or any other officer of the Borrower designated in writing to the Administrative Agent and the Swingline Bank by the president, any vice president, the chief financial officer, the treasurer or any assistant treasurer as being authorized to give such notices under this Agreement) prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's and the Swingline Bank's record of the terms of such telephonic notice of such Borrowing of Loans.

          1.04  Disbursement of Funds.  Except as otherwise specifically
                ---------------------
provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 3:30 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(d)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each such
                                           --------
Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and (except in the case of Mandatory Borrowings, where the proceeds shall be used to repay outstanding Swingline Loans) the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks (for Loans other than Swingline Loans, prior to 1:00 P.M. (New York time) on such day, to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York time) on such day). Notwithstanding anything to the contrary contained above, to the extent the respective Borrowing is being made based on telephonic notice received from the Borrower as contemplated by
Section 1.03(c), all proceeds of the respective Borrowing shall be deposited by the Administrative Agent only in one or more bank accounts of the Borrower which have previously been designated by the Borrower to the Administrative Agent in writing. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          1.05  Notes.  (a)  Subject to the provisions of following clause (f),
                -----
the Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Term Loan made by such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of Term Loans of such Bank at such time) and be payable in the principal amount of Term Loans evidenced thereby, (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Bank at such time) and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby from time to time, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiration Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

          (f) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Banks with Loans of the respective Tranches which at any time specifically request the delivery of such Notes. No failure of any Bank to request or obtain a Note evidencing its Loans of any Tranche shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guarantees therefor provided pursuant to the various Credit Documents. Any Bank which does not have a Note evidencing its outstanding Loans shall in no event be required to make notations otherwise described in preceding clause (e). At any time when any Bank requests the delivery of a Note to evidence its Loans of any Tranche, the Borrower shall promptly execute and deliver to the respective Bank the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

          1.06  Conversions.  (a) The Borrower shall have the option to convert,
                -----------
on any Business Day, all or a portion equal to at least (x) in the case of a conversion of Term Loans, $2,000,000 and (y) in the case of a conversion of Revolving Loans, $2,000,000 (or $1,000,000 in the case of a conversion into Base Rate Loans), of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided
                                                                      --------
that (i) if for any reason any Eurodollar Loans are converted into Base Rate Loans on a day which is not the last day of an Interest Period applicable to the Loans being converted, the Borrower shall pay all amounts owing in connection therewith as required by Section 1.11, (ii) no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $2,000,000, (iii) unless the Required Banks otherwise specifically agree in writing, Base Rate Loans may only be converted into Eurodollar Loans if no Specified Default and no Event of Default is in existence on the date of the conversion, (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02, (v) prior to the 65th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans shall be subject to the additional requirements imposed pursuant to following clause (b) and (vi) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 1:30 P.M. (New York time) at least (x) in the case of a conversion to Eurodollar Loans, three Business Days' prior notice and (y) in the case of a conversion to Base Rate Loans, one Business Day's prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

          (b) Unless the Syndication Date has occurred, (x) no more than two Borrowings (for purposes of this clause (b) only, treating multiple Borrowings under different Tranches as a single Borrowing so long as each such Borrowing has an Interest Period which begins and ends on the same date as each other such Borrowing) of Eurodollar Loans (the first of which Borrowings may not be made sooner than the fifth day after the Initial Borrowing Date and must have an Interest Period of one month, and the second of which Borrowings may only be incurred on the last day of the first Interest Period referenced above in this parenthetical and must also have an Interest Period of one month) may be incurred prior to the earlier of (1) the 65th day after the Initial Borrowing Date or, if on such 65th day a Borrowing of Eurodollar Loans remains outstanding which has an Interest Period which extends beyond such 65th day, the last day of such Interest Period and (2) the Syndication Date and (y) the only conversions of Base Rate Loans into Eurodollar Loans which shall be permitted will be conversions into Eurodollar Loans with an Interest Period of one month, which Interest Period in each case shall begin and end on the same date as is applicable to one of the two Interest Periods specified above in clause (x).

          1.07  Pro Rata Borrowings.  All Borrowings of Term Loans and Revolving
                -------------------
Loans under this Agreement shall be incurred from the Banks pro rata on the
                                                            --- ----
basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be, provided that all Borrowings of Revolving Loans made pursuant to a
        --------
Mandatory Borrowing shall be incurred from the Banks pro rata on the basis of
                                                     --- ----
their Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

          1.08  Interest.  (a)  The Borrower agrees to pay interest in respect
                --------
of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time plus the relevant Applicable Margin.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the relevant Applicable Margin.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09  Interest Periods.  At the time it gives any Notice of Borrowing
                ----------------
or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period, provided that:
                                                                  --------

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period for
                              --------
     a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) unless the Required Banks otherwise specifically agree in writing, no Interest Period may be selected at any time when a Specified Default or any Event of Default is then in existence;

          (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

          (vii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of Term Loans will be required to be made under Section 4.02(b) if the aggregate principal amount of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required prepayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected a new one month Interest Period (beginning on the last day of the expiring Interest Period applicable to the respective Borrowing) to be applicable to the respective Borrowing upon the expiration of the Interest Period then applicable thereto; provided that if the Borrower is
                                             --------
not permitted to elect a new Interest Period pursuant to the foregoing provisions of this Section 1.09, the Borrower shall deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality, etc.  (a)  In the event that any
                ---------------------------------
Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental (including for this purpose any regulatory body with jurisdiction over such Bank) rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Bank, or any franchise tax or gross receipts tax based on or imposed in lieu of the net income or net profits taxes, in either case pursuant to the laws of the United States of America, the jurisdiction in which such Bank is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower or, at the Borrower's option and upon notice to the Administrative Agent, converted into a Borrowing of Base Rate Loans of the respective Tranche, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section
13.15 (to the extent applicable) pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for and the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i),
(ii) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing or convert such Eurodollar Loan to a Base Rate Loan by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any
                       --------
time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time after the date of this Agreement any Bank determines that the introduction of or any change in any applicable law or governmental (including for this purpose any regulatory body with jurisdiction over such Bank) rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, in each case introduced or changed after the date hereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitment or Commitments hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable), pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of
            --------
compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for and calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

          1.11  Compensation.  The Borrower shall, subject to the provisions of
                ------------
Section 13.15 (to the extent applicable), compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)) or a Loan is not continued as a Eurodollar Loan after an election of a new Interest Period as provided in Section 1.09; (ii) if any repayment (including any repayment made pursuant to Sections 4.01, 4.02 or 13.12(b), as a result of an acceleration of the Loans pursuant to Section 10 or as a result of a replacement of a Bank pursuant to Section 1.13, 4.01 or 13.12(b)) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b). A Bank's basis for requesting compensation pursuant to this Section 1.11 and a Bank's calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.12  Change of Lending Office.  Each Bank agrees that on the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Commitments, Loans or Letters of Credit affected by such event, provided
                                                                        --------
that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10,
2.05 and 4.04.

          1.13  Replacement of Banks.  (x)  If any Bank becomes a Defaulting
                --------------------
Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being charged by any other Bank or Banks (so long as all Banks charging the same amounts (based on their percentages of the respective Obligations) of such increased costs are treated in the same manner by the Borrower pursuant to this Section 1.13), or (z) as provided in Section 13.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement or any other Credit Document which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to either replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be required to be reasonably acceptable to the Administrative Agent or, at the option of the Borrower, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment provided by the Replacement Bank or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Bank is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Term Loans of such Bank in respect of each Tranche where the consent of such Bank would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Bank, provided that (i) at the time of any
                                          --------
replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and all outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans or (b) the outstanding Term Loans, such outstanding Term Loans) of, and in each case (except for the replacement of only the outstanding Term Loans of the respective Bank) participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum (without duplication) of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only
(I) the Revolving Loan Commitment, the outstanding Revolving Loans or (II) the Term Loans, the outstanding Term Loans) of the Replaced Bank, (B) except in the case of the replacement of only the outstanding Term Loans of the respective Replaced Bank, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (c) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Bank) pursuant to Section
3.01 and (y) except in the case of the replacement of only the outstanding Term Loans of the respective Replaced Bank, the respective Issuing Bank an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower due and owing to the Replaced Bank (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (b)
relating to any Tranche of Loans and/or Commitments of the respective Replaced Bank which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Term Loans or a Revolving Loan Commitment hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank. Upon the request of the Borrower, the Administrative Agent agrees to use reasonable efforts to assist the Borrower in finding one or more Replacement Banks in circumstances where the Borrower desires to replace one or more Banks for the reasons specified in clauses (x), (y) and/or (z) of the first sentence of this Section 1.13; provided that the Borrower hereby acknowledges
                               --------
and agrees that the Administrative Agent is not representing or undertaking that one or more Replacement Banks will actually be found.

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions set forth herein, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such sight standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the Borrower and for the benefit of sellers of goods or materials to the Parent or any of its Subsidiaries, an irrevocable sight documentary letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such documentary letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, together with the letters of credit described in clause (e) below, each a "Letter of Credit") in support of commercial transactions of the Parent and its Subsidiaries.

          (b) Subject to and upon the terms and conditions set forth herein, the Administrative Agent hereby agrees that it will (and at the Borrower's request each other Issuing Bank may, at its option, agree that it will), at any time and from time to time on or after the Initial Borrowing Date and prior to the 30th day before the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or an Event of Default and (y) in the case of Trade Letters of Credit, in support of sellers of goods or materials as referenced in Section 2.01(a), provided that the respective Issuing Bank (including the Administrative Agent)
--------
shall be under no obligation to issue any Letter of Credit of the types described above in Section 2.01(a) or this Section 2.01(b) if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it;

          (ii) such Issuing Bank shall have received notice from any Bank prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.02(b); or

          (iii) a Bank Default exists, unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default, including by cash collateralizing such Bank's Percentage of the Letter of Credit Outstandings.

          (c) Letters of Credit may be issued at the request of the Borrower in Dollars or in other currencies acceptable to the Administrative Agent and the respective Issuing Bank. It is understood and agreed that the currencies designated on Schedule 2.01 with respect to the Existing Letters of Credit are acceptable for purposes of such Existing Letters of Credit.

          (d) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $100,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, an amount equal to the Total Available Revolving Loan Commitment at such time, (ii) each Letter of Credit shall by its terms terminate (x) in the case of Standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any Standby Letter of Credit may (1) be extendable, and, if requested by the Borrower, shall be automatically renewable unless the respective Issuing Bank gives at least 30 days prior written notice to the respective beneficiary, for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Bank thereof or (2) if agreed by the respective Issuing Bank and the Administrative Agent, have such later termination date as may be so agreed for the respective Letter of Credit, so long as the termination date thereof meets the requirements of following clause
(B)) and (B) the tenth Business Day prior to the Revolving Loan Maturity Date, and (y) in the case of Trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of the issuance thereof and (B) the date which is 30 days prior to the Revolving Loan Maturity Date, and (iii) the Stated Amount of each Letter of Credit upon issuance shall be not less than $25,000 or such lesser amount as is acceptable to the respective Issuing Bank.

          (e) Schedule 2.01 hereto contains a description of all letters of credit issued pursuant to the Existing Credit Agreement and outstanding on the Effective Date. Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an "Existing Letter of Credit") shall for all purposes of this Agreement constitute a "Letter of Credit", issued, for purposes of Section 2.04(a), by the respective Issuing Bank on the Initial Borrowing Date.

          (f) Upon any amendment, modification or extension of any outstanding Letter of Credit, the respective Issuing Bank shall give notice to the Administrative Agent of such amendment, modification or extension on the date of effectiveness thereof (and, promptly upon receipt of such notice, the Administrative Agent shall send a copy of such notice to the Banks) and shall promptly send to the Administrative Agent a true and correct copy of the documentation governing the respective amendment, modification or extension.

          2.02  Letter of Credit Requests.  (a)  Whenever the Borrower desires
                -------------------------
that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each, a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(d). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6, as applicable, are not then satisfied, or that the issuance of such Letter of Credit would violate
Section 2.01(d), then such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon the issuance of any Letter of Credit, (x) the respective Issuing Bank shall notify the Administrative Agent, on the date of the issuance thereof, of such issuance and shall, on such date, cause to be delivered to the Administrative Agent (which delivery may be by telecopier) a copy of the Letter of Credit so issued and (y) promptly after its receipt of the notice described in the immediately preceding clause (x), the Administrative Agent shall notify each Bank of the respective issuance.

          2.03  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Percentages of the Banks pursuant to Sections 1.13, 13.04 or 13.12, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower, the Parent, any other Subsidiary of the Parent or any Bank.

          (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.04(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Percentage of the amount of such payment on such Business Day (or, if notice is given after 12:00 Noon (New York time) on any Business Day, on the next Business Day) in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Bank its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Percentage of any such payment.

          (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall forward such payment to the Administrative Agent, which in turn shall distribute to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant. In addition, each Issuing Bank (other than BTCo) shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by telecopier transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Issuing Bank for the previous week. The Administrative Agent shall, within 10 days after the last day of each calendar month, deliver to each Participant a report setting forth for such period the aggregate daily Stated Amount available to be drawn under all outstanding Trade Letters of Credit during the preceding calendar month.

          (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Bank, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)   the occurrence of any Default or Event of Default.

          2.04  Agreement to Repay Letter of Credit Drawings.  (a)  The Borrower
                --------------------------------------------
hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent, in Dollars (in the case of any payment or disbursement made by the respective Issuing Bank in any currency other than Dollars, in an amount equal to the Dollar Equivalent of such payment or disbursement as determined by the respective Issuing Bank on the date of such payment or disbursement) and in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), no later than two Business Days after the Administrative Agent notifies the Borrower of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the relevant Applicable Margin for Revolving Loans maintained as Base Rate Loans, provided, however, that to the extent such
                               --------  -------
amounts are not reimbursed prior to 12:00 Noon (New York time) on the second Business Day following notice to the Borrower by the Administrative Agent of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the relevant Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand; provided
                                                                   --------
further, that it is understood and agreed, however, that the notice referred to
-------
above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the first Business Day following the respective Drawing). The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way
        --------
affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.04 to reimburse the respective Issuing Bank with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Bank any resulting liability to the Borrower, the Parent or any other Subsidiary of the Parent.

          2.05  Increased Costs.  If at any time after the date of this
                ---------------
Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant, or any franchise tax or gross receipts tax based on or imposed in lieu of the net income or net profits taxes of such Bank or Participant, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to
Section 4.04(a), then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent) and subject to the provisions of
Section 13.15 (to the extent applicable), the Borrower shall promptly pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank promptly for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

          2.06  European Monetary Union. (a) With respect to any Letter of
                -----------------------
Credit issued in a currency other than Dollars, and for purposes of calculating the Dollar Equivalent of such currency from time to time (as otherwise required pursuant to this Agreement), if, as a result of the implementation of European monetary union, (i) such currency ceases to be lawful currency of the nation issuing the same and is replaced by a European single currency or (ii) such currency and a European single currency are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Banks shall so request in a notice delivered to the Borrower, then for purposes of all calculations of Letter of Credit Outstandings and the Stated Amounts of outstanding Letters of Credit, and for any other calculation of the Dollar Equivalent of any amount denominated in the respective such currency, such calculations shall be made on the basis of the European single currency (translating the amount denominated in the respective local currency to such European single currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union).

          (b) The Borrower agrees, at the request of any Issuing Bank, to compensate such Issuing Bank for any reasonable loss, cost, expense or reduction in return that shall be incurred or sustained by such Issuing Bank (other than as a result of such Issuing Bank's gross negligence or willful misconduct as determined by a court of competent jurisdiction) as a result of the implementation of European monetary union, that would not have been incurred or sustained but for the transactions provided for herein and that, to the extent that such loss, cost, expense or reduction is of a type generally applicable to letters of credit similar to the Letters of Credit hereunder is generally being requested from account parties subject to similar provisions. A certificate of an Issuing Bank setting forth (x) the amount or amounts necessary to compensate such Issuing Bank, (y) describing the nature of the loss or expense sustained or incurred by such Issuing Bank as a consequence thereof and (z) setting forth a reasonably detailed explanation of the calculation thereof shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay to such Issuing Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

          (c) The Borrower agrees, at the request of the Administrative Agent or the Required Banks, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement (subject to obtaining the approval of the Required Banks) in such manner as the Administrative Agent or the Required Banks shall specify in order to reflect the implementation of such monetary union to place the parties hereto in the position they would have been in had such monetary union not been implemented.

          SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.
                      -----------------------------------------------------

          3.01  Fees.  (a)  The Borrower agrees to pay to the Administrative
                ----
Agent for distribution to each Bank with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from the Effective Date to and including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum equal to the Applicable Commitment Commission Percentage, as in effect from time to time, on the daily average Unutilized Revolving Loan Commitment of such Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank with a Revolving Loan Commitment (based on their respective Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans (as provided in the definition of Applicable Margin) as in effect from time to time of the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank for its account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% of the daily Stated Amount of such Letter of Credit; provided that in no
                                                           --------
event shall the annual Facing Fee with respect to any Letter of Credit be less than $500, it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, $500 will be paid toward the next year's Facing Fees for such Letter of Credit, which amount shall be credited in direct order to the Facing Fees which would otherwise be payable with respect to such Letter of Credit in the succeeding annual period. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms. Notwithstanding anything to the contrary contained in this Agreement, to the extent that under and pursuant to the Existing Credit Agreement the Borrower has paid advance facing fees to any Issuing Bank with respect to any Existing Letter of Credit, there shall be credited against the Facing Fees due to such Issuing Bank under this Agreement the amount of such advance facing fees which related to periods after the Initial Borrowing Date.

          (d) The Borrower shall pay, upon honor of each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrower shall pay to each of the Agents, for their own account, such other fees as have been agreed to in writing by the Borrower and the Agents.

          3.02  Voluntary Termination of Unutilized Commitments.  (a)  Upon at
                -----------------------------------------------
least one Business Day's prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof in the case of partial reductions to the Total Revolving Loan Commitment, provided that each such
                                                   --------
reduction shall apply proportionately (based on the Percentages of the various Banks) to permanently reduce the Revolving Loan Commitment of each Bank with such a Commitment; provided that without regard to the minimum requirements set
                   --------
forth above, the Borrower may, at any time, terminate a portion of the Total Unutilized Revolving Loan Commitment in an amount equal to the amount of the Blocked Commitments then required pursuant to clause (A) of the definition of Blocked Commitments.

          (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, subject to the applicable requirements of
Section 13.12(b) and upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), terminate all of the Revolving Loan Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, fees and all other amounts, owing to such Bank (other than amounts owing in respect of Term Loans maintained by such Bank, if such Term Loans are not being repaid at such time pursuant to Sections 4.01 and 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Bank continues to have outstanding Term Loans hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

          3.03  Mandatory Reduction of Commitments.  (a)  The Total Commitment
                ----------------------------------
(and the Term Loan Commitment and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on May 15, 1998 unless the Initial Borrowing Date shall have occurred on or prior to such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Bank) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the Term Loans on such date).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory prepayment of Term Loans pursuant to Section 4.02(c), (d) or (f) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the last day of each calendar month occurring 180 or more days after the entering into of the first Permitted Receivables Transaction after the Initial Borrowing Date, the Total Revolving Loan Commitment shall be permanently reduced by an amount (so long as greater than zero) equal to the amount of the Blocked Commitment which has continued in effect for the period of 180 consecutive days immediately prior to the last day of the respective calendar month (for this purpose, taking the lowest amount of the Blocked Commitment during said 180 day period); provided that the amount of any
                                        --------
reduction to the Total Revolving Loan Commitment on the last day of any calendar month pursuant to this Section 3.03(e) shall be deemed (for purposes of making subsequent determinations pursuant to this Section 3.03(e) only) applied to reduce the amount of the Blocked Commitment as same was in effect from time to time during the 180 consecutive days immediately before the last day of such calendar month.

          (f) Each reduction to the Total Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

          SECTION 4.  Prepayments; Payments; Taxes.
                      ----------------------------

          4.01  Voluntary Prepayments.  (a)  The Borrower shall have the right
                ---------------------
to prepay the Loans pursuant to this Section 4.01(a), and the right to allocate such prepayments to Revolving Loans and/or Term Loans as the Borrower elects, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 1:30 P.M. (New York time) at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 2:00 P.M. (New York time)), whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $100,000 in the case of Swingline Loans) or such lesser amount of a Borrowing which is outstanding, provided that if any
                                                        --------
partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (1) in the case of Term Loans, $5,000,000 and (2) in the case of Revolving Loans, $2,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01(a) on any day other than the last day of an Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; and (iv) except as provided in Section 4.01(b), each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Loans comprising such Borrowing; provided that at the
--------                                            --------
Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank. Each prepayment of principal of Term Loans pursuant to this Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments of the Term Loans pro rata based upon the then remaining
                                       --------
principal amounts of the Scheduled Repayments after giving effect to all prior reductions thereto (in other words, a prepayment of 10% of the total outstanding principal amount of Term Loans shall result in a reduction of 10% in the amount of each remaining Scheduled Repayment); provided further that, at the time of
                                        --------
any prepayment of Term Loans pursuant to this Section 4.01(a), the Borrower may elect by written notice to the Administrative Agent that such payment be applied
(x) first, in direct order of maturity to any Scheduled Repayments of the Term Loans which shall be due and payable within 12 calendar months of the date of prepayment and (y) to the extent the amount of the respective prepayment exceeds the amount to be applied pursuant to preceding clause (x), as otherwise provided above by this sentence (without giving effect to this proviso, but after giving effect to the payments applied pursuant to clause (x) of this proviso).

          (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon 5 Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts (including any amounts payable under Section 1.11) owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this
Section 4.01(b) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time
Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained. Any repayment of Term Loans pursuant to this Section 4.01(b) shall only apply to reduce the then remaining Scheduled Repayments of such Tranche to the extent the Term Loans so repaid are not replaced pursuant to Section 13.12(b), and with any such reductions to reduce the then remaining Scheduled Repayments of the respective Tranche pro rata based upon the then remaining principal amounts of
                   --- ----
the Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto unless otherwise specifically agreed to by the Required Banks.

          4.02  Mandatory Repayments.  (a)  On any day on which the sum of the
                --------------------
aggregate outstanding principal amount of the Revolving Loans and Swingline Loans and the Letter of Credit Outstandings (after giving effect to any repayments thereof theretofore made on such date) exceeds the Total Available Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Available Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Banks hereunder in a cash collateral account to be established by the Administrative Agent.

          (b)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(g), a "Scheduled Repayment," and each such date, a "Scheduled Repayment Date"):


Scheduled Repayment Date                                     Amount
------------------------------------------   --------------------------------------
      July 25, 1998                                                      $   625,000
      October 25, 1998                                                   $   625,000
      January 25, 1999                                                   $   625,000
      April 25, 1999                                                     $   625,000
      July 25, 1999                                                      $   625,000
      October 25, 1999                                                   $   625,000
      January 25, 2000                                                   $   625,000
      April 25, 2000                                                     $   625,000
      July 25, 2000                                                      $   625,000
      October 25, 2000                                                   $   625,000
      January 25, 2001                                                   $   625,000
      April 25, 2001                                                     $   625,000
      July 25, 2001                                                      $   625,000
      October 25, 2001                                                   $   625,000
      January 25, 2002                                                   $   625,000
      April 25, 2002                                                     $   625,000
      July 25, 2002                                                      $   625,000
      October 25, 2002                                                   $   625,000
      January 25, 2003                                                   $   625,000
      April 25, 2003                                                     $   625,000
      July 25, 2003                                                      $29,687,500

      October 25, 2003                                                   $29,687,500
      January 25, 2004                                                   $29,687,500
      April 25, 2004                                                     $29,687,500
      July 25, 2004                                                      $29,687,500
      October 25, 2004                                                   $29,687,500
      January 25, 2005                                                   $29,687,500
      The Term Loan                                                      $29,687,500
        Maturity Date

          (c)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date after the Initial Borrowing Date upon which the Parent or any of its Subsidiaries receives any cash proceeds from any incurrence by the Parent or any of its Subsidiaries of Indebtedness for borrowed money (other than (x) Subordinated Indebtedness, (y) Indebtedness pursuant to any Permitted Receivables Transaction and (z) Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date), an amount equal to the Applicable Debt Percentage of the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith including, without limitation, legal fees and expenses) of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(g).

          (d)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date after the Initial Borrowing Date upon which the Parent or any of its Subsidiaries receives proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(g); provided that so long as no Default or
                                     --------
Event of Default then exists, up to $10,000,000 in any fiscal year of the Parent of Net Sale Proceeds of Asset Sales effected in accordance with Section 9.02 shall not be required to be so applied on the date of the receipt thereof to the extent that such Net Sale Proceeds shall be used to effect Permitted Acquisitions, to purchase replacement equipment and/or make additional Capital Expenditures, in each case in accordance with the requirements of this Agreement, within 180 days following such date; provided further, that if all or
                                                -------- -------
any portion of such Net Sale Proceeds not required to be applied pursuant to the preceding proviso are not so utilized within 180 days after the date of the receipt of such Net Sale Proceeds, then such remaining portion not so utilized shall be applied on the date which is 180 days after the date of receipt of such Net Sale Proceeds in accordance with the requirements of this Section 4.02(d) (without regard to this, or the immediately preceding, proviso); provided
                                                                 --------
further, that concurrently with each delivery of financial statements pursuant
-------
to Section 8.01(b) or (c), the Borrower shall also deliver a certificate setting forth in reasonable detail the calculation of (x) the dates and amount of Net Sale Proceeds for each Assets Sale which occurred during the respective fiscal quarter or year, which Net Sale Proceeds were not applied to repay principal of outstanding Term Loans (or to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(d)) as a result of the first proviso to this Section 4.02(d), (y) the amount of Net Sale Proceeds from Asset Sales previously effected (identifying the date of the respective Asset Sales) applied during the respective fiscal quarter or year pursuant to the first proviso to this Section 4.02(d) and (z) certifying any amount of Net Sale Proceeds in respect in which the 180 day period referenced in the second proviso to this Section 4.02(d) has lapsed during the respective fiscal quarter or year without the Net Sale Proceeds having been applied as contemplated by the first proviso to this
Section 4.02(d).

          (e)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date upon which the Parent or any of its Subsidiaries receives Permitted Receivables Transaction Proceeds (but excluding in any event proceeds of subsequent sales of Receivables Facility Assets pursuant to the Permitted Receivables Transaction after the initial sale of Receivables Facility Assets has occurred thereunder except to the extent of the respective sale increases the Permitted Receivables Transaction Outstandings to an amount in excess of the previous highest amount of Permitted Receivables Transaction Outstandings theretofore in effect), the Borrower shall be required to apply an amount equal to 100% of such Permitted Receivables Transaction Proceeds as a mandatory repayment of principal of outstanding Revolving Loans in accordance with the requirements of Section 4.02(g). Notwithstanding anything to the contrary contained in the immediately preceding sentence, in cases where the amount required to be repaid on any date pursuant to the immediately preceding sentence would be less then $1,000,000, the Borrower may defer the respective required repayment until the first date (if such date is after the date of the respective receipt of proceeds pursuant to the Permitted Receivables Transaction) upon which the aggregate amount which would be required to be applied pursuant to Section 4.02(e) (giving effect to the receipt of proceeds on such date, together with any such proceeds received prior to such date which have not yet been applied pursuant to Section 4.02(e) and any receipts thereafter) would equal or exceed $1,000,000.

          (f)  In addition to any other mandatory repayments pursuant to this
Section 4.02, within 10 days following each date after the Initial Borrowing Date on which the Parent or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses, and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(g), provided that (x) the first
                                                     --------
$10,000,000 of net proceeds from Recovery Events received by the Parent and/or its Subsidiaries during any fiscal year of the Parent shall be excluded and (y) to the extent the net proceeds from Recovery Events received by the Parent and its Subsidiaries during any fiscal year of the Parent exceed $10,000,000, then so long as no Default or Event of Default then exists and to the extent that (i) the amount of such proceeds which are in excess of $10,000,000, together with other cash available to the Borrower and permitted to be spent by it on Capital Expenditures during the relevant period pursuant to Section 9.08 (without regard to Section 9.08(c)(i) in the case of such other cash), equals 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Borrower in good faith, (ii) the Borrower has delivered to the Administrative Agent a certificate on or prior to the date the payment would otherwise be required pursuant to this Section 4.02(f) in the form described in clause (x) above and also certifying its determination as required by preceding clause (i), and (iii) the Borrower has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent establishing that the Borrower reasonably expects to have sufficient resources available to it from time to time, including, without limitation, cash, revenues and insurance proceeds, such that the Borrower can reasonably be expected to satisfy all obligations and expenses of the Borrower and its Subsidiaries (including, without limitation, all debt service requirements, including pursuant to this Agreement) without any unreasonable delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount of the proceeds of such Recovery Event shall either (x) be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent and the Borrower whereby such proceeds shall be disbursed to the Borrower or its order from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such reasonable certification requirements as may be established by the Administrative Agent) or (y) at the option of the Borrower, applied to repay principal of outstanding Revolving Loans and to increase the amount of the Blocked Commitment pursuant to clause
(B) of the definition thereof, provided further that at any time while an Event
                               -------- -------
of Default has occurred and is continuing, the Required Banks may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement, and provided further, that if all or any portion of
                               -------- -------
such proceeds not required to be applied to the repayment of Term Loans pursuant to clause (y) of the second preceding proviso are either (A) not so used or committed to be so used within one year after the date of the respective Recovery Event or (B) if committed to be used within one year after the date of receipt of such Net Sale Proceeds and not so used within two years after the date of the respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date which is the first anniversary of the date of the respective Recovery Event in the case of clause (A) above or the date occurring two years after the date of the respective Recovery Event in the case of clause (B) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(g).

          (g) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02
--------
may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $2,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans comprising a Borrowing shall be applied pro rata among such Loans. In the absence of a
                             --- ----
designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Furthermore, each amount required to be applied to Term Loans pursuant to Sections 4.02(c), (d) and (f) shall reduce the then remaining Scheduled Repayments pro rata based upon the then remaining principal amounts of
                     --- ----
the Scheduled Repayments after giving effect to all prior reductions thereto. Notwithstanding the foregoing provisions of this Section 4.02, if any time the mandatory prepayment of Term Loans pursuant to Section 4.02(d) above would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Term Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Term Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Term Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of Section 10, any amounts held as cash collateral pursuant to this
Section 4.02(g) shall, subject to the requirements of applicable law, be immediately applied to the Term Loans.

          (h) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiration Date and (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04  Net Payments; Taxes.  (a)  All payments made by any Credit Party
                -------------------
hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank or any franchise taxes or gross receipts taxes that are imposed in lieu of net income or net profits taxes pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding or income or similar taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on or before the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b) until such time as such inability ceases to exist. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) to the extent that such Bank has not provided to the Borrower on or prior to the date so required U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower on or prior to the date so required the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date (or, if later, the date such Bank became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          (c) Upon the reasonable request of the Borrower, any Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall provide the Borrower with two accurate and complete original signed copies of an Internal Revenue Service Form W-9, or any successor form that such Bank is entitled to provide at such time in order to comply with United States backup withholding tax requirements.

          (d)  If the Borrower pays any additional amount under this Section
4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such refund, reduction or credit. The decision as to whether a Bank claims any refund or credit or files any amended tax return shall be in the sole discretion of such Bank. Nothing in this Section 4.04(d) shall require a Bank to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount to the Borrower or to any other party or to disclose or provide a copy of any tax return.

          SECTION 5.  Conditions Precedent to Loans on the Initial Borrowing
                      ------------------------------------------------------
Date.  The obligation of each Bank to make Loans, and the obligation of each
----
Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          5.01  Execution of Agreement; Notes.  On or prior to the Initial
                -----------------------------
Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks which has requested Notes the appropriate Term Note and/or Revolving Note executed by the Borrower and, if requested, to the Swingline Bank the Swingline Note executed by the Borrower; in each case in the amount, maturity and as otherwise provided herein.

          5.02  Fees, etc.  On the Initial Borrowing Date, the Borrower shall
                ----------
have paid to the Agents and the Banks all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the respective Agents and the Banks to the extent then required to be paid by the Parent or the Borrower.

          5.03  Opinions of Counsel.  On the Initial Borrowing Date, the
                -------------------
Administrative Agent shall have received (i) from Latham & Watkins, special counsel to the Parent, the Borrower and their respective Subsidiaries, an opinion addressed to each of the Agents and the Banks, dated the Initial Borrowing Date and covering the matters set forth in Exhibit E-1, (ii) from Ballard, Spahr, Andrews & Ingersoll, special counsel to the Parent, the Borrower and their respective Subsidiaries, an opinion addressed to each of the Agents and the Banks, dated the Initial Borrowing Date and covering the matters set forth in Exhibit E-2, (iii) from Richard L. Millett, Esq., general counsel to the Parent, an opinion addressed to each of the Agents and the Banks, dated the Initial Borrowing Date and covering the matters set forth in Exhibit E-3 and
(iv) from local counsel in States where one or more Mortgaged Properties are located, opinions addressed to each of the Agents and the Banks and dated the Initial Borrowing Date, which opinions shall be in form and substance reasonably satisfactory to the Agents and shall cover the perfection of the security interests granted in respect of the portion of the Collateral located in such respective jurisdiction pursuant to the Security Agreement and the Mortgages and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

          5.04  Corporate Documents; Proceedings; etc.  (a)  On the Initial
                --------------------------------------
Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the chairman of the board, the president, any vice president, the chief financial officer or the treasurer of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with (in the case of the Parent, the Borrower and each First-Tier Subsidiary of the Parent or the Borrower) copies of the certificate of incorporation and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

          (b) All corporate and legal proceedings and all material instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          5.05  Shareholders' Agreements; Debt Agreements; Tax Sharing
                ------------------------------------------------------
Agreements.  On the Initial Borrowing Date, there shall have been delivered to
----------
the Administrative Agent, true and correct copies, certified as true and complete by an appropriate officer of the Parent, of (i) all written agreements entered into by the Parent or any of its Subsidiaries governing the terms and relative rights of its capital stock and any written agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements"), (ii) each agreement evidencing or relating to Indebtedness of the Parent or any of its Subsidiaries with an aggregate principal amount outstanding (or available to be borrowed) of $10,000,000 or more which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Debt Agreements") and (iii) all tax sharing, tax allocation and other similar agreements entered into by the Parent or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"); all of which Shareholders' Agreements, Debt Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Agents and the Required Banks and shall be in full force and effect on the Initial Borrowing Date.

          5.06  Recapitalization Transaction - Initial Stock Repurchases.  On
                --------------------------------------------------------
the Initial Borrowing Date, (i) there shall have been delivered to the Administrative Agent true and correct copies of all Initial Stock Repurchase Documents, certified as such by an officer of the Parent, all of which shall be in form and substance reasonably satisfactory to the Agents and the Required Banks, (ii) the Initial Stock Repurchases, including all of the terms and conditions thereof, shall have been duly approved by the board of directors of the Parent and all Initial Stock Repurchase Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, (iii) each of the conditions precedent to the consummation of the Initial Stock

Repurchases as set forth in the Initial Stock Repurchase Documents shall have been satisfied, and not waived except with the consent (which shall not be unreasonably withheld) of each Agent and the Required Banks, to the satisfaction of each Agent and the Required Banks, (iv) the Initial Stock Repurchases shall have been, or shall contemporaneously (and in any event on the Initial Borrowing
Date) be, consummated in all material respects in accordance with the Initial Stock Repurchase Documents and all applicable laws, rules and regulations and
(v) the aggregate cost (for this purpose, excluding all costs, fees and expenses incurred in connection with this Agreement, the Refinancing and expenses incurred in connection with the Initial Stock Repurchases) of all of the Initial Stock Repurchases shall not exceed $500,000,000.

          5.07  Refinancing Transaction - Repayment and Termination of the
                ----------------------------------------------------------
Existing Credit Agreement.  (a)  On or prior to the Initial Borrowing Date, the
-------------------------
total commitments under the Existing Credit Agreement shall have been terminated and all loans thereunder shall have been repaid in full, together with interest thereon, all letters of credit issued under the Existing Credit Agreement shall have been terminated or assumed as Existing Letters of Credit hereunder, and all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full and the Existing Credit Agreement shall have been terminated and be of no further force or effect, except for certain indemnity, expense or similar provisions contained therein which by their express terms are intended to survive such termination and as are reasonably satisfactory to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.07(a) have been satisfied on such date.

          (b) On or prior to the Initial Borrowing Date, the creditors under the Existing Credit Agreement shall have terminated and released all security interests and Liens on the assets owned by the Parent or any of its Subsidiaries granted in connection with the Existing Credit Agreement. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received such releases of security interests in and Liens on the assets owned by such Persons as may have been reasonably requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction, if any, where a financing statement (Form UCC-1 or the appropriate equivalent) was (or is required to be) filed with respect to the Parent or any of its Subsidiaries in connection with the security interests created with respect to the Existing Credit Agreement and the documentation related thereto, (ii) terminations or assignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Parent or any of its Subsidiaries on which filings, if any, have been made, (iii) terminations of all mortgages, leasehold mortgages and deeds of trust, if any, created with respect to property of the Parent or any of its Subsidiaries, in each case, to secure the obligations under the Existing Credit Agreement, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and (iv) all collateral owned by the Parent or any of its Subsidiaries in the possession of any collateral agent (whether such collateral has been delivered directly to such collateral agent or reissued by such Person to such collateral agent so long as no collateral remains in possession of such collateral agent), in its capacity as collateral agent under the Existing Credit Agreement or the collateral agent under any security document or any other agent, collateral agent or trustee for the creditors under the Existing Credit Agreement.

          5.08  Existing Indebtedness.  On the Initial Borrowing Date and after
                ---------------------
giving effect to the consummation of the Transaction and the Loans incurred on the Initial Borrowing Date, the Parent, the Borrower and their respective Subsidiaries shall have no outstanding Indebtedness for borrowed money except
(i) the Loans (ii) Indebtedness of the Parent in an aggregate outstanding principal amount not to exceed $325,000,000 represented by the Existing Convertible Notes, (iii) Indebtedness of the Borrower (with subordinated guarantees from the Subsidiaries of the Borrower which are Subsidiary Guarantors) in an aggregate outstanding principal amount not to exceed $90,000,000 represented by the Existing Senior Subordinated Notes, (iv) unsecured guarantees given by the Parent, and existing on Initial Borrowing Date, in connection with certain obligations of one or more Wholly-Owned Subsidiaries of the Parent, (v) ordinary course trade payables of the Parent, with a correlating receivable owed to the Parent from the Borrower or a Subsidiary of the Borrower, (vi) intercompany indebtedness owing to the Borrower on the Initial Borrowing Date and (vii) other Indebtedness listed on Schedule

5.08 in an aggregate principal amount not exceeding $135,000,000. On and as of the Initial Borrowing Date, all Indebtedness described in the immediately preceding sentence shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or event of default (or change of control or similar event which would require any offers to repurchase same) existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby and there shall not be any amendments or modifications to the Debt Agreements other than as requested or approved by the Agents or the Required Banks. On and as of the Initial Borrowing Date, the Agents and the Required Banks shall be satisfied with the amount of and the terms and conditions of all Indebtedness described above in this Section 5.08.

          5.09  Subsidiaries Guaranty.  On the Initial Borrowing Date, each
                ---------------------
Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiaries Guaranty in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Subsidiaries Guaranty").

          5.10  Pledge Agreement.  On the Initial Borrowing Date, each Credit
                ----------------
Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all of the Pledged Securities that are owned by such Credit Party, which Pledged Securities shall be (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) accompanied by executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

          5.11  Security Agreement.  On the Initial Borrowing Date, each Credit
                ------------------
Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

          (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (b) copies of Certified UCC searches, listing all effective financing statements that name such Credit Party as debtor (or otherwise encumber any Collateral) and that are filed in the jurisdictions referred to in clause
     (a) above, together with copies of such other financing statements that name any Credit Party as debtor (or otherwise encumber any Collateral) (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

          (c) evidence of execution for post-closing filing and recordation of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

          (d) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

          5.12  Mortgages; Title Insurance.  On the Initial Borrowing Date, the
                --------------------------
Collateral Agent shall have received:

          (a) fully executed counterparts of mortgages or deeds to secure debt in each case in form and substance reasonably satisfactory to the Agents (each, a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall cover such of the Real Property owned or leased by the Borrower or any Domestic Wholly-Owned Subsidiary as shall be designated as such on Schedule 5.12 (each, a "Mortgaged Property" and, collectively, the "Mortgaged Properties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, subject only to Permitted Liens; and

          (b) with respect to the Parent's corporate headquarters located in Broomfield, Colorado, only, a mortgagee title insurance policy on such Mortgaged Property, issued by Chicago Title Insurance Company or such other title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policy"), in an amount satisfactory to the Agents assuring the Collateral Agent that the Mortgage on such Mortgaged Property is a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Agents and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its reasonable discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request.

          5.13  Adverse Change, etc.  (a)  On the Initial Borrowing Date,
                --------------------
nothing shall have occurred since March 1, 1997 (and the Banks shall have become aware of no facts, conditions or other information not previously known), which an Agent or the Required Banks reasonably believe could have a material adverse effect on the rights or remedies of any Agent or the Banks, or on the ability of the Parent, the Borrower or any of their respective Subsidiaries to perform their respective obligations to the Agents and the Banks or which the Agents or the Required Banks reasonably believe would have a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Parent, the Borrower or any such Person and its Subsidiaries taken as a whole, in each case after giving effect to the consummation of the Transaction.

          (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign), regulatory and third party approvals and/or consents in connection with the Transaction, the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the transactions contemplated by this Agreement.

          (c) There shall have been no material adverse change, after March 19, 1998 and prior to the completion as determined by the Agents of the primary syndication of the Loans, to the syndication market for credit facilities similar in nature to the credit facilities contemplated herein, and there shall not have occurred and be continuing during such period a material disruption of or material adverse change in financial, banking or capital markets that would have a material adverse effect on the primary syndication, in each case as determined by the Agents in their reasonable discretion. The Parent and the Borrower shall have fully cooperated in the syndication efforts, including, without limitation, by promptly providing the Agents with all information deemed reasonably necessary by them to successfully complete the syndication.

          5.14  Litigation.  On the Initial Borrowing Date, no litigation by any
                ----------
entity (private or governmental) shall be pending or threatened with respect to the Transaction (or any element thereof) or this Agreement or any documentation executed in connection therewith, or which any Agent or the Required Banks shall determine is reasonably likely to have a materially adverse effect on the Transaction or the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Parent, the Borrower or any such Person and its Subsidiaries taken as a whole.

          5.15  Solvency Certificate; Environmental Analyses; Insurance.  On or
                -------------------------------------------------------
before the Initial Borrowing Date, the Borrower shall cause to be delivered to the Administrative Agent (i) a solvency certificate from the chief financial officer of each of the Parent and the Borrower in the form of Exhibit K hereto, which shall be addressed to the Agents and the Banks and dated the Initial Borrowing Date, setting forth the conclusion that, after giving effect to the Transaction, including the incurrence of all indebtedness contemplated herein, each of the Parent, the Parent and its Subsidiaries taken as a whole, the Borrower and the Borrower and its Subsidiaries taken as a whole, is not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their business and will not have incurred debts beyond their ability to pay such debts as they mature, (ii) environmental and Hazardous Material disclosure schedules as set forth in Schedule 5.15 with respect to the Parent and its Subsidiaries, which shall be in form and substance reasonably satisfactory to the Agents and the Required Banks, and such other information with respect to environmental matters as may have been reasonably requested by the Agents, in form and substance satisfactory to the Agents and (iii) a summary of all insurance policies in form and substance reasonably satisfactory to the Agents and evidence of insurance complying with the requirements of Section 8.03 for the business and properties of the Parent and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without 30 days prior written notice by the insurer to the Collateral Agent.

          5.16  Notices to Holders of Certain Indebtedness.  On the Initial
                -------------------------------------------
Borrowing Date, the Borrower shall have delivered to the trustee under the Existing Senior Subordinated Note Indenture notice to the effect that this Agreement (and only this Agreement) constitutes the "Credit Agreement" (as defined in such indenture) and that the Obligations hereunder and under the other Credit Documents constitute "Senior Debt" (as defined in such indenture), and the Borrower shall have taken such other actions as may be necessary or, in the opinion of the Agents, desirable to ensure that the Obligations hereunder and under the other Credit Documents are entitled to all rights and benefits afforded "Senior Debt" under such indenture, and the Borrower shall have delivered to the Administrative Agent evidence thereof in form, scope and substance satisfactory to the Agents.

         SECTION 6.  Conditions Precedent to All Credit Events on and After the
                     ----------------------------------------------------------
Initial Borrowing Date.  The obligation of each Bank to make Loans (including
----------------------
Loans made on the Initial Borrowing Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(d)), and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02  Notice of Borrowing; Letter of Credit Request.  (a)  Prior to
                ---------------------------------------------
the making of each Loan (excluding Swingline Loans and Mandatory Borrowings, and except as otherwise provided in Section 1.10), the Administrative Agent shall have received the notice required by Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Bank shall have received the notice required by Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

          6.03  Compliance with Existing Senior Subordinated Note Indenture.  So
                -----------------------------------------------------------
long as any Existing Senior Subordinated Notes remain outstanding, at the time of each Credit Event, the Banks shall have received the certificate last required to be delivered pursuant to Section 8.01(n), and such certificate shall establish to the satisfaction of the Administrative Agent and Required Banks that the amount of the requested Credit Event (x) is permitted to be incurred without causing a violation of Section 4.11 of the Existing Senior Subordinated
Note Indenture and (y) after giving effect thereto, the Debt Incurrence Ratio (as defined in the Existing Senior Subordinated Note Indenture) would still be greater than 2.0:1. So long as any Existing Senior Subordinated Notes remain outstanding, each Credit Event shall comply with the requirements of Section
4.11 of the Existing Senior Subordinated Note Indenture and, if requested by the Administrative Agent or the Required Banks, the Banks shall have received at the time of any Credit Event such updated information with respect to the certificate last required to be delivered pursuant to Section 8.01(n) as may have been reasonably requested, and any opinion of counsel (which opinion and counsel shall be required to be reasonably satisfactory to the Administrative Agent or Required Banks requested same) as may have been reasonably requested to assure the Banks that the requirements of this Section 6.03 and Section 4.11 of the Existing Senior Subordinated Note Indenture are satisfied.

          The acceptance of the proceeds or benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Agents and each of the Banks that all the conditions specified in Section 5 and in this
Section 6 and applicable to such Credit Event exist as of that time (except to the extent that any of the conditions specified in Section 5 are required to be satisfactory to or determined by any Bank, the Required Banks and/or the Agents, (which the Banks and the Agents, by the funding of the respective Loans, indicate are satisfactory to the Banks and the Agents) or were previously waived in writing by the Required Banks). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this
Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Agents.

          SECTION 7.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of the Parent and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction as consummated on the Initial Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01  Corporate Existence and Standing.  Each Credit Party and each of
                --------------------------------
its Subsidiaries is a corporation (or, in the case of any Subsidiary of the Parent (other than the Borrower) which is not a corporation such Subsidiary is a partnership, limited liability company or other business organization under applicable law) duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and is duly qualified and in good standing as a foreign organization and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted excepted where the failure to be so qualified or authorized may not reasonably be expected to have a Material Adverse Effect.

          7.02  Authorization and Validity.  Each Credit Party has all requisite
                --------------------------
power and authority (corporate and otherwise) and legal right to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Credit Party of the Credit Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper organizational proceedings and such Credit Documents constitute legal, valid and binding obligations of such Credit Party enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          7.03  Compliance with Laws and Contracts.  Each Credit Party and each
                ----------------------------------
of its Subsidiaries has complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by any Credit Party of the Credit Documents to which it is a party, any transaction contemplated in such Credit Documents nor compliance with the provisions of such Credit Documents, including in the case of the Borrower the application of the proceeds of the Loans and the Letters of Credit will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree or award binding on such Credit Party or such Subsidiary or such Credit Party's or such Subsidiary's charter, articles or certificate of incorporation, by-laws or other organizational documents, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which such Credit Party or such Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by the Credit Documents) in, of or on the property of such Credit Party or such Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person, except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement so long as both (x) in cases where the respective indenture, instrument or agreement relates to outstanding Indebtedness, the aggregate principal amount of Indebtedness outstanding under the respective indenture, instrument or agreement shall not exceed $10,000,000 and (y) the aggregate effect of all such violations and failures at any time shall not be such as could reasonably be expected to have a Material Adverse Effect. As of the Initial Borrowing Date, Schedule 7.03 contains a true and correct list of each agreement, contract or instrument of the types described above in clause (b) where any conflict, right of termination, cancellation or repayment or prepayment, or any breach or default, exists or will exist after giving effect to the consummation of the Transaction, in each case briefly describing the nature of the respective such conflict and the actions proposed to be taken with respect thereto.

          7.04  Governmental Consents.  No order, consent, approval,
                ---------------------
qualification, license, authorization, or validation of, or filing, recording or registration (excluding filings of financing statements, Mortgages and other similar filings made, or required to be made, in accordance with the requirements of the various Security Documents, so long as such filings are made within the time periods required by this Agreement and the relevant Security Documents) with, or exemption by, or other action in respect of, any governmental authority, or any subdivision thereof, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Credit Documents.

          7.05  Financial Statements.  (a)  The Borrower has heretofore
                --------------------
furnished to each of the Banks (i) March 1, 1997 audited consolidated financial statements of the Parent and its Subsidiaries, and (ii) the unaudited consolidated financial statements of the Parent and its Subsidiaries through November 29, 1997 (collectively, the "Financial Statements"). Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles and fairly presents the consolidated financial condition and operations of the Parent and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

          (b) (i)  On and as of the Initial Borrowing Date, on a pro forma
                                                                 --- -----
basis, after giving effect to the Transaction and all other transactions contemplated by the Documents and to all Indebtedness (including the Loans) being incurred or assumed, and Liens created by each Credit Party in connection therewith, with respect to the Parent and the Borrower, individually, and each such Person and its Subsidiaries taken as a whole, (x) the sum of the assets, at a fair valuation, of each such Person, individually, and each such Person and its Subsidiaries taken as a whole, will exceed its or their debts; (y) it has not incurred and does not intend to incur, nor believes that it will incur, debts beyond its ability to pay such debts as such debts mature; and (z) it will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) and except for the consummation of the transactions to be effected on the Initial Borrowing Date as contemplated by Section 5 of this Agreement (and the financing of same with Borrowings pursuant to this Agreement), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Parent or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be materially adverse to the Borrower, the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, none of the Credit Parties knows of any basis for the assertion against it of any liability or obligation of any nature that is not disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be materially adverse to the Borrower, the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole.

          (d) The Projections were prepared in good faith on a basis consistent with the financial statements referred to in Section 7.05(a), and, at the time of the preparation thereof, were based on good faith estimates and assumptions believed by management of the Parent and the Borrower to be reasonable.

          7.06  Material Adverse Change.  No material adverse change in the
                -----------------------
business, properties, condition (financial or otherwise), performance, prospects or results of operations of any Credit Party and its Subsidiaries taken as a whole has occurred since March 1, 1997, and since said date no Material Adverse Effect has occurred.

          7.07  Taxes.  Each Credit Party and each of its Subsidiaries has filed
                -----
or caused to be filed on a timely basis and in correct form all United States federal and all material applicable foreign, state, local and other tax returns which are required to be filed and has paid all material taxes due pursuant to said returns or pursuant to any material assessment received by such Credit Party or such Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. As of the date hereof, the United States income tax returns of the Parent on a consolidated basis have been audited by the Internal Revenue Service through its Fiscal Year ending August 31, 1994. There are no pending audits or investigations regarding any Credit Party's or any of its Subsidiaries' federal, foreign, state or local tax returns other than audits or investigations which in the aggregate could not reasonably be expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each Credit Party and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.

          7.08  Litigation.  There is no litigation, arbitration, proceeding,
                ----------
inquiry or governmental investigation (including, without limitation, by the Federal Trade Commission) pending or, to the knowledge of any of their officers, threatened against or affecting any Credit Party or any of its Subsidiaries or any of their respective properties which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans or the issuance of Letters of Credit under this Agreement.

          7.09  Subsidiaries.  Schedule 7.09 hereto contains an accurate list of
                ------------
all of the existing Subsidiaries of each Credit Party as of the date hereof setting forth their respective jurisdiction of incorporation and the percentage of their capital stock owned by such Credit Party or any of its Subsidiaries and whether such Subsidiary is a Domestic Subsidiary or Foreign Subsidiary. No Credit Party nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, securities rights or securities options except as otherwise set forth on Schedule 7.09. Except as set forth on Schedule 7.09, and except for the Existing Negotiable Securities and Existing Investments described on Schedule 9.05, as of the date hereof no Credit Party owns or holds, directly or indirectly, any capital stock or equity security of, or any equity or partnership interest in any Person other than its Subsidiaries indicated on Schedule 7.09.

          7.10  ERISA.  Schedule 7.10 sets forth each Plan; except as disclosed
                -----
on Schedule 7.10, as of the date hereof neither the Parent, nor any Subsidiary of the Parent nor any ERISA Affiliate maintains any Single Employer Plans, and no Single Employer Plan has any Unfunded Liability which, when added to the aggregate amount of Unfunded Liabilities with respect to all other Single Employer Plans, exceeds $750,000. Except as disclosed on Schedule 7.10, neither the Parent, nor any Subsidiary of the Parent nor any ERISA Affiliate maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Except as disclosed on Schedule 7.10, each Plan (and each related trust, insurance contract or fund) complies in all material respects with its terms and all applicable requirements of law and regulations. Neither the Parent, nor any Subsidiary of the Parent nor any ERISA Affiliate has, with respect to any Plan, failed to make any contribution or pay any amount required under Section 412 of the Code or Section 302 of ERISA or the terms of such Plan, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA. There are no pending or, to the knowledge of the Parent or any Subsidiary of the Parent, threatened claims, actions, investigations or lawsuits against any Plan, any fiduciary thereof, or the Parent, any Subsidiary of the Parent or any ERISA Affiliate with respect to a Plan. Neither the Parent, nor any Subsidiary of the Parent nor any ERISA Affiliate has engaged in any prohibited transaction (as defined in Section 406 of ERISA) in connection with any Plan which would subject such Person to any material liability. Within the last five years neither the parent, nor any Subsidiary of the Parent nor any ERISA Affiliate has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred from the Parent, any Subsidiary of the Parent or any ERISA Affiliate. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA.

          7.11  Defaults.  No Default or Event of Default has occurred and is
                --------
continuing.

          7.12  Federal Reserve Regulations.  No Credit Party nor any of its
                ---------------------------
Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No Letter of Credit nor any part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation T, Regulation U or Regulation X. The fair market value of all Margin Stock (excluding shares of treasury stock and the Existing Negotiable Securities) owned by the Parent and its Subsidiaries does not exceed $5,000,000. At the time of each Credit Event occurring on or after the Initial Borrowing Date, less than 25% of the value (as determined by any reasonable method) of the assets of the Parent and its Subsidiaries taken as a whole will constitute Margin Stock.

          7.13  Investment Company; Public Utility Holding Company Act.  No
                ------------------------------------------------------
Credit Party nor any of its Subsidiaries is, or after giving effect to any Credit Event will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Credit Party nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.14  Ownership of Properties.  Each Credit Party and each of its
                -----------------------
Subsidiaries has a subsisting leasehold interest in, or good and marketable title, free of all Liens, other than Permitted Liens, to all of the properties and assets reflected in the Financial Statements as being owned by it, except for assets sold, transferred or otherwise disposed of (x) prior to the Initial Borrowing Date, in the ordinary course of business since the date thereof or (y) after the Initial Borrowing Date in accordance with the terms of this Agreement. Each Credit Party and each of its Subsidiaries owns or possesses rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct its business as heretofore conducted, and no such license, patent or trademark has been declared invalid, been limited by order of any court or by agreement or is the subject to any infringements, interference or similar proceeding or challenge, except for proceedings and challenges which could not reasonably be expected to have a Material Adverse Effect.

          7.15  Material Agreements.  No Credit Party nor any of its
                -------------------
Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

          7.16  Environmental Matters.  (a)  Each Credit Party and each of its
                ---------------------
Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and no such Person is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending , past or, to the best knowledge of the Parent and the Borrower, threatened Environmental Claims against any Credit Party or any of its Subsidiaries or any Real Property owned or operated by any Credit Party or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences relating to the business or operation of any Credit Party or any of its Subsidiaries, or any Real Property at any time owned or operated by any Credit Party or any of its Subsidiaries or, to the best knowledge of the Parent or the Borrower, on any property adjoining or in the vicinity of any such Real Property, that could reasonably be expected (i) to form the basis of an Environmental Claim against any Credit Party or any of its Subsidiaries or any such Real Property or (ii) to cause any such currently owned or operated Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by any Credit Party or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by any Credit Party or any of its Subsidiaries where such generation, use, treatment, storage or transportation could give rise to an Environmental Claim or has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by any Credit Party or any of its Subsidiaries where such Release could give rise to an Environmental Claim or has violated or could reasonably be expected to violate any applicable Environmental Law.

          (c) Notwithstanding anything to the contrary in this Section 7.16, the representations made in this Section 7.16 shall only be untrue if the aggregate effect of all failures, conditions, Releases, Environmental Claims and noncompliances of the types described above could reasonably be expected to have a Material Adverse Effect.

          7.17  Insurance.  Each Credit Party and each of its Subsidiaries
                ---------
maintains with financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is consistent with sound business practice.

          7.18  Subordinated Indebtedness.  The subordination of all
                -------------------------
Subordinated Indebtedness will be enforceable against the holders of such Subordinated Indebtedness by each Bank (with respect to the Obligations owed to it) which has not effectively waived the benefits thereof. All Obligations, including the Obligations to pay principal of and interest on the Loans, constitute senior Indebtedness entitled to the benefits of subordination created by the Subordinated Indebtedness. The principal of and interest on the Notes and all other Obligations will constitute "senior debt" as that or any similar term is or maybe used in any other instrument evidencing or applicable to any other Subordinated Indebtedness. All Obligations, whether now existing or hereafter arising, are hereby designated as "Senior Debt" (as defined in the Existing Senior Subordinated Note Indenture).

          7.19  Disclosure.  None of the (a) information, exhibits or reports
                ----------
furnished or to be furnished by any Credit Party or any of its Subsidiaries to any Agent or to any Bank in connection with the negotiation of the Credit Documents, or (b) representations or warranties of any Credit Party or any of its Subsidiaries in this Agreement, the other Credit Documents or any other document certificate or written statement furnished to any Agent or the Banks by or on behalf of such Credit Party or such Subsidiary for use in connection with the transactions contemplated by this Agreement contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to any Credit Party (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated by this Agreement.

          7.20  Use of Proceeds.  (a)  All proceeds of the Term Loans shall be
                ---------------
used by the Borrower (i) to effect the Transaction and (ii) to pay fees and expenses related to the Transaction.

          (b) All proceeds of all Revolving Loans and all Swingline Loans shall be used for the Borrower's and its Subsidiaries' general corporate and working capital purposes including (i) Permitted Acquisitions and (ii) finance the Stock Repurchases made in accordance with the requirements of Section 9.03.

          7.21  The Security Documents.  (a)  The provisions of the Security
                ----------------------
Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings, if this representation is being made more than 10 days after the Initial Borrowing Date, have been made), create a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens, to the extent a security interest in such collateral can be perfected by the filing of a financing statement. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the United States trademarks and patents listed in the Assignment of Security Interest in U.S. Patents and Trademarks, and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the United States copyrights listed in the Assignment of Security Interest in U.S. Copyrights. Each of the Credit Parties party to the Security Agreement has good and valid title to all Security Agreement Collateral described therein, free and clear of all Liens except those described above in this Section 7.21(a).

          (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities under the Pledge Agreements.

          (c) The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). Schedule
5.12 contains a true and complete list of each material parcel of Real Property owned or leased by the Parent and its Subsidiaries on April 17, 1998 (and the type of interest therein held by the Parent or such Subsidiary) and the name of the direct owner or lessee thereof. The Parent and each of its Subsidiaries have good and indefeasible title to all fee-owned Mortgaged Properties and valid leasehold title to all Leaseholds, in each case free and clear of all Liens except those described in the first sentence of this Section 7.21(c).

          7.22  Capitalization.  (a)  On the Initial Borrowing Date and after
                --------------
giving effect to the Transaction, the authorized capital stock of the Parent shall consist of (i) three hundred million (300,000,000) shares of common stock, par value $.0002 per share ("Common Stock"), of which, as of January 31, 1998 (and without giving effect to the Transaction), 142,692,371 shares were issued and outstanding and 24,414,801 shares were reserved for issuance upon exercise of outstanding stock options and warrants, (ii) three million (3,000,000) shares of non-voting common stock, par value $.0002 per share, of which none were issued and outstanding, and (iii) twenty-five million (25,000,000) shares of preferred stock, par value $.0001 per share, of which none were issued and outstanding. All outstanding shares of common stock of the Parent have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. As of the Initial Borrowing Date, the Parent does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, other than (x) the Existing Convertible Notes, (y) the options and warrants referred to in clause (i) in this Section 7.22, and (z) the securities and agreements set forth on Schedule
7.22 hereto.

          (b) On the Initial Borrowing Date and after giving effect to the Transaction, the authorized capital stock of the Borrower shall consist of 1000 shares of common stock, $.01 par value per share. All outstanding shares of common stock of the Borrower have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Initial Borrowing Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.23  Indebtedness.  Schedule 5.08 sets forth a true and complete list
                ------------
of all Indebtedness (excluding (i) the Obligations, (ii) Indebtedness of the Parent in an aggregate outstanding principal amount not exceeding $325,000,000 represented by the Existing Convertible Notes, (iii) Indebtedness of the Borrower (with subordinated guarantees from the Subsidiaries of the Borrower which are Subsidiary Guarantors) in an aggregate outstanding principal amount not exceeding $90,000,000 represented by the Existing Senior Subordinated Notes) of the Parent and its Subsidiaries as of January 31, 1998 and which is to remain outstanding after giving effect to the Transaction (the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity (to the Parent and the Borrower's knowledge, in the case of guarantees by Persons other than the Parent and its Subsidiaries) which directly or indirectly guaranteed such debt. On the Initial Borrowing Date, the aggregate principal amount of DDI Notes outstanding does not exceed $5,500,000.

          SECTION 8.  Affirmative Covenants.  Each of the Parent and the
                      ---------------------
Borrower hereby covenant and agree that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder (other than indemnity and other similar obligations that are not then due and payable), are paid in full:

          8.01  Information Covenants.  Each of the Parent and the Borrower will
                ---------------------
maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with Agreement Accounting Principles, and the Borrower will furnish to the Administrative Agent (with a sufficient number of copies for each of the Agents and Banks):

          (a)  Monthly Reports.  Within 35 days (or 50 days in the case of the
               ---------------
last fiscal month of any fiscal quarter of the Parent) after the end of each fiscal month of the Parent (other than the last fiscal month of any Fiscal
Year), preliminary flash consolidated income statement data for the Parent and its Consolidated Subsidiaries, including line items for revenues, net sales, gross profit, operating profit and depreciation and amortization, in each case for the respective fiscal month, in each case setting forth comparative figures for the related month in the previous fiscal year, all of which statements shall be in form reasonably satisfactory to the Administrative Agent.

          (b)  Quarterly Financial Statements.  Within 50 days after the close
               ------------------------------
of each of the first three quarterly accounting periods in each fiscal year of the Parent, (i) the consolidated and consolidating balance sheet of the Parent and its Consolidated Subsidiaries (and Unrestricted Subsidiaries to the extent required to be consolidated with the Parent for financial reporting purposes in accordance with Agreement Accounting Principles) as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case, setting forth comparative figures for the related periods in the prior fiscal year and the projected figures for such quarterly periods as set forth in the respective projections delivered pursuant to Section 8.01(e) and (ii) management's discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods; provided that for any quarterly accounting period during
                      --------
which the Parent is a Reporting Company under the Exchange Act, the furnishing of (x) the Parent's Form 10-Q Report filed with the SEC for such quarterly accounting period, (y) the consolidating financial statements required above in this Section 8.01(b) and (z) a comparison of actual results to projected figures as required above, shall satisfy the requirements of this Section 8.01(b) for the respective fiscal quarter, all of which shall be certified by the chief financial officer or treasurer of the Parent or the Borrower, subject to normal year-end audit adjustments.

          (c)  Annual Financial Statements.  Within 95 days after the close of
               ---------------------------
each fiscal year of the Parent, (i) the consolidated and consolidating balance sheet of the Parent and its Consolidated Subsidiaries (and Unrestricted Subsidiaries to the extent required to be consolidated with the Parent for financial reporting purposes in accordance with Agreement Accounting Principles) as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and the projected figures for such fiscal year as set forth in the respective projection delivered pursuant to Section 8.01(e) and, in the case of the consolidated financial statements for such fiscal year, certified (with an unqualified audit report) by Coopers & Lybrand L.L.P., one of the Big Six accounting firms (or if such Big Six become less than six, one of the successors to such Big Six accounting firms) or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Parent and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge insofar as related to accounting matters of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussions and analysis of the important operational and financial developments during such fiscal year; provided that for any fiscal
                                                --------
year for which the Parent is a Reporting Company under the Exchange Act, the furnishing of (x) the Parent's Form 10-K Report filed with the SEC for such annual accounting period, (y) the consolidating financial statements required above in this Section 8.01(c), and (z) a comparison of actual results to projected figures as required above, shall satisfy the requirements of this
Section 8.01(c) for the respective fiscal year, all of which shall be certified by the chief financial officer or treasurer of the Parent or the Borrower, subject to normal year-end audit adjustments.

          (d)  Management Letters.  Promptly after the receipt thereof by the
               ------------------
Parent or any of its Subsidiaries, a copy of any "management letter" received by any such Person from its certified public accountants and the management's responses thereto.

          (e)  Projections.  No later than (i) ten days after the completion
               -----------
thereof and (ii) 95 days after the close of each Fiscal Year for the Parent and its Subsidiaries, updated projections (from the Projections contained in the Bank Information Memorandum) prepared on a quarterly basis for the period of three consecutive Fiscal Years commencing at the close of the Fiscal Year referenced above, all prepared in a manner consistent with the Projections and which in any event shall (x) provide consolidated line items consistent with those which will be reported in the monthly reports referenced in Section 8.01(a) and (y) contain information broken down by segment, by quarter, as is provided in the Projections. All Projections delivered pursuant to this Section 8.01(e) shall be in form and substance satisfactory to the Administrative Agent and with at least the same level of detail as provided in the Bank Information Memorandum.

          (f)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
financial statements provided for in Sections 8.01(a), (b) and (c), a certificate of the president, the chief financial officer or the treasurer of the Parent or the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered pursuant to Sections 8.01(b) and (c) (other than such delivery for the Fiscal Year ended in 1998), set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 4.02(c) through (f), 9.03, 9.04, 9.05 and 9.08 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be.

          (g)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
within three Business Days in the case of item (i) below or five Business Days in the case of item (ii) below, after an officer of the Parent or the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against the Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any Indebtedness which is individually in excess of $2,500,000 of the Parent or any of its Subsidiaries taken as a whole or (z) with respect to any Credit Document.

          (h)  Other Reports and Filings.  Promptly, copies of all other
               -------------------------
financial information, reports, proxy materials and other information, if any, which the Parent or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness (with an outstanding principal amount in excess of $25,000,000) pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

          (i)  ERISA.  As soon as possible and in any event within 10 days after
               -----
the Parent or the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Parent or the Borrower, describing said Termination Event and the action which the Parent or the Borrower proposes to take with respect thereto.

          (j)  Environmental.  As soon as possible and in any event within 10
               -------------
days after any Credit Party or any of its Subsidiaries obtains knowledge of any of the following, written notice of (i) any notice, claim, complaint or order to the effect that any Credit Party or any of its Subsidiaries is or may be liable to any Person as a result of any event, circumstance or occurrence under any Environmental Law, including the Release by such Credit Party, any of its Subsidiaries, or any other Person of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the environment, (ii) any condition or occurrence on any Real Property owned or operated by any Credit Party or any of its Subsidiaries that (x) results in non-compliance by any Person with any applicable Environmental Law, (y) could reasonably be anticipated to form the basis of an Environmental Claim against any such Person, or (z) could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or, transferability by such Person of its interest in such Real Property under any Environmental Law, (iii) any notice, complaint or citation alleging any violation of any Environmental Law or any permit now or hereafter in effect issued under any Environmental Law by such Credit Party or any of its Subsidiaries or (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Materials on any Real Property owned or operated by any Credit Party or any of its Subsidiaries. Notwithstanding anything to the contrary contained in the immediately preceding sentence, notices of events of the type described above shall not be required to be given with respect to any event where the maximum liability to the Parent and its Subsidiaries which may result from the respective event is reasonably estimated by the Borrower to be less than $2,000,000.

          (k)  Material Subsidiaries.  As soon as practicable and in any event
               ---------------------
within 45 days after the close of the second Fiscal Quarter of each Fiscal Year and within 90 days after the close of each Fiscal Year, a list of each Material Domestic Subsidiary existing as of the end of such applicable period.

          (l)  Annual Meetings with Banks.  At the request of the Administrative
               --------------------------
Agent, the Parent shall, within 120 days after the close of each fiscal year (beginning with the fiscal year ending in 1999) of the Parent, hold a meeting, at a time and place selected by the Parent and acceptable to the Administrative Agent, with all of the Banks to review the financial results of the previous fiscal year and the financial condition of the Parent and its Subsidiaries and the budgets presented for the current fiscal year of the Parent and its Subsidiaries.

          (m)  Notice of Commitment Reductions and Mandatory Repayments.  On or
               --------------------------------------------------------
prior to the date of any reduction to the Total Revolving Commitment or any mandatory repayment of outstanding Term Loans pursuant to Section 3.03(e) or 4.02(c) through (f), inclusive, the Borrower shall provide written notice of the amount of the respective reduction or repayment, as the case may be, to each of the Total Revolving Commitment or the outstanding Term Loans, as applicable, and the calculations therefor (in reasonable detail).

          (n)  Indenture Calculation.  So long as any Existing Senior
               ---------------------
Subordinated Notes are outstanding, at the time of the delivery of the financial statements provided for in Section 8.01(b) or (c), a certificate of the chief financial officer or treasurer of the Parent or the Borrower, as the case may be, evidencing compliance with the requirements of Section 4.11 of the Existing Senior Subordinated Note Indenture and other applicable requirements thereunder and showing the maximum amount of Loans which may be incurred by the Borrower under this Agreement during the following fiscal quarter while remaining in compliance with the Existing Senior Subordinated Note Indenture, in each case as determined on the last day of the immediately preceding fiscal quarter.

          (o)  Other Information.  From time to time, such other information or
               -----------------
documents (financial or otherwise) with respect to the Parent or its Subsidiaries as any Agent (whether acting on its own or at the request of any Bank) may reasonably request in writing.

          8.02  Books, Records and Inspections.  Each of the Parent and the
                ------------------------------
Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each of the Parent and the Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any of the Agents or, if an Event of Default has occurred and is continuing, any Bank to visit and inspect, during regular business hours and under guidance of officers of the Parent or such Subsidiary, any of the properties of the Parent or such Subsidiary, and to examine the books of account of the Parent or such Subsidiary and discuss the affairs, finances and accounts of the Parent or such Subsidiary with, and be advised as to the same by, its and their independent accountants and officers of the Parent and the Borrower, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as such Agent or such Bank may reasonably request.

          8.03  Insurance.  (a)  Schedule 8.03 sets forth a true and complete
                ---------
listing of all casualty, liability, business interruption and other similar types of insurance maintained by each Credit Party on and as of the Initial Borrowing Date, with the amounts insured set forth therein. The Parent will, and will cause each of its Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent with sound business practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, unless the Administrative Agent otherwise agrees in writing, the Parent will at all times cause insurance of the types described in Schedule 8.03 to be maintained (with the same scope of coverage as that described in Schedule 8.03) at levels which are at least as great as the respective amount described opposite the respective type of insurance on Schedule 8.03 under the column headed "Amount of Coverage", provided, however, that the Parent, the Borrower or
                             --------  -------
such Subsidiary, as applicable, may discontinue or reduce any insurance to the extent that it is no longer available at commercially reasonable rates and so long as similarly situated companies are, in general, reducing or eliminating such insurance in a manner consistent with the changes being effected by the Credit Parties and their Subsidiaries.

          (b) The Parent will, and will cause each of its Domestic Subsidiaries to, at all times cause all their insurance policies with respect to casualty, liability, business interruption and other similar types of insurance to (i) be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured); provided that for any insurance payment of $250,000 or less, such payment may be made directly to the Parent or the respective Subsidiary entitled to such payment pursuant to the respective insurance policy and (ii) state that such insurance policies shall not be cancelled or materially altered without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent.

          8.04  Corporate Franchises.  Each of the Parent and the Borrower will,
                --------------------
and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents used in its business; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of
--------  -------
assets, consolidations or mergers by or involving the Parent or any of its Subsidiaries otherwise permitted by Section 9.02 or (ii) the withdrawal by the Parent or any of its Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect.

          8.05  Compliance with Statutes, etc.  Each of the Parent and the
                ------------------------------
Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.06  Compliance with Environmental Laws.  (a) Each of the Parent and
                ----------------------------------
the Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of Real Property now or hereafter owned or operated by any Credit Party or any of its Subsidiaries, and will within a reasonable time-period pay or cause to be paid all material costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any material Liens imposed pursuant to such Environmental Laws. No Credit Party nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by any Credit Party or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used, stored or Released at any such Real Properties in material compliance with all applicable Environmental Laws. If any Credit Party or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by any Credit Party or any of its Subsidiaries, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any

Hazardous Material, the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that neither the Borrower nor any of its
                         --------
Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

          (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by any Credit Party or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided that
                                                               --------
such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Administrative Agent or the Required Banks reasonably believe that any Credit Party, any of its Subsidiaries or any such Real Property is not in material compliance with Environmental Laws, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against any Credit Party, any of its Subsidiaries or any such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Parent, the Borrower and their respective Subsidiaries shall grant and hereby grants to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

          8.07  Use of Proceeds.  The Borrower will, and will cause each of its
                ---------------
Subsidiaries to, use the proceeds of the Loans for the purposes specified in
Section 7.20 and to meet the general corporate and working capital needs of the Borrower and its Subsidiaries, including without limitation Investments made in accordance with Section 9.05 and Permitted Acquisitions made in accordance with
Section 9.02(xix). No Credit Party will, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Loans or any Letter of Credit to
(a) purchase or carry any Margin Stock (except for purchases of the Parent's common stock effected in accordance with the requirements of Section 9.03), (b) finance the acquisition of any Person which has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person or (c) except for payments expressly permitted to be made in accordance with Section 9.03, repay all or any portion of the principal amount of any Indebtedness of the Parent or any Subsidiary of the Parent which is not also a Subsidiary of the Borrower.

          8.08  Conduct of Business.  Each of the Parent and the Borrower will,
                -------------------
and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same, related or, in the Borrower's reasonable business judgment, materially synergistic fields of enterprise as it is conducted on the Effective Date and to do all things necessary to remain duly incorporated, validly existing and in good standing as a corporation (or other business organization in the case of any Subsidiary of the Parent (other than the Borrower) organized as a partnership, limited liability company or other type of business organization) in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Credit Parties and their Subsidiaries may carry on and conduct their respective businesses pursuant hereto in such jurisdictions as they shall determine; provided that the Borrower
                                                      --------
and the Material Domestic Subsidiaries shall at all times maintain income producing assets in the United States having an aggregate fair market value of not less than 75% of the aggregate fair market value of the income producing assets maintained in the United States by the Borrower and the Material Domestic Subsidiaries as of the Initial Borrowing Date.

          8.09  Taxes.  Each of the Parent and the Borrower will, and will cause
                -----
each of its Subsidiaries to, timely file complete and correct United States federal and all material applicable foreign, state and local tax returns required by applicable law and pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

          8.10  Compliance with Laws.  Each of the Parent and the Borrower will,
                --------------------
and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

          8.11  Maintenance of Properties.  Each of the Parent and the Borrower
                -------------------------
will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

          8.12  End of Fiscal Years; Fiscal Quarters.  The Parent will cause (i)
                ------------------------------------
each of its, and each of its Subsidiaries', fiscal years to end on the Saturday on or closest to the last day of January of each year, and (ii) each of its, and each of its Subsidiaries', fiscal quarters in each fiscal year to end in a manner consistent therewith.

          8.13  Performance of Obligations.  Each of the Parent and the Borrower
                --------------------------
will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.14  Additional Security; Additional Guarantees; Designations of
                -----------------------------------------------------------
Material Subsidiaries; Further Assurances.  (a)  Each of the Parent and the
-----------------------------------------
Borrower will, and will cause each other Guarantor to, grant to the Collateral Agent security interests and mortgages (each an "Additional Mortgage") in such fee-owned (or the equivalent) Real Property acquired by such Person after the Initial Borrowing Date and having a Fair Market Value in excess of $2,000,000 which is not covered by the original Mortgages (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the Mortgages delivered to the Administrative Agent on the Initial Borrowing Date or in such other form as is reasonably satisfactory to the Administrative Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 9.01 at the time of perfection thereof. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

          (b) Each of the Parent and the Borrower will, and will cause each other Guarantor to, at the expense of the applicable Credit Party, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.14. Furthermore, each of the Parent and the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.14 has been complied with.

          (c) Subject to the provisions of following clauses (h) and (i), the Parent and the Borrower shall cause each of its Subsidiaries which becomes, or is designated as, a Material Domestic Subsidiary at any time after the Initial Borrowing Date to join in the Subsidiaries Guaranty as a Subsidiary Guarantor pursuant to a joinder agreement in the form attached to the Subsidiaries Guaranty within 10 days of such Person becoming a Material Domestic Subsidiary. The Borrower shall from time to time designate as a "Material Domestic Subsidiary" each Domestic Subsidiary of the Parent acquired or established after the Initial Borrowing Date which has assets with a fair market value in excess of $5,000,000 and shall also from time to time designate as a "Material Subsidiary" one or more Subsidiaries of the Parent (other than the Borrower) individually having assets with a fair market value of less than $5,000,000 to the extent necessary to assure that at all times the aggregate fair market value of the assets of all Domestic Subsidiaries of the Parent (other than Domestic Subsidiaries which already constitute Material Domestic Subsidiaries pursuant to clause (a) or (b) of the definition thereof) which have not been designated as Material Domestic Subsidiaries is less than $15,000,000. Such designations shall be made in a writing delivered to the Administrative Agent.

          (d) In addition to the requirements contained in the Pledge Agreement, the Parent and the Borrower agree to pledge and deliver, or cause to be pledged and delivered, all of the capital stock, owned by any Credit Party, of each new Subsidiary (excluding that portion of the voting stock of any Foreign Subsidiary which would be in excess of 65% of the total outstanding voting stock of such Foreign Subsidiary) established or created after the Initial Borrowing Date to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

          (e) Each of the Parent and the Borrower will cause each Subsidiary which, after the Initial Borrowing Date, is required to become a Guarantor in accordance with the requirements of preceding clause (c) to execute and deliver counterparts of (and thereby become parties to) the Security Agreement and the Pledge Agreement and, in connection therewith, to furnish such updated schedules as may be requested by the Administrative Agent or the Collateral Agent. Furthermore, each of the Parent and the Borrower will cause each Subsidiary described in the immediately preceding sentence, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the Liens on its assets intended to be created pursuant to the Security Agreement and Pledge Agreement. Each of the Parent and the Borrower will cause each Subsidiary described above in this clause (e) to take all actions reasonably requested by the Administrative Agent (including, without limitation, the filing of UCC-1's, the furnishing of legal opinions, etc.) in connection with the granting of such security interests.

          (f)  The security interests required to be granted pursuant to this
Section 8.12 shall be granted pursuant to the respective Security Documents already executed and delivered by the Credit Parties (or other security documentation substantially similar to such Security Documents or otherwise satisfactory in form and substance to the Collateral Agent and the Borrower) and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 9.01. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the Additional Security Documents, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Agents or the Required Banks to assure themselves that this Section 8.14 has been complied with.

          (g) Each of the Parent and the Borrower agrees that each action required above by Section 8.14(a) or (b) shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Banks. Each of the Parent and the Borrower further agrees that each action required above by Section 8.14(c), (d), (e) and
(f) with respect to a new Material Domestic Subsidiary shall be completed contemporaneously with (or within 10 days of) the creation, acquisition or designation of such new Material Domestic Subsidiary.

          (h) Notwithstanding anything to the contrary contained in clauses (c) through (g) above, to the extent the taking of any action as described above by a new Material Domestic Subsidiary acquired pursuant to a Permitted Acquisition, which is subject to Permitted Acquired Debt which at such time remains in existence as permitted by Section 9.04(ii), then to the extent that the terms of the respective Permitted Acquired Debt prohibit the taking of any actions which would otherwise be required of such Material Domestic Subsidiary by this Section 8.14, then the time for taking the respective actions (to the extent prohibited by the terms of the respective Permitted Acquired Debt) shall be extended until ten Business Days after the earlier of (i) the date of repayment of such Permitted Acquired Debt and (ii) the first date on which the taking of such actions would not violate the terms of the respective issue of Permitted Acquired Debt. To the extent the terms of any Permitted Acquired Debt prohibits the taking of actions otherwise required by this Section 8.14, upon the request of the Administrative Agent or the Required Banks, the Parent and the Borrower shall, or shall cause the respective Subsidiaries to, (x) prepay any such Permitted Acquired Debt which is permitted to be prepaid and/or (y) use reasonable efforts to obtain such consents or approvals as are needed so that the taking of the actions otherwise specified in this Section 8.14 would not violate the terms of the respective issue of Permitted Acquired Debt.

          (i) Notwithstanding anything to the contrary contained above, the Receivables Subsidiary shall not be required to execute or deliver any Credit Documents, although all Equity Interests in the Receivables Subsidiary shall be required to be pledged pursuant to the Pledge Agreement.

          8.15  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Pledge Agreement that a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), to the extent that entering into such Pledge Agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.15 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks. Notwithstanding anything to the contrary contained above, in the circumstances otherwise contemplated above, the pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of a Foreign Subsidiary shall not be required if, following a change of the type described above to the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, the taking of the action otherwise required above would result in other material negative tax consequences to the Parent and/or its Subsidiaries, and so long as the Parent or the Borrower delivers notification to the Administrative Agent to such effect (showing in reasonable detail the material negative tax consequences which would result therefrom).

          8.16  Interest Rate Protection.  No later than the 90th day after the
                ------------------------
Initial Borrowing Date, to the extent that less than 40% of the Consolidated Indebtedness (for this purpose, reducing Consolidated Indebtedness by the amount attributable to Existing Convertible Notes then outstanding which is otherwise reflected therein) at any time constitutes Indebtedness bearing interest at a fixed rate, the Borrower will enter into, and for a minimum of three years thereafter maintain, Interest Rate Protection Agreements, in form and substance satisfactory to the Agents, establishing a fixed or maximum interest rate reasonably acceptable to the Agents, for an amount equal to such Indebtedness.

          8.17  Maintenance of Corporate Separateness.  Each of the Parent and
                -------------------------------------
the Borrower will, and will cause each of its Segregated Subsidiaries and Unrestricted Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither the Parent nor any of its Subsidiaries shall make any payment to a creditor of any Segregated Subsidiary or Unrestricted Subsidiary in respect of any liability of any Segregated Subsidiary or Unrestricted Subsidiary, and no bank account of any Segregated Subsidiary or Unrestricted Subsidiary shall be commingled with any bank account of the Parent or any of its Subsidiaries. Any financial statements distributed to any creditors of any Segregated Subsidiary or Unrestricted Subsidiary shall clearly establish or indicate the corporate separateness of such Segregated Subsidiary or Unrestricted Subsidiary from the Parent and its Subsidiaries. Finally, neither the Parent nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Parent, the Borrower and Segregated Subsidiary or any Unrestricted Subsidiary being ignored, or in the assets and liabilities of the Parent or any of its Subsidiaries being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

          8.18  Margin Regulations.  The Parent and the Borrower shall take all
                ------------------
actions so that at all times the fair market value of all Margin Stock (other than treasury stock and the Existing Negotiable Securities) owned by the Parent and its Subsidiaries shall not exceed $5,000,000. So long as the covenant contained in the immediately preceding sentence is complied with, all Margin Stock at any time owned by the Parent and its Subsidiaries shall not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document. Without excusing any violation of the first sentence of this
Section 8.18, if at any time the fair market value of all Margin Stock (other than treasury stock and the Existing Negotiable Securities) owned by the Parent and its Subsidiaries exceeds $5,000,000, then (x) all Margin Stock owned by the Credit Parties shall be pledged, and delivered for pledge, pursuant to the Pledge Agreement and (y) the Borrower shall execute and deliver to the Banks appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with the Margin Regulations. If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding Obligations shall be required, and subsequent Credit Events shall be permitted, only in compliance with the applicable provisions of the Margin Regulations.

          8.19  DDI Notes.   Within 120 days after the Initial Borrowing Date,
                ---------
the Parent and the Borrower shall take all actions so that either (x) the DDI Notes are defeased, pursuant to a Permitted Defeasance, in accordance with the terms of Article 8 of the DDI Indenture (the "DDI Defeasance") or (y) the requisite consents of the holders of the outstanding DDI Notes are obtained and, in accordance with such consents, the DDI Indenture is modified to substantially delete all covenants contained therein (and so that all actions required to be taken pursuant to Section 13.20(c) are permitted to be taken), pursuant to an amendment in form and substance satisfactory to the Administrative Agent.

          SECTION 9.  Negative Covenants.  The Parent and the Borrower covenant
                      ------------------
and agree that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder (other than indemnity and other similar obligations that are not then due and payable), are paid in full:

          9.01  Liens.  Each of the Parent and the Borrower will not, and will
                -----
not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Parent or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
                                         --------
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business which (x) secure the payment of obligations not more than 60 days past due, (y) are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books or
     (z) in aggregate are immaterial;

          (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of such Credit Party or such Subsidiaries;

          (v)     Liens existing on the date hereof which (i) are described in
     Schedule 9.01 hereto or (ii) secure Capitalized Lease Obligations described in Schedule 9.01, to the extent consisting of lessors' rights in property subject to Capitalized Leases, which Liens may be renewed, extended or granted to secure refunding or refinancing Indebtedness, in each case (x) for renewals, extensions, refundings or refinancing of Existing Indebtedness effected pursuant to Section 9.04(ii) and (y) so long as the principal amount of the Indebtedness secured is not increased as a result of such renewal, extension, refunding, or refinancing and the Liens do not extend to property or assets not originally subject to the Liens securing the respective issue of Existing Indebtedness as originally permitted pursuant to this clause (v);

          (vi)    Liens created pursuant to the Credit Documents;

          (vii) Liens in or upon Receivables Facility Assets sold or otherwise transferred pursuant to a Permitted Receivables Transaction;

          (viii) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Parent and its Subsidiaries taken as a whole or materially diminishing the aggregate value of the Collateral;

          (ix) Liens upon assets of the Borrower and its Subsidiaries subject to Capitalized Lease Obligations to the extent permitted by Section 9.04(ii), provided that (x) such Liens only serve to secure the payment of
               --------
     Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset (other than proceeds thereof) of the Borrower or any Subsidiary of the Borrower;

          (x) Liens placed upon assets (excluding Real Property which constitutes Mortgaged Property) used in the ordinary course of business of the Borrower or any of its Subsidiaries (A) at the time of acquisition thereof by the Borrower or any such Subsidiary or within 120 days thereafter in the case of property other than Real Property and (B) within 180 days after the completion of the construction or substantial improvements in the case of Real Property, in each case to secure Indebtedness incurred pursuant to Section 9.04(ii) to pay all or a portion of the purchase price thereof or the substantial improvements thereto, provided that, in all events, the Lien encumbering
                           --------
     the assets so acquired does not encumber any other asset (other than proceeds thereof) of the Borrower or such Subsidiary;

          (xi) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Parent or any of its Subsidiaries in the ordinary course of business;

          (xii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries prior to the Initial Borrowing Date;

          (xiii) Liens on assets of any Subsidiary of the Parent acquired as a result of a Permitted Acquisition and securing only Permitted Acquired Debt of such Subsidiary, so long as such Liens comply with the requirements set forth in the definition of Permitted Acquired Debt and (other than with respect to Segregated Subsidiaries) such Liens are discharged within 120 days of the respective Permitted Acquisition;

          (xiv) Liens which may be deemed to exist as a result of the consummation of one or more sale-leaseback transactions effected in accordance with the requirements of Section 9.02(xx);

          (xv) Liens on assets owned by one or more Foreign Subsidiaries of the Borrower which are granted to secure Indebtedness incurred by Foreign Subsidiaries pursuant to, and as permitted by, Section 9.04(iii);

          (xvi) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, provided that no cash
                                                           --------
     or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof), except as permitted by following clause (xvii);

          (xvii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, utility payments, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or
     (z) arising by virtue of deposits made in the ordinary course of business and consistent with past practice to secure the performance by the Borrower and its Subsidiaries of obligations arising under leases of Real Property, provided that the aggregate amount of deposits at any time pursuant to sub-
     --------
     clause (y) and sub-clause (z) shall not exceed $5,000,000 in the aggregate;

          (xviii) Liens on cash and U.S. Government Obligations deposited in order to effect one or more Permitted Defeasances, provided that such Liens
                                                        --------
     shall secure only the respective issue of Indebtedness which is defeased through the deposit of such amounts (with any assets subject to Liens as provided in this clause (xviii) being herein called "Defeasance Assets"); and

          (xix) Liens not otherwise permitted by the foregoing clauses (i) through (xviii) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $25,000,000 in the aggregate at any time outstanding.

          9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.  Each of
                -------------------------------------------------------
the Parent and the Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person, except that:

          (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent permitted by Section 9.08;

          (ii) each of the Parent and its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any equipment which, in the reasonable judgment of such Person, is obsolete, worn out or otherwise no longer used or useful in the conduct of such Person's business and (y) sell, lease or otherwise dispose of any other assets, provided that each such sale, lease or disposition pursuant to
             --------
     preceding clause (y) shall be for Fair Market Value and at least 75% of the consideration for all assets sold, leased or otherwise disposed of pursuant to this clause (y) in any Fiscal Year shall be in the form of cash, and provided further, that the aggregate Net Sale Proceeds of all assets
     ----------------
     subject to sales or other dispositions pursuant to preceding clause (y) (for purposes of this proviso only, excluding asset sales or other dispositions where the Net Sale Proceeds therefrom are less than $250,000) shall not exceed $10,000,000 in the aggregate in any Fiscal Year;

          (iii)   Investments may be made to the extent permitted by Section
     9.05;

          (iv) each of the Parent and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04);

          (v) each of the Parent and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business;

          (vi) the Parent and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

          (vii) transfers of condemned property to the respective governmental authority or agency that has condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement, shall be permitted;

          (viii) licenses, sublicenses or transfers by the Parent and its Subsidiaries of software, trademarks and other intellectual property which
     (x) do not materially interfere with the business of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole and (y) could not reasonably be expected to have a Material Adverse Effect shall be permitted;

          (ix) the Transaction (including Stock Repurchases made in accordance with Section 9.03) shall be permitted;

          (x) so long as no Default or Event of Default exists at the time of the respective transfer of assets or immediately after giving effect thereto, (1) the Borrower or any Domestic Wholly-Owned Subsidiary of the Borrower which is a Guarantor and is not a Segregated Subsidiary at such time may transfer assets or lease to or acquire or lease assets from the Borrower or any other Domestic Wholly-Owned Subsidiary of the Borrower which is a Guarantor and is not a Segregated Subsidiary at such time, (2) the Parent or any of its Subsidiaries may transfer (by means of a dividend or capital contribution) assets to the Borrower or any Domestic Wholly-Owned Subsidiary of the Borrower which is a Guarantor and is not a Segregated Subsidiary at such time (in each case so long as no Indebtedness arises as a result of such transfer which would be prohibited pursuant to
     Section 9.04) and (3) any Foreign Wholly-Owned Subsidiary of the Borrower may transfer assets to any other Wholly-Owned Subsidiary of the Borrower;

          (xi) (1) any Foreign Subsidiary of the Borrower which is a Wholly-Owned Subsidiary of the Borrower and is not a Segregated Subsidiary at such time may merge with or into any other Foreign Subsidiary of the Borrower which is also a Wholly-Owned Subsidiary of the Borrower and is not a Segregated Subsidiary at such time and (2) any Domestic Wholly-Owned Subsidiary of the Parent which is a Guarantor and is not a Segregated Subsidiary at such time may be merged into the Borrower (as long as the Borrower is the surviving corporation of such merger as a Wholly-Owned Subsidiary of the Parent) or any other Domestic Wholly-Owned Subsidiary of the Borrower which is a Guarantor and is not a Segregated Subsidiary at such time;

          (xii) in addition to transfers permitted above, and so long as no Default or Event of Default exists at the time of the respective transfer or immediately after giving effect thereto, the Borrower and its Domestic Wholly-Owned Subsidiaries which are Guarantors shall be permitted to transfer assets (other than cash, Cash Equivalents and Equity Interests in any Credit Party) to other Subsidiaries of the Borrower so long as cash in an amount at least equal to the Fair Market Value of the assets so transferred is received by the respective transferor;

          (xiii) so long as no Default or Event of Default then exists (and would not exist immediately after giving effect thereto), the Borrower shall be permitted to repurchase Equity Interests in its Subsidiaries of the Borrower on the Initial Borrowing Date which are not Wholly-Owned Subsidiaries of the Borrower on the Initial Borrowing Date (before giving effect to the respective purchase) at prices not to exceed the Fair Market Value thereof, provided that, after giving effect to each purchase pursuant
                    --------
     to this clause (xiii), each of (x) the Leverage Ratio shall not exceed the Minimum Required Leverage Ratio and (y) the Borrower shall have Available Liquidity after giving effect thereto of at least $75,000,000;

          (xiv) inactive Subsidiaries of the Borrower or the Parent (excluding in any event the Borrower) may be liquidated from time to time, so long as the Parent or the Borrower, as the case may be, determines that such liquidation is not reasonably likely to be adverse in any material respect (including without, limitation, as a result of any assumption of liabilities) to the Parent or the Borrower;

          (xv) Subsidiaries of the Parent on the Initial Borrowing Date, which do not constitute the Borrower or a Subsidiary thereof, may at any time after the Initial Borrowing Date be transferred to the Borrower or a Domestic Wholly-Owned Subsidiary thereof, in each case so long as the Parent and the Borrower determine that such action is not reasonably likely to be adverse to the Borrower and its Subsidiaries in any material respect;

          (xvi) sales, contributions and other transfers by the Receivables Sellers of Receivables Facility Assets to the Receivables Subsidiary and sales and other transfers of Receivables Facility Assets by the Receivables Subsidiary to one or more purchasers pursuant to the respective Permitted Receivables Facility, and purchases and acquisitions of Receivables Facility Assets by the Receivables Subsidiary, in each case pursuant to the terms of the respective Permitted Receivables Facility, shall be permitted;

          (xvii)  the Identified Division Sale shall be permitted, provided that
                                                                   --------
     (x) same shall be for Fair Market Value, (y) at least 75% of the aggregate consideration therefor shall be in the form of cash and (z) 100% of the Net Sale Proceeds thereof is applied to repay Term Loans as provided in Section 4.02(d);

          (xviii) the Borrower may make sales of the Existing Negotiable Securities, provided that (x) same shall be for Fair Market Value and (y)
                 --------
     100% of the aggregate consideration therefor shall be in the form of cash;

          (xix) so long as no Default or Event of Default then exists, and so long as no Default or Event of Default will exist after giving effect to the respective Permitted Acquisition, the Parent and its Wholly-Owned Subsidiaries may from time to time make Permitted Acquisitions, so long as the requirements contained in the definition of "Permitted Acquisition" are satisfied and the aggregate consideration paid (including, without limitation, the value of any noncompete, earn-out and other deferred payout arrangements and the principal amount of Seller Debt and Permitted Acquired Debt, but for this purpose excluding any Parent Common Stock directly issued as a component of the purchase price) in connection with the respective Permitted Acquisition does not, without the prior written consent of the Required Banks, exceed $100,000,000 (or, at any time after the Borrower shall have received aggregate Net Cash Proceeds (for this purpose, excluding all such Net Cash Proceeds used, or which will be used, to redeem, repay or repurchase Existing Senior Subordinated Notes as provided in the proviso to clause (iv) of Section 9.12) of at least $250,000,000 from one or more Permitted Subordinated Notes Issuances effected after the Initial Borrowing Date, $200,000,000);

          (xx) to the extent the Parent acquires (but not pursuant to a Permitted Acquisition) or constructs any Real Property or acquires (but not pursuant to a Permitted Acquisition) any equipment, in each case after the Initial Borrowing Date, then (x) in the case of Real Property, within 180 days of the acquisition thereof (or in the case of Real Property being constructed or upon which substantial improvements are being made, within 180 days after the completion of such construction or substantial improvements) and (y) in the case of equipment, within 120 days of the acquisition thereof, the Parent or the respective Subsidiary owning same may sell the respective Real Property or equipment pursuant to a sale-leaseback transaction so long as (x) the sale is for Fair Market Value, (y) at least 75% of the aggregate consideration therefor shall be in the form of cash and (z) to the extent Capitalized Lease Obligations result from the respective sale-leaseback, such Capitalized Lease Obligations shall be permitted pursuant to Section 9.04; and

          (xxi) each of the Parent and its Subsidiaries may sell or liquidate, in each case for cash at fair market value (as reasonably determined by the Parent or the respective Subsidiary), Cash Equivalents.

Notwithstanding anything to the contrary contained above, in no event shall the Parent or any of its Subsidiaries (x) sell, transfer or dispose of any Equity Interests in the Borrower or (y) sell any Equity Interests in any other Subsidiary of the Parent unless, in the case of this clause (y), the respective sale or disposition meets the requirements of one or more of the clauses of
Section 9.02 set forth above and unless all Equity Interests in the respective Subsidiary owned by Parent and its Subsidiaries are sold pursuant to the respective sale. To the extent the Required Banks waive the provisions of this
Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to the Parent or a Subsidiary of the Parent) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          9.03  Restricted Payments.  Each of the Parent and the Borrower will
                -------------------
not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Parent or any of its Subsidiaries or make any other Restricted Payment, except that:

          (i) any Subsidiary of the Borrower may pay Dividends to its shareholders, in each case so long as the Borrower or any Subsidiary of the Borrower which owns an Equity Interest in such Subsidiary receives a percentage of any such Dividends which is at least equal to its percentage Equity Interest in the respective Subsidiary paying the Dividend;

          (ii) any Subsidiary of the Parent (other than the Borrower and its Subsidiaries) any declare and pay dividends or make distributions to the Parent or a Wholly-Owned Subsidiary of the Parent;

          (iii) the Parent may (x) repurchase the Parent Common Stock and/or options to purchase the Parent Common Stock held by or (y) make payments pursuant to equity appreciation rights agreements to, directors, executive officers, members of management or employees of the Parent or any of its Subsidiaries upon the death, disability, retirement or termination of such director, executive officers, member of management or employee, so long as
     (A) no Default or Event of Default then exists or would exist after giving effect thereto and (B) the aggregate amount of cash expended by the Parent pursuant to this clause (iii) shall not exceed $5,000,000 in any Fiscal Year of the Parent plus the net cash proceeds of Parent Common Stock sold to directors, executive officers, members of management or employees of the parent and its Subsidiaries in such fiscal year;

          (iv) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may make Restricted Payments to the Parent, so long as the proceeds thereof are promptly used by the Parent to (x) pay operating expenses (including trade payables) in the ordinary course of business and other similar corporate overhead costs and expenses, (y) pay required fees and expenses in connection with the Transaction and the registration under applicable laws and regulations of its equity securities otherwise permitted hereunder or (z) without duplication of amounts permitted to be dividended pursuant to the proviso to Section 9.05(xiii), make Investments permitted to be made pursuant to Section 9.05(xiii);

          (v) the Borrower may make Restricted Payments to the Parent to pay taxes due in the ordinary course of business, provided that (x) any
                                                   --------
     payments made by the Borrower to the Parent for such purpose which are not promptly used to pay taxes shall promptly be returned by the Parent to the Borrower and (y) any tax refunds received by the Parent shall promptly be returned by the Parent to the Borrower;

          (vi) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, the Borrower may make Restricted Payments to the Parent for the purpose of enabling the Parent to pay the amounts referred to in clause (iii) of this Section 9.03, so long as all proceeds thereof are promptly (and in any event within five Business
     Days) used by the Parent to pay such amounts;

          (vii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may make Restricted Payments to the Parent for the sole purpose of enabling the Parent to (x) pay regularly accruing interest with respect to the Existing Convertible Notes or other Indebtedness of the Parent outstanding at such time as permitted pursuant to Section 9.04, in each case in accordance with the terms of the Existing Convertible Note Indenture or the documentation governing the other such Indebtedness, or (y) incur Indebtedness relating to a Permitted Existing Convertible Note Refinancing, in each case so long as each such Restricted Payment is promptly (and in any event within two Business Days) used by the Parent for such purpose;

          (viii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), at any time after the Borrower has received aggregate Net Cash Proceeds (for this purpose, excluding all such Net Cash Proceeds used, or which will be used, or are deemed (as provided in Section 9.12) to have been used, to redeem, repay or repurchase Existing Senior Subordinated Notes as provided in the proviso to clause (iv) of Section 9.12) of at least $250,000,000 from one or more Permitted Subordinated Notes Issuances effected after the Initial Borrowing Date, then the Borrower shall be permitted to make Restricted Payments to the Parent for the sole purpose of enabling the Parent to redeem or repay Existing Convertible Notes at maturity, so long as (x) after giving effect to such payments, the Borrower shall have Available Liquidity of at least $75,000,000 and the Leverage Ratio shall be less than or equal to the Minimum Required Leverage Ratio and (y) each such Restricted Payment shall be promptly (and in any event within one Business Day) used by the Parent for the purpose described above;

          (ix) on, or substantially concurrently with, the Initial Borrowing Date the Parent may effect the Initial Stock Repurchases in accordance with the provisions of Section 5.06, and the Borrower shall be permitted to make Restricted Payments to the Parent in the aggregate amount needed by the Parent to effect such Initial Stock Repurchases (so long as all proceeds so paid by the Borrower to the Parent are in fact used for such purpose);

          (x) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), to the extent the aggregate cost of all of the Initial Stock Repurchases is less than $500,000,000, an aggregate amount equal to such difference may be used (x) by the Parent to make Stock Repurchases and/or to redeem, repay or repurchase then outstanding Existing Convertible Notes from time to time after the Initial Borrowing Date, and the Borrower may from time to time make Restricted Payments to the Parent for the purpose of enabling the Parent to make such payments, so long as each such Restricted Payment is promptly (and in any event within one Business Day) used by the Parent for such purpose and/or (y) by the Borrower to redeem, repay or repurchase any then outstanding Existing Senior Subordinated Notes; provided that (1)
                                                          --------
     after giving effect to each Restricted Payment and/or each repayment, redemption or repurchase of Existing Senior Subordinated Notes or Existing Convertible Notes made pursuant to this clause (x) the Borrower shall be required to have Available Liquidity of at least $75,000,000 and the Leverage Ratio shall be less than or equal to the Minimum Required Leverage Ratio at such time and (2) in the circumstances, and to the extent, provided in the proviso to clause (x) of the proviso to clause (iv) of
     Section 9.12, payments originally made pursuant to clause (y) of this
     Section 9.03(x) may thereafter be deemed not made pursuant to this Section 9.03(x);

          (xi) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Parent may effect Stock Repurchases in addition to those permitted pursuant to preceding clauses (ix) and (x) and the Borrower may make Restricted Payments to the Parent for the purpose of enabling the Parent to make such payments, so long as each such Restricted Payment is promptly (and in any event within one Business Day) used by the Parent for such purpose; provided that (x) the aggregate cost of all Stock Repurchases effected
     --------
     after the Initial Borrowing Date pursuant to this clause (xi) shall not exceed $100,000,000, (y) prior to the making of any Restricted Payments pursuant to this clause (xi), the Borrower shall have received Net Cash Proceeds (for this purpose, excluding all such Net Cash Proceeds used, or which will be used, or are deemed (as provided in Section 9.12) to have been used, to redeem, repay or repurchase Existing Senior Subordinated Notes as provided in the proviso to clause (iv) of Section 9.12) aggregating at least $250,000,000 from one or more Permitted Subordinated Notes Issuances and (z) after giving effect to each Restricted Payment pursuant to this clause (xi) the Borrower shall have Available Liquidity of at least $75,000,000 and the Leverage Ratio shall be less than or equal to the Minimum Required Leverage Ratio;

          (xii) at the time any Permitted Acquisition is effected in accordance with the requirements of Section 9.02(xix) by the Parent or a Wholly-Owned Subsidiary thereof other than the Borrower and its Subsidiaries, then to the extent the Parent or the respective such Wholly-Owned Subsidiary of the Parent has insufficient funds to pay the cash portion of the consideration owing in connection therewith, the Borrower shall be permitted (without duplication) to make Restricted Payments (whether in the form of dividends to the Parent or loans or advances) to the Parent and/or Investments pursuant to Section 9.05(viii) in such amounts as may be needed by the Parent or the respective Wholly-Owned Subsidiary of the Parent to pay such cash consideration, so long as all amounts so paid by the Borrower are in fact so used by the Parent or the respective Wholly-Owned Subsidiary of the Parent within five days of the respective payment (or if not so used, are returned to the Borrower at the end of such five day period); and

          (xiii) within 90 days after any Permitted Acquisition as described in preceding Section 9.03(xii) is effected, if any Permitted Acquired Debt was assumed in connection therewith or remains in existence after giving effect thereto, then within 90 days after the respective Permitted Acquisition is effected and to the extent the Parent or the respective such Wholly-Owned Subsidiary of the Parent repays such Permitted Acquired Debt within said 90 day period and has insufficient funds to pay same, the Borrower shall be permitted (without duplication) to make Restricted Payments (whether in the form of dividends to the Parent or loans or advances) to the Parent and/or Investments pursuant to Section 9.05(ix) in such amounts as may be needed by the Parent or the respective Wholly-Owned Subsidiary of the Parent to repay such Permitted Acquired Debt, so long as all amounts so paid by the Borrower are in fact so used by the Parent or the respective Wholly-Owned Subsidiary of the Parent within five days of the respective payment (or if not so used, are returned to the Borrower at the end of such five day period).

          9.04  Indebtedness.  Each of the Parent and the Borrower will not, and
                ------------
will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Indebtedness of the Parent and its Domestic Subsidiaries (including, without limitation, all Existing Indebtedness of such Persons listed on Schedule 5.08, Indebtedness of such Persons evidenced by Capitalized Lease Obligations entered into in accordance with the relevant requirements of Section 9.08, Indebtedness of such Persons of the type described in Section 9.01(x), Permitted Acquired Debt and Seller Debt of such Persons and such other Indebtedness of such Persons as is incurred pursuant to this clause (ii), but excluding unsecured guarantees by the Parent of Indebtedness of Foreign Subsidiaries as permitted by following clause (xvi)) shall be permitted so long as the incurrence of same does not otherwise give rise to a Default or an Event of Default under this Agreement and so long as (x) the only Indebtedness of Segregated Subsidiaries incurred pursuant to this clause (ii) shall consist of Permitted Acquired Debt incurred in connection with the acquisition of such Segregated Subsidiary (or, in the case of DDI, Indebtedness of DDI existing on the Initial Borrowing Date as shown in Schedule 5.08), (y) the aggregate principal amount of Indebtedness at any time outstanding pursuant to this clause (ii) does not exceed $125,000,000 and (z) the aggregate principal amount of all Indebtedness at any time outstanding pursuant to this clause
     (ii), when aggregated with the outstanding principal amount of all Indebtedness then outstanding pursuant to following clause (iii), does not exceed the Debt Basket Amount as then in effect;

          (iii) Indebtedness of Foreign Subsidiaries of the Parent (including without limitation Existing Indebtedness of such Persons described on
     Schedule 5.08, Indebtedness of such Persons evidenced by Capitalized Lease Obligations entered into in accordance with the relevant requirements of
     Section 9.08, Indebtedness of such Persons of the type described in Section 9.01(x), Permitted Acquired Debt and Seller Debt of such Persons and such other Indebtedness as may be incurred by such Persons for their general corporate and working capital purposes) shall be permitted so long as the incurrence of same does not otherwise give rise to a Default or an Event of Default under this Agreement and so long as the aggregate principal amount of all Indebtedness at any time outstanding pursuant to this clause (iii), when aggregated with the then outstanding principal amount of Indebtedness then outstanding pursuant to preceding clause (ii), does not exceed the Debt Basket Amount as then in effect;

          (iv) accrued expenses and current trade accounts payable incurred in the ordinary course;

          (v) Indebtedness under non-speculative Interest Rate Protection Agreements relating to the floating rate Indebtedness otherwise permitted to be outstanding by the provisions of this Section 9.04;

          (vi) intercompany Indebtedness (w) of the Borrower and its Wholly-Owned Subsidiaries, to the extent permitted by clauses (vi), (viii), (ix) or (xi) of Section 9.05, (x) of one or more Subsidiaries of the Borrower owing to the Borrower or a Domestic Wholly-Owned Subsidiary thereof which is a Subsidiary Guarantor in each case resulting from Investments made by the Borrower or the respective such Subsidiary Guarantor in accordance with the requirements of Section 9.05, (y) of any Foreign Wholly-Owned Subsidiary to any other Foreign Wholly-Owned Subsidiary of the Borrower, resulting from Investments made pursuant to
     Section 9.05 or (z) resulting from Investments permitted to be made pursuant to Section 9.05(x);

          (vii)   in addition to any Indebtedness permitted by preceding clause
     (vi), Indebtedness of the Parent or any Wholly-Owned Subsidiary of the Parent to the Parent or another Wholly-Owned Subsidiary of the Parent constituting the purchase price in respect of intercompany transfers of goods made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

          (viii) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 9.05(v);

          (ix) Indebtedness of the Borrower and its Subsidiaries under performance bonds, letter of credit obligations to provide security for workers' compensation claims and bank overdrafts, in each case incurred in the ordinary course of business, provided that any obligations arising in
                                      --------
     connection with such bank overdraft Indebtedness is extinguished within five Business Days;

          (x) Indebtedness incurred by the Parent or any of its Subsidiaries arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the disposition of any business, assets or Subsidiary of the Parent;

          (xi) accounts payable to vendors for goods and services obtained in the normal course of business and under customary terms and conditions;

          (xii) (x) Indebtedness of the Parent pursuant to the Existing Convertible Notes in an aggregate principal amount not to exceed $325,000,000 less the aggregate amount of all repayments, redemptions (irrespective of whether at the option of the Parent or the holders thereof) and conversions thereof and (y) Indebtedness of the Parent pursuant to any Permitted Existing Convertible Note Refinancing so long as the requirements contained in the definition of "Permitted Existing Convertible Note Refinancing" are satisfied;

          (xiii) Indebtedness of the Borrower, and subordinated guarantees thereof by one or more Subsidiaries of the Borrower which constitute Guarantors hereunder, pursuant to the Existing Senior Subordinated Notes in an aggregate principal amount not to exceed $90,000,000 less the aggregate amount of all repayments and redemptions thereof (irrespective of whether at the option of the Borrower or the holders thereof);

          (xiv) Indebtedness which may be deemed to exist pursuant to a Permitted Receivables Transaction;

          (xv) so long as no Default or Event of Default exists at the time of the issuance thereof and so long as no Default or Event of Default would exist after giving effect to the incurrence thereof, Indebtedness of the Borrower pursuant to one or more Permitted Subordinated Notes Issuances (which Indebtedness may, to the extent provided in the relevant Permitted Subordinated Notes Documents approved by the Required Banks, be guaranteed on a subordinated basis by one or more of the Guarantors); provided that
                                                                --------
     the aggregate principal amount of all Indebtedness incurred after the Initial Borrowing Date pursuant to this clause (xv) shall not exceed $450,000,000;

          (xvi)   additional unsecured Indebtedness of the Parent consisting of
     (x) unsecured guarantees by the Parent of obligations (which guaranteed obligations do not themselves constitute Indebtedness) of one or more of its Wholly-Owned Subsidiaries, (y) unsecured promissory notes issued by the Parent to pay for Parent Common Stock repurchased from time to time pursuant to Section 9.03(iii), so long as the aggregate principal amount of outstanding Indebtedness pursuant to this clause (y) at no time exceeds $5,000,000 and (z) unsecured guarantees by the Parent of Indebtedness of Foreign Subsidiaries permitted to be incurred and remain outstanding pursuant to Section 9.04(iii); and

          (xvii) unsecured Indebtedness of the Borrower consisting of guarantees by it of leases pursuant to which one or more of its Wholly-Owned Domestic Subsidiaries that are Guarantors are the respective lessee.

Notwithstanding anything to the contrary contained above (x) in no event shall the Parent or the Borrower permit any Unrestricted Subsidiary to incur any Indebtedness or any other obligation having any element of recourse to the Parent or any of its Subsidiaries or to any of its assets or property and (y) no Indebtedness may be incurred pursuant to this Section 9.04 if the incurrence thereof would be in violation of either of the Existing Indentures (so long as same remain in effect).

          9.05  Advances, Investments and Loans.  Each of the Parent and the
                -------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (all of the foregoing, "Investments"), except that the following shall be permitted:

          (i) the Parent and its Subsidiaries may acquire and hold accounts receivables arising in the ordinary course of business and owing to any of them;

          (ii) the Parent and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000;

          (iv) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted in Section 9.04(v);

          (v) the Borrower and its Subsidiaries may enter into and perform their obligations under Other Hedging Agreements entered into in the ordinary course of business so long as any such Other Hedging Agreement is not speculative in nature and is (x) related to income derived from foreign sales or operations of the Borrower or any Subsidiary or otherwise related to purchases permitted hereunder from foreign suppliers or (y) entered into to protect the Borrower and/or its Subsidiaries against fluctuations in the prices of raw materials used in their businesses;

          (vi) any Wholly-Owned Subsidiary of the Borrower which is a Guarantor may make intercompany loans or capital contributions to the Borrower or any other Domestic Wholly-Owned Subsidiary of the Borrower which is a Guarantor and is not a Segregated Subsidiary and the Borrower may make intercompany loans and advances and capital contributions to any Domestic Wholly-Owned Subsidiary of the Borrower which is a Guarantor and is not a Segregated Subsidiary, provided that any promissory notes
                                     --------
     evidencing such intercompanyloans owing to the Borrower or any Domestic Wholly-

     Owned Subsidiary of the Borrower shall be pledged (and delivered) as Collateral pursuant to the Pledge Agreement;

          (vii) the Borrower and its Subsidiaries may (x) sell or transfer assets to the extent permitted by Section 9.02, and may acquire non-cash consideration in respect thereof to the extent permitted by Section 9.02 and (y) repurchase Equity Interests in certain of its Subsidiaries to the extent expressly permitted pursuant to Section 9.02(xiii);

          (viii) the Borrower may effect Permitted Acquisitions in accordance with the requirements of Section 9.02(xix) and (without duplication of amounts paid pursuant to Section 9.03(xii)), an amount equal to the cash consideration therefor may be contributed, loaned or advanced to, or invested in, the respective Person (which must be the Parent or a Wholly-Owned Subsidiary thereof) making such Permitted Acquisition by the Borrower so long as all amounts so invested are in fact used within five days of the respective payment to pay such consideration owing in connection with the respective Permitted Acquisition (or if not so used, are returned to the Borrower at the end of such five day period);

          (ix) within 90 days after any Permitted Acquisition as described in preceding Section 9.05(viii) is effected, if any Permitted Acquired Debt was assumed in connection therewith or remains in existence after giving effect thereto, then within 90 days after the respective Permitted Acquisition is effected and to the extent the Parent or the respective such Wholly-Owned Subsidiary of the Parent repays such Permitted Acquired Debt within said 90 day period and has insufficient funds to pay same, the Borrower shall be permitted (without duplication of amounts paid pursuant to Section 9.03(xiii)) to make contributions, loans or advances to, or investments in, the Parent in such amounts as may be needed by the Parent or the respective Wholly-Owned Subsidiary of the Parent to repay such Permitted Acquired Debt, so long as all amounts so paid by the Borrower are in fact so used by the Parent or the respective Wholly-Owned Subsidiary of the Parent within five days of the respective payment (or if not so used, are returned to the Borrower at the end of such five day period);

          (x) any Foreign Wholly-Owned Subsidiary of the Borrower may make intercompany loans or capital contributions to any other Foreign Wholly-Owned Subsidiary of Borrower;

          (xi) additional Investments may be made from time to time in Segregated Subsidiaries and Foreign Subsidiaries in each case which are Wholly-Owned Subsidiaries of the Borrower, so long as the aggregate amount of outstanding Investments at any time pursuant to this clause (xi) (in each case determined without regard to any write-downs or write-offs of such Investments) shall not exceed the Segregated and Foreign Subsidiary Basket Amount as then in effect;

          (xii) Investments consisting of guarantees in existence on the Initial Borrowing Date as disclosed in Section 5.08 or arising thereafter as a result of guarantees permitted pursuant to Section 9.04(xvi) and
     (xvii);

          (xiii) so long as no Default or Event of Default then exists or would exist after giving effect thereto, the Parent and its Subsidiaries may make additional Investments in an aggregate amount not to exceed the Investment Basket Amount plus the Net Cash Proceeds realized from one or more sales after the Initial Borrowing Date of Existing Negotiable Securities; provided that if any Investment of the type described above in this clause
     --------
          (xiii) is to be made by the Parent or a Subsidiary of the Parent other than the Borrower, the Borrower and/or one or more of its Subsidiaries may dividend, loan, advance or contribute such funds to the respective Person which is to make the Investment (so long as the respective Person actually utilizes such proceeds within two Business Days after its receipt thereof for such purpose), and the amount so invested pursuant to this proviso to enable the respective Person to make an Investment as contemplated by this clause (xiii) shall not be double-counted in determining the amount of Investments theretofore made pursuant to this clause (xiii);

          (xiv) the Parent and its Subsidiaries may, in the ordinary course of business, acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of their suppliers and customers;

          (xv) in addition to Investments otherwise permitted above, the Parent and its Subsidiaries may hold (1) their interests in their respective Subsidiaries and (2) Investments as are in effect on the Initial Borrowing Date which are described on Schedule 9.05; and

          (xvi) Investments consisting of U.S. Government Obligations purchased in order to effect one or more Permitted Defeasances, so long as the U.S. Government Obligations so purchased are actually used for such purpose.

          9.06  Transactions with Affiliates.  Each of the Parent and the
                ----------------------------
Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, with any Affiliate of the Parent or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Parent or such Subsidiary as would reasonably be obtained by the Parent or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

          (i) Restricted Payments may be paid to the extent provided in Section 9.03;

          (ii) loans may be made and other transactions may be entered into between the Borrower and its Subsidiaries to the extent expressly permitted by Sections 9.02, 9.04 and 9.05;

          (iii) customary fees may be paid to non-officer directors of the Parent;

          (iv) the Parent and its Subsidiaries may enter into employment arrangements with respect to the procurement of services of their respective officers and employees in the ordinary course of business, including executive compensation arrangements; and

          (v) the Parent may make capital contributions to the Borrower.

          9.07  Business.  (a)  The Parent will engage in no business activities
                --------
and shall have no assets or liabilities, other than (x) its obligations set forth in Section 9.03(iv) and tax obligations in connection with the operations of the Parent and its Subsidiaries and (y) its ownership of the capital stock of the Borrower (and such other Subsidiaries as (A) may be owned by the Parent on the Initial Borrowing Date and listed as being owned by the Parent at such time on Schedule 7.09 or (B) may be established or acquired by the Parent after the Initial Borrowing Date in order to effect, or as a result of, one or more Permitted Acquisitions made by the Parent and its Wholly-Owned Subsidiaries other than the Borrower and its Subsidiaries, in each case to the extent permitted pursuant to the definition of Permitted Acquisition contained herein) and liabilities incident thereto, including its liabilities pursuant to the Pledge Agreement, the Security Agreement and its guaranty pursuant to Section 14.01.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the Business and reasonable extensions thereof.

          9.08  Capital Expenditures.  (a)  Each of the Parent and the Borrower
                --------------------
will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures made under this Section 9.08(a) does not exceed in the aggregate for any fiscal year of the Borrower the amount (as adjusted as provided in following clause (d)) set forth below opposite such fiscal year:



                Fiscal Year Ended In                                    Amount
                --------------------                                    ------
                        1999                                         $110,000,000
                        2000                                         $120,000,000
                        2001                                         $130,000,000
                        2002                                         $140,000,000
                        2003                                         $150,000,000
                    or thereafter

          (b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries (excluding only those Capital Expenditures made pursuant to following clause (c)) in any fiscal year of the Borrower (beginning with fiscal year 1998) are less than the amount permitted by Section 9.08(a) above (after giving effect to all adjustments pursuant to following clause (d)), the amount of such difference may be carried forward and used to make Capital Expenditures in succeeding fiscal years; provided that in no event
                                                      --------
shall such expenditures carried forward to any fiscal year exceed 25% of the amount otherwise permitted to be spent during such fiscal year pursuant to
Section 9.08(a), without giving effect to this clause (b).

          (c) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) and (b), the Borrower and its Subsidiaries may make additional Capital Expenditures as follows: (i) the reinvestment of proceeds of Recovery Events that are not required to be applied to prepay the Loans pursuant to Section 4.02(g), (ii) the reinvestment of Net Sale Proceeds from asset sales pursuant to the first proviso to Section 4.02(d) and (iii) Permitted Acquisition Related Capital Expenditures may be made within one year after the date upon which the respective Permitted Acquisition (or the first step thereof) is consummated, in each case so long as the respective Capital Expenditures were identified prior to the consummation of the respective Permitted Acquisition (or the first step thereof) in accordance with the definition of Permitted Acquisition Related Capital Expenditures contained herein. Furthermore, to the extent that Capital Expenditures for any period include amounts of consideration paid to construct or acquire any Real Property or equipment as referenced in
Section 9.02(xx) which is subsequently sold pursuant to a sale-leaseback transaction (which did not reduce the amount of Capital Expenditures in the respective such period), then an amount equal to the Net Sale Proceeds from the respective sale-leaseback transaction effected pursuant to Section 9.02(xx) may, so long as the respective Real Property or equipment is not leased back pursuant to a Capitalized Lease (it being understood that the amounts used to acquire or construct the Respective Property shall not be double-counted with the Capitalized Lease Obligations in determining compliance with this Section 9.08), be used to make Capital Expenditures in addition to those otherwise permitted pursuant to preceding clauses (a) and (b) and the immediately preceding sentence.

          (d) At the time any $50 Million Permitted Acquisition is consummated, the amounts specified in the table appearing in preceding clause (a) shall be deemed automatically adjusted on a prospective basis as follows: (i) for each Fiscal Year which begins and ends after the date of the consummation of the respective $50 Million Permitted Acquisition the amount specified in the table above shall be increased by an amount equal to 110% of the Capital Expenditures actually made by the entity being acquired pursuant to the respective $50 Million Permitted Acquisition for the last twelve months for which financial statements are available prior to the date of the consummation of the respective $50 Million Permitted Acquisition and (ii) for the Fiscal Year during which the respective $50 Million Permitted Acquisition is being made, the amount set forth in the table above shall be increased by an amount equal to the product of (x) the amount of the increase for a given Fiscal Year beginning and ending after the date upon which the respective $50 Million Permitted Acquisition was consummated as provided in preceding clause (i), multiplied by (y) a fraction the numerator of which is the number of days remaining in the Fiscal Year during which the respective $50 Million Permitted Acquisition was consummated and the denominator of which is 365 or 366, as the case may be.


          9.09  Consolidated Interest Coverage Ratio.  The Parent and the
                ------------------------------------
Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period, in each case taken as one accounting period, ended on the last day of a fiscal quarter described below to be less than the amount set forth opposite such fiscal quarter below:

          Fiscal Quarter
          Ended Closest To     Ratio
          ----------------     -----
          April 30, 1998        2.25:1.00
          July 31, 1998         2.25:1.00
          October 31, 1998      2.25:1.00
          January 31, 1999      2.25:1.00

          April 30, 1999        2.25:1.00
          July 31, 1999         2.25:1.00
          October 31, 1999      2.25:1.00
          January 31, 2000      2.50:1.00

          April 30, 2000        2.50:1.00
          July 31, 2000         2.50:1.00
          October 31, 2000      2.50:1.00
          January 31, 2001      2.75:1.00

          April 30, 2001        2.75:1.00
          July 31, 2001         2.75:1.00
          October 31, 2001      2.75:1.00
          January 31, 2002      3.00:1.00

          April 30, 2002        3.00:1.00
          July 31, 2002         3.00:1.00
          October 31, 2002      3.00:1.00
          January 31, 2003      3.25:1.00
            and thereafter

          9.10  Consolidated Fixed Charge Coverage Ratio. The Parent and the
                ----------------------------------------
Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period, in each case taken as one accounting period, ended on the last day of any fiscal quarter described below to be less than the amount set forth opposite such fiscal quarter below:

          Fiscal Quarter
          Ended Closest To      Ratio
          ----------------      -----
          April 30, 1998        1.40:1.00
          July 31, 1998         1.40:1.00
          October 31, 1998      1.40:1.00
          January 31, 1999      1.40:1.00


          April 30, 1999        1.50:1.00
          July 31, 1999         1.50:1.00
          October 31, 1999      1.50:1.00
          January 31, 2000      1.50:1.00

          April 30, 2000        1.65:1.00
          July 31, 2000         1.65:1.00
          October 31, 2000      1.65:1.00
          January 31, 2001      1.65:1.00

          April 30, 2001        1.85:1.00
          July 31, 2001         1.85:1.00
          October 31, 2001      1.85:1.00
          January 31, 2002      1.85:1.00

          April 30, 2002        2.00:1.00
          July 31, 2002         2.00:1.00
          October 31, 2002      2.00:1.00
          January 31, 2003      2.00:1.00
            and thereafter

          9.11  Maximum Leverage Ratio.  The Parent and the Borrower will not
                ----------------------
permit the Leverage Ratio at any time during a period described below to be greater than the ratio set forth opposite such period below:

          Period                                                Ratio
          ------                                                -----

Initial Borrowing Date to but excluding the last day of the
Parent's fiscal quarter ended closest to April 30, 1999         5.00:1.00

last day of Parent's fiscal quarter ended closest to April
30, 1999 to but excluding the last day of the Parent's
fiscal quarter ended closest to January 31, 2000                4.75:1.00

last day of Parent's fiscal quarter ended closest to
January 31, 2000 to but excluding the last day of the
Parent's fiscal quarter ended closest to October 31, 2000       4.50:1.00

last day of Parent's fiscal quarter ended closest to
October 31, 2000 to but excluding the last day of the
Parent's fiscal quarter ended closest to April 30, 2001         4.25:1.00

last day of Parent's fiscal quarter ended closest to April
30, 2001 to but excluding the last day of the Parent's
fiscal quarter ended closest to October 31, 2001                4.00:1.00

last day of Parent's fiscal quarter ended closest to
October 31, 2001 to but excluding the last day of the
Parent's fiscal quarter ended closest to April 30, 2002         3.75:1.00

last day of Parent's fiscal quarter ended closest to April
30, 2002 to but excluding the last day of the Parent's
fiscal quarter ended closest to October 31, 2002                3.50:1.00

last day of Parent's fiscal quarter ended closest to
October 31, 2002 to but excluding the last day of the
Parent's fiscal quarter ended closest to January 31, 2003       3.25:1.00

Thereafter                                                      3.00:1.00


          9.12   Limitation on Voluntary Payments and Modifications of
                 -----------------------------------------------------
Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain
--------------------------------------------------------------------------------
Other Agreements; etc. Each of the Parent and the Borrower will not, and will
---------------------
not permit any of its Subsidiaries to, (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to the Existing Indebtedness or of any agreement relating thereto which do not in any way materially and adversely affect the interests of the Banks, (ii) after the entering into the Permitted Receivables Transaction, amend or modify, or permit the amendment or modification of, any provision of the documentation relating thereto, except for amendments or modifications which are not in any way adverse to the interests of the Banks or that are determined to be immaterial by the Agents, (iii) after the occurrence of any Permitted Subordinated Notes Issuance or Permitted Existing Convertible Note Refinancing, amend or modify, or permit the amendment or modification of, any provision of the documentation relating thereto, except for amendments or modifications which are not in any way adverse to the interests of the Banks or that are determined to be immaterial by the Agents, (iv) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any Person, money or securities before due for the purpose of paying when due), exchange or purchase, redeem or acquire for value (whether as a result of a change of control, the consummation of asset sales or otherwise) any Existing Convertible Note, any Existing Senior Subordinated Note or, after the issuance thereof, any Permitted Subordinated Note or any Refinancing Convertible Note; provided that (x) Existing Senior Subordinated
                              --------
Notes may be redeemed, repaid or repurchased (and if repurchased, same shall be cancelled) (1) with the Net Cash Proceeds of one or more Permitted Subordinated Notes Issuances (and, to the extent such Net Cash Proceeds are so used, same shall not be included for purposes of determining the Net Cash Proceeds therefrom available for purposes of clauses (viii) or (xi) of Section 9.03) and
(2) in the circumstances, and in the amounts, provided in Section 9.03(x); provided that to the extent any Existing Senior Subordinated Notes are redeemed,
--------
repaid or repurchased in accordance with the provisions of preceding clause (2) and if the Borrower thereafter effects one or more Permitted Subordinated Notes Issuances, then to the extent of the Net Cash Proceeds therefrom (which have not been applied for the purposes specified in clauses (viii) and (xi) of Section 9.03) the Borrower may, by written notice to the Administrative Agent, provide that such Existing Senior Subordinated Notes payments (or a specified portion thereof) shall at all times thereafter be deemed to have been made pursuant to preceding clause (1) rather than preceding clause (2), in which case the Existing Senior Subordinated Notes payments so specified (up to the amount of such Net Cash Proceeds of one or more Permitted Subordinated Notes Issuances not applied pursuant to clauses (viii) and (xi) of Section 9.03) shall be deemed to have been made under preceding clause (1) (and same shall at all times thereafter be deemed not to have been made pursuant to preceding clause (2) or pursuant to Section 9.03(x)) and (y) Existing Convertible Notes may be redeemed, repaid or repurchased (and if repurchased, same shall be cancelled) (1) with the Net Cash Proceeds of any Permitted Existing Convertible Note Refinancing and (2) in the circumstances, and in the amounts, provided in Section 9.03(x) or (v) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (v) or any such new agreements pursuant to this clause (v) which the Borrower reasonably concludes do not adversely affect the interests of the Banks, provided that nothing in this clause (v) shall prevent the Parent or any of its Subsidiaries from amending its certificate of incorporation or by-laws to permit the Parent to issue such capital stock as is provided in Section 9.14 or to permit any Permitted Existing Convertible Note Refinancing or to permit the issuance of Qualified Preferred Stock of the Parent.

          9.13   Limitation on Certain Restrictions on Subsidiaries. Each of the
                 --------------------------------------------------
Parent and the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) one or more restrictions in effect on the Initial Borrowing Date so long as any such restrictions are identified (and the related Indebtedness is described) on
Schedule 9.13, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (v) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (vi) customary restrictions applicable to the Receivables Subsidiary contained in the documentation approved by the Administrative Agent and the Required Banks relating to any Permitted Receivables Transaction, (vii) any holder of a Permitted Lien may restrict the transfer of the asset or assets subject thereto, (viii) any Indebtedness incurred after the Initial Borrowing Date in accordance with the provisions of this Agreement may contain restrictions which are not more restrictive than those contained in this Agreement, (ix) to the extent any Subsidiary acquired or created after the Initial Borrowing Date is the obligor with respect to Permitted Acquired Debt permitted to remain outstanding pursuant to the terms of this Agreement, such Permitted Acquired Debt may contain restrictions of the type otherwise described above with respect to such Subsidiary (so long as such restrictions were not created in contemplation of such Person becoming a Subsidiary or made more restrictive after the date of the respective acquisition) and (x) Indebtedness of Foreign Subsidiaries owing to persons other than the Parent and its Subsidiaries may contain restrictions of the type otherwise prohibited above, in each case so long as the Borrower in good faith determines that said restrictions are not likely to give rise to a violation of the financial covenants contained in this Agreement and notifies the Administrative Agent in writing of said restrictions not later than the last day of the fiscal quarter of the Parent in which the respective Indebtedness is incurred or restriction became effective (or, in the case of any such restrictions existing on the Initial Borrowing Date, not later than the last day of the fiscal quarter of the Parent ended closest to July 31, 1998), and so long as the Parent and the Borrower take such restrictions into account in determining compliance with the financial covenants contained herein.

          9.14   Limitation on Issuance of Capital Stock. (a) The Parent will
                 ---------------------------------------
not issue (i) any preferred stock, other than Qualified Preferred Stock, or (ii) any redeemable (except at the sole option of the Parent) common stock.

          (b) The Borrower will not issue, and the Parent and the Borrower shall not permit any of their Subsidiaries to issue, any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Parent or any of its Subsidiaries in any class of the capital stock of the Borrower or such Subsidiary, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law, and (iv) Subsidiaries of the Borrower formed after the Initial Borrowing Date may issue capital stock to the Borrower or the respective Subsidiary of the Borrower which is to own such stock. All capital stock issued in accordance with this Section 9.14(b) shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.

          9.15  ERISA Compliance.  With respect to any Plan, the Parent shall
                ----------------
not, nor shall it permit any of its Subsidiaries or ERISA Affiliates to:

          (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $500,000 could be imposed;

          (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived, or permit any Unfunded Liability which, when added to the aggregate amount of all other Unfunded Liabilities, to exceed $750,000;

          (c) permit the occurrence of any Termination Event which could result in a liability to the Parent, any Subsidiary of the Parent or any ERISA Affiliate in excess of $500,000;

          (d) except as discussed on Schedule 7.10, be an "employer" (as such term is defined in Section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term is defined in Section 4001(a)(2) of ERISA) required to contribute to any Multiemployer Plan; or

          (e) permit the establishment or amendment of any plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan which could result in liability to the Parent, any Subsidiary of the Parent or any ERISA Affiliate which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          9.16  Limitation on Receivables Subsidiary and Permitted Receivables
                --------------------------------------------------------------
Facility.  (a)  After the establishment thereof, the Receivables Subsidiary
--------
shall engage in no business activities other than the purchase, acquisition, sale and pledge of receivables (or interest therein) and related Receivables Facility Assets pursuant to one or more Permitted Receivables Facilities and borrowings thereunder and any business activities reasonably incidental thereto, all in accordance with the terms of the respective Permitted Receivables Facility, and shall have no assets or liabilities other than Receivables Facility Assets, cash collections therefrom, any investments of such cash collections and other assets and liabilities reasonably incidental to the foregoing activities, and shall in no event purchase any receivables from any Unrestricted Subsidiary.

          (b) The Parent and its Subsidiaries shall not cause, permit or suffer to exist (including as a result of actions taken by the respective receivables purchasers) any termination of a Permitted Receivables Facility on any date prior to the Term Loan Maturity Date, except in the event the Permitted Receivables Facility is repaid, refinanced or otherwise replaced in accordance with the terms hereof by a replacement Permitted Receivables Facility.

          SECTION 10.  Events of Default.  Upon the occurrence of any of the
                       -----------------
following specified events (each an "Event of Default"):

          10.01  Payments.  The Borrower shall (i) default in the payment when
                 --------
due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

          10.02  Representations, etc.  Any representation, warranty or
                 ---------------------
statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03  Covenants.  The Parent or the Borrower shall (i) default in the
                 ---------
due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), the second sentence of Section 8.08, Section 8.12,
Section 8.18, Section 8.19 or Section 9 (other than Section 9.15) or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and in the case of any default specified in this clause (ii) such default shall continue unremedied for a period of 30 days after written notice to the Borrower by any Agent (whether acting on its own or at the request of the Required Banks); or

          10.04  Default Under Other Agreements.  (i) The Parent or any of its
                 ------------------------------
Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Parent or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided
                                                                     --------
that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $7,500,000; or

          10.05  Bankruptcy, etc.  The Parent or any of its Subsidiaries
                 ----------------
(excluding Insignificant Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries), or the Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries), or there is commenced against the Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) any such proceeding which remains undismissed for a period of 60 days, or the Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by the Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) for the purpose of effecting any of the foregoing; or

          10.06  ERISA.  (a) Any Plan shall fail to satisfy the minimum funding
                 -----
standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Liability, a contribution required to be made with respect to a Plan has not been timely made, the Parent or any Subsidiary of the Parent or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code, or the Parent or any Subsidiary of the Parent has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          10.07  Security Documents.  At any time after the execution and
                 ------------------
delivery thereof, any of the Security Documents shall cease to be in full force and effect (except in accordance with the terms thereof), or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (excluding assets valued at up to $250,000 in the aggregate; provided that if the Borrower is notified by the Administrative Agent
           --------
of a lack of perfection with respect to any of the Collateral, the Borrower will take such steps as are necessary or advisable to perfect the Collateral Agent's security interest in such Collateral)), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          10.08  Guaranty.  Any Guaranty or any provision thereof shall cease to
                 --------
be in full force or effect as to the relevant Guarantor (unless such Guarantor is no longer a Subsidiary by virtue of a liquidation, sale, merger or consolidation permitted by Section 9.02), or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

          10.09  Judgments.  One or more judgments or decrees shall be entered
                 ---------
against the Parent or any of its Subsidiaries involving in the aggregate for the Parent and its Subsidiaries a liability (not paid by (or on behalf of) the Parent or any of its Subsidiaries or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments and decrees, to the extent not covered by insurance, exceeds $7,500,000; or

          10.10  Change of Control.  A Change of Control shall occur; or
                 -----------------

          10.11  Receivables Facility.  Any early amortization event or event
                 --------------------
permitting any receivables purchaser or receivables purchasers to effect an early termination of any Permitted Receivables Facility (or a portion thereof) shall have occurred and be continuing (after giving effect to any legally valid written waivers of such events adopted by the relevant receivables purchasers);

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided
                                                                       --------
that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and
(vi) apply any cash collateral as provided in Section 4.02.

          SECTION 11.  Definitions and Accounting Terms.
                       --------------------------------

          11.01 As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to
Section 8.14.

          "Additional Mortgage" shall have the meaning provided in Section 8.14(a).

          "Additional Mortgaged Property" shall have the meaning provided in
Section 8.14(a).

          "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.14 with respect to Additional Collateral, as each such document may be modified, supplemented or amended from time to time.

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement, and any successor thereto.

          "Affected Eurodollar Loans" shall have the meaning provided in Section 4.02(g).

          "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however,
                                                           --------  -------
that for purposes of Section 9.06, an Affiliate of the Parent shall include any Person that directly or indirectly owns more than 10% of any class of the capital stock of the Parent and any officer or director of the Parent or the Borrower. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean each of the Administrative Agent, the Syndication Agent, each Co-Documentation Agent and the Collateral Agent.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

          "Agreement Accounting Principles" shall mean generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the Financial Statements (with such modifications as may be required or approved by the Parent's independent accountants referenced in Section 8.01(c)); provided, however, for purposes of
                                            --------  -------
all computations required to be made with respect to compliance by the Parent, the Borrower and their Subsidiaries with Sections 4.02, Section 9 and determinations of the Leverage Ratio and all other financial terms, such term shall mean generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with those used in preparing the Financial Statements.

          "Applicable Commitment Commission Percentage" and "Applicable Margin" shall mean, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type and Tranche of Loans (or under the Applicable Commitment Commission Percentage in the case of the Applicable Commitment Commission Percentage) and opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4, Level
                               ----
5, Level 6 or Level 7, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer's certificate delivered pursuant to Section 8.01(f) or the second proviso below):


                            Applicable Margin    Applicable Margin   Applicable Margin     Applicable Margin      Applicable
                             for Term Loans       for Term Loans     for Revolving Loans   for Revolving Loans    Commitment
                              maintained as        maintained as       maintained as         maintained as        Commission
Level  Leverage Ratio        Base Rate Loans      Eurodollar Loans    Base Rate Loans       Eurodollar Loans      Percentage
-----  --------------        ---------------      ----------------    ---------------       ----------------      ----------

   1   Less than or equal         0.250%              1.500%                0%                    0.750%            0.250%
       to
       2.00:1.00

   2   Greater than               0.250%              1.500%                0%                    0.875%            0.250%
       2.00:1.00
       but less than or
       equal to 2.50:1.00

   3   Greater than               0.250%              1.500%                0%                    1.000%            0.275%
       2.50:1.00
       but less than or
       equal to 3.00:1.00

   4   Greater than               0.500%              1.750%                0%                    1.250%            0.300%
       3.00:1.00
       but less than or
       equal to 3.25:1.00

   5   Greater than               0.500%              1.750%                0.250%                1.500%            0.350%
       3.25:1.00
       but less than or
       equal to 3.75:1.00

   6   Greater than               0.750%              2.000%                0.500%                1.750%            0.375%
       3.75:1.00
       but less than or
       equal to 4.25:1.00

   7   Greater than               1.250%              2.500%                1.000%                2.250%            0.500%
       4.25:1.00

; provided, however, that if the Parent fails to deliver the financial
  --------  -------
statements required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer's certificate required by Section 8.01(f) showing the applicable

Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 7 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 7 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, the reduced Applicable Commitment Commission Percentage and Applicable Margin, if any, shall apply only from and after the date of the delivery of the complying financial statements and officers' certificates); provided further, that if at any time a $50 Million
                             -------- -------
Permitted Acquisition is effected, any $50 Million Asset Sale is effected, any Material Discontinuance of Operations occurs or one or more Stock Repurchases are made as a result of which the aggregate consideration paid in connection with all Stock Repurchases made after the last Test Date (or, if later, the last date upon which a recalculation was done pursuant to this proviso for Stock Repurchases) are in excess of $50,000,000, then in any such case within 2 Business Days after the date of the respective such event described above in this proviso (with said second Business Day being herein called a "Non-Scheduled Start Date"), the Parent shall deliver to the Administrative Agent a new officer's certificate showing the Leverage Ratio as same was otherwise calculated for the respective Margin Reduction Period theretofore in effect, but adjusted on a Pro Forma Basis for all events as described above in this proviso
              --- -----
(and all Indebtedness incurred in connection therewith) which occurred after the Test Date for such Margin Reduction Period, which Leverage Ratio shall apply until the end of the Margin Reduction Period which begins on the respective Non-Scheduled Start Date; provided further, that Level 7 pricing shall apply at any
                      -------- -------
time when any Specified Default or any Event of Default is in existence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, but subject to the last proviso thereto, Level 5 pricing shall apply for the period from the Effective Date to but not including the date which is the first Start Date after the Parent's fiscal quarter ended nearest April 30, 1998.

          "Applicable Debt Percentage" shall mean 100%, provided that if any
                                                        --------
time after the Initial Borrowing Date (x) the Leverage Ratio shall be less than 2.00:1.00 and (y) no Default or Event of Default then exists, then the Applicable Debt Percentage shall be reduced to 50% for so long as the conditions specified in preceding clauses (x) and (y) continue to be satisfied.

          "Applicable Margin": see definition of Applicable Commitment Commission Percentage.

          "Asset Sale" shall mean any sale, transfer or other disposition by the Parent or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset or Property (including, without limitation, any Equity Interests or other securities of another Person, but excluding the sale by the Parent of its own capital stock) of the Parent or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) sales, transfers or other dispositions of assets pursuant to clauses (v) (inventory), (vi) (overdue receivables), (vii) (condemned property) and (xx) (sale/leasebacks) of Section 9.02, (iii) sales or liquidations of Existing Negotiable Securities or Cash Equivalents, (iv) sales of Receivables Facility Assets pursuant to any Permitted Receivables Transaction and (v) any single sale of assets (or series of related sales of assets) which generates Net Sale Proceeds of less than $250,000.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

          "Available Liquidity" at any time shall mean an amount equal to the then Total Available Revolving Loan Commitment less the sum of the aggregate principal amount of Revolving Loans and Swingline Loans and Letter of Credit Outstandings at such time.

          "Available Revolving Loan Commitment" shall mean, for each Bank, the Revolving Loan Commitment of such Bank as then in effect less such Bank's Percentage of the amount of the Blocked Commitment, if any, at such time.

          "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) required to be made by it pursuant to this Agreement or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Bank having notified (which notice has not been rescinded) in writing the Borrower and the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(b) or Section 2.

          "Bank Information Memorandum" shall mean the memorandum dated March, 1998, distributed to the Banks with respect to this Agreement prior to the Effective Date.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" shall mean, for any day, a rate of interest per annum equal to the higher of (i) the Prime Lending Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2 of 1% per annum.

          "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Blocked Commitment" shall mean on any date of determination, an amount equal to the sum of (A) the greater of $0 or remainder of (x) the then Permitted Receivables Transaction Outstandings less (y) the aggregate amount of all reductions to the Total Revolving Loan Commitment theretofore effected pursuant to Sections 3.02(a) and 3.03(e) and (B) an amount equal to all increases to the Blocked Commitment theretofore effected pursuant to the first proviso to Section 4.02(f), minus the amount of cash thereafter used to pay actual costs incurred in connection with the replacement or restoration of the respective properties or assets which gave rise to the increase to the Blocked Commitment pursuant to this clause (B) or, in the circumstances contemplated by the last proviso to Section 4.02(f), the amount of principal repayments of the outstanding Term Loans made because the respective amounts which gave rise to the increase to the Blocked Commitment were not (within the time periods set forth in said last proviso) used to replace or restore the respective properties or assets; provided that if the Blocked Commitment is increased in the
           --------
circumstances provided above in this clause (B), the aggregate amount of reductions thereto as a result of the replacement or restoration of the respective properties or assets or repayments of Term Loans shall in no event exceed the amount of the original increase to the Blocked Commitment as a result of the respective Recovery Event pursuant to preceding clause (B).

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks (other than any Bank which has not funded its share of such borrowing in accordance with this Agreement) having Commitments of the respective Tranche (or from the Swingline Bank in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that
                                                                 --------
Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans. It is understood that the Borrower may at any time combine separate Borrowings of the same Tranche of Loans into a single Borrowing of such Loans and may split a single Borrowing into separate Borrowings, in each case subject to the terms and conditions of this Agreement (including without limitation compliance with the applicable provisions of Sections 1.02, 1.06 and 1.09).

          "BTCo" shall mean Bankers Trust Company in its individual capacity.

          "Business" shall mean the business as conducted by the Parent and its Subsidiaries on the Initial Borrowing Date and any logical extensions or related ancillary businesses thereof (including business functions incidental to such business).

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person. Notwithstanding anything to the contrary contained above or required pursuant to Agreement Accounting Principals, Capital Expenditures shall not include any consideration paid to effect Permitted Acquisitions (but shall include Permitted Acquisition Related Capital Expenditures made in connection therewith).

          "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business.

          "Change of Control" shall mean (i) the Parent shall at any time cease to own beneficially and of record, free and clear of all Liens (other than those created pursuant to the Credit Documents), other encumbrances, or voting agreements, restrictions or trusts of any kind, 100% of the outstanding shares of capital stock of the Borrower on a fully diluted basis and shares representing the right to elect a majority of the directors of the Borrower,
(ii) if any Existing Convertible Notes, Refinancing Convertible Notes or Subordinated Indebtedness is then outstanding, at any time a "Change of Control" under and as defined in the documentation relating thereto shall have occurred or (iii) at any time and for any reason whatsoever, (x) any "Person" or "Group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or shall become the

"beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of 25% or more of any class of common or other Voting Stock of the Parent or (y) Continuing Directors shall cease at any time to comprise a majority of the board of directors of the Parent.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Co-Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 10 and all Additional Collateral, if any.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents, and any successor thereto.

          "Commitment" shall mean any of the commitments of any Bank, i.e.,
                                                                      ----
whether the Term Loan Commitment or Revolving Loan Commitment.

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Consolidated EBITDA" shall mean, for any applicable computation period, Consolidated Net Income for such period from continuing operations plus, in each case to the extent deducted in determining Consolidated Net Income for such period, (a) income and franchise taxes accrued during such period, plus (b) interest expense (including the interest portion of payments on Capitalized Leases) accrued during such period, plus (c) amortization and depreciation expenses for such period plus (d) cash expenses associated with Stock Repurchases made in accordance with Section 9.03. Such calculation shall exclude the effect on such Consolidated Net Income of (i) non-cash extraordinary or non-recurring gains or losses occurring during such period, (ii) non-recurring charges related to assimilation of Persons acquired, and the expenses of, Permitted Acquisitions, including expenses incurred in connection with the retirement of Indebtedness of Persons so acquired, (iii) the write-off of debt financing fees associated with terminated credit facilities, (iv) any non-cash pre-acquisition write-offs or similar charges incurred by a Person acquired pursuant to a Permitted Acquisition that as the result of a pooling of interest are included in the Parent's consolidated financial statements for the period and (v) any non-cash write-offs or similar charges which are recorded following a Permitted Acquisition in the Borrower's consolidated financial statements with respect to an acquired Person's assets to the extent such amounts were accounted for in the first twelve months following the date such acquisition was consummated. Without duplication of amounts already included in Consolidated EBITDA because of any requirement in a relevant covenant or defined term that the results of such Person be included on a Pro Forma Basis, for any Permitted
                                            --- -----
Acquisition that is not accounted for as a pooling of interests, if the Parent provides the Administrative Agent with a certified computation of the prior four fiscal quarters of Consolidated EBITDA (otherwise determined in accordance with this Agreement, with necessary reference changes) relating to those operations of the Person acquired pursuant to such Permitted Acquisition which will be continued after such acquisition (which computation shall exclude any non-cash charges or acquisition expenses which were incurred by the acquired Person), then such Consolidated EBITDA of such Person shall be included in Consolidated EBITDA on a pro forma basis for that portion of any period for which Consolidated EBITDA is being determined which precedes the date of such acquisition; provided that in any case where this sentence is applicable,
             --------
Consolidated Interest Expense shall also be increased for such period by the amount of interest expense which would have been incurred during such period if the amount of Indebtedness incurred to finance the respective Permitted Acquisition

(including without limitation Indebtedness incurred pursuant to this Agreement) had been incurred in the period for which Consolidated EBITDA is being determined.

          "Consolidated EBITDAR" shall mean, for any period, Consolidated EBITDA for such period, adjusted by adding thereto the amount of all rent and lease expense deducted in arriving at Consolidated Net Income (and not already added back in determining Consolidated EBITDA) for such period.

          "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (i) Consolidated Interest Expense for such period and
(ii) the amount of all rent expense of, and lease payments expensed by, the Parent and its Subsidiaries determined on a consolidated basis for such period.

          "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (including the Loans and any Capitalized Lease Obligations) of the Parent and its Subsidiaries (excluding all Contingent Obligations other than Contingent Obligations which are required, in accordance with Agreement Accounting Principles, to be reflected on the consolidated balance sheet of the Parent and its Subsidiaries) on a consolidated basis as determined in accordance with Agreement Accounting Principles; provided that notwithstanding any contrary
                                 --------
treatment pursuant to Agreement Accounting Principles, (w) to the extent provided in the last sentence of the definition of Indebtedness contained herein, Consolidated Indebtedness shall not include the amount of any Indebtedness which has been defeased pursuant to one or more Permitted Defeasances, (x) the aggregate amount of guarantees or letters of credit issued in support of Indebtedness of Persons which are not Subsidiaries of the Parent shall at all times be included as a component of Consolidated Indebtedness, (y) the amount of Permitted Receivables Transaction Outstandings at any time shall be included as a component of Consolidated Indebtedness and (z) the Existing Convertible Notes and any Refinancing Convertible Notes shall be excluded from Consolidated Indebtedness.

          "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Parent and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Parent and its Consolidated Subsidiaries representing the interest factor for such period, in each case net of the total consolidated cash interest income of the Parent and its Consolidated Subsidiaries for such period, but excluding the amortization of any deferred financing costs; provided that Consolidated
                                              --------
Interest Expense shall not include interest expense in connection with any Indebtedness for any period after same has been defeased pursuant to a Permitted Defeasance which continues to meet the requirements for exclusion as Consolidated Indebtedness pursuant to the last sentence of the definition of Indebtedness, and cash interest income as used above in this definition shall not include any interest income in respect of any Defeasance Assets. Notwithstanding anything to the contrary contained above, to the extent Consolidated Interest Expense for any period does not already include all Receivables Facility Financing Costs for such period, the amount of such Receivables Facility Financing Costs shall be added to (and form part of) Consolidated Interest Expense. Notwithstanding anything to the contrary contained above, to the extent any Test Period begins before the Initial Borrowing Date, Consolidated Interest Expense for such period shall be deemed to be an amount equal to the sum of (x) for the portion of such period beginning after May 2, 1998, actual Consolidated Interest Expense as calculated above and
(y) for that portion of the respective period which occurs on or prior to May 2, 1998, an amount equal to $82,800,000 multiplied by a fraction the numerator of which is the number of days occurring in such period on or prior to May 2, 1998 and the denominator of which is 365. In addition to the adjustments provided above, in the circumstances contemplated by the last sentence of the definition of Consolidated EBITDA contained herein, Consolidated Interest Expense shall be adjusted as provided in the proviso to said last sentence.

          "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Parent and its Consolidated Subsidiaries determined in accordance with Agreement Accounting Principles; provided that (without
                                                    --------
duplication of exclusions) (i) the net income (to the extent positive) of any Person that is not a Subsidiary of the Parent or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Parent or a Wholly-Owned Subsidiary thereof and (ii) the net income of any Unrestricted Subsidiary shall be excluded entirely.

          "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with Agreement Accounting Principles. Notwithstanding anything to the contrary contained in this Agreement (and except for purposes of the definition of Unrestricted Subsidiary), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Parent or any of its Subsidiaries for purposes of this Agreement.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however,
                                                            --------  -------
that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business and (y) any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean (i) the directors of the Parent on the Initial Borrowing Date and (ii) each other director, if such director's nomination for election to the board of directors of the Parent is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and the Subsidiaries Guaranty and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to Section 8.14.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean the Parent, the Borrower and each Subsidiary Guarantor.

          "DDH" shall mean Data Documents, Incorporated, a Delaware corporation, which is Wholly-Owned Subsidiary of the Borrower.

          "DDI" shall mean Data Documents, Inc., a Nebraska corporation, which is a Wholly-Owned Subsidiary of the Borrower.

          "DDI Defeasance" shall have the meaning provided in Section 8.19.

          "DDI Indenture" shall mean the Indenture, dated as of November 28, 1994, as amended, with NationsBank of Texas, N.A. as Trustee, pursuant to which the DDI Notes were issued.

          "DDI" Notes" shall mean the 13 1/2% Senior Secured Notes of DDI due 2002, which were issued pursuant to the DDI Indenture.

          "Debt Agreements" shall have the meaning provided in Section 5.05.

          "Debt Basket Amount" shall mean $200,000,000; provided that on each
                                                        --------
anniversary of the date of this Agreement, the Debt Basket Amount shall increase by $20,000,000.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Defeasance Assets" shall have the meaning provided in Section 9.01.

          "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, in each case except to the extent that the payments described in this sentence are booked as an expense which reduces Consolidated Net Income.

          "Documents" shall mean the Credit Documents, the Initial Stock Repurchase Documents and the Refinancing Documents.

          "Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of Dollars necessary to purchase such other currency involved in such computation at the Exchange Rate.

          "Dollars" and the sign "$" shall each mean lawful money of the United States.

          "Domestic Subsidiary" of any Person shall mean each Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof.

          "Domestic Wholly-Owned Subsidiary" of any Person shall mean each Domestic Subsidiary of such Person which is a Wholly-Owned Subsidiary of such Person.

          "Drawing" shall have the meaning provided in Section 2.04(b).

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a "qualified institutional buyer" within the meaning of Rule

144A under the Securities Act as in effect on the Effective Date and any other "accredited investor" (as defined in Regulation D of the Securities Act).

          "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment or in connection with the presence or Release of Hazardous Materials.

          "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof (including any judicial or administrative order, consent decree or judgment), applicable to the Parent, the Borrower or any of their respective Subsidiaries, or relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") 42 U.S.C. 9601 et. seq.; RCRA; the Federal Water Pollution
                                   --   --
Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15
                                -- ---
U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe
                -- ---                                         -- ---
Drinking Water Act, 42 U.S.C. (S) 3803 et seq.; the Oil Pollution Act of 1990,
                                       -- ---
33 U.S.C. (S) 2701 et seq.; the Emergency Planning and the Community Right-to-
                   -- ---
Know Act of 1986, 42 U.S.C. (S) 11001 et seq., the Hazardous Material
                                      -- ---
Transportation Act, 49 U.S.C. (S) 5101 et seq., and the Occupational Safety and
                                       -- ---
Health Act, 29 U.S.C. (S) 651 et seq. (to the extent it regulates occupational
                              -- ---
exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Parent, the Borrower or any of their Subsidiaries would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Parent, the Borrower or any of their Subsidiaries being or having been a general partner of such person.

          "Eurodollar Loan" shall mean each Loan (excluding Swingline Loans) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the

Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Rate" shall mean, when converting any amount denominated in a currency other than Dollars into Dollars, the rate determined in good faith by the Issuing Bank at the opening of business (or close of business in the case of determinations of reimbursement obligations with respect to Drawings) in New York City, on the date as to which any determination thereof is to be made, as the spot rate at which such currency is offered for sale to Issuing Bank against delivery of Dollars by the Issuing Bank. If for any reason the Exchange Rate for any currency cannot be calculated as provided above, the Issuing Bank shall calculate the Exchange Rate on such basis as it reasonably deems fair and equitable. In determining the Stated Amount of any Letter of Credit, for purposes of Sections 1.01, 2.01, 3.01 and 4.02(a), the Dollar Equivalent shall be calculated on the Initial Borrowing Date and on the first Business Day of each calendar month thereafter. The Exchange Rate for all reimbursement obligations with respect to Letters of Credit (including without limitation pursuant to Sections 2.03 and 2.04) shall be determined by using the Dollar Equivalent as in effect on the date the respective Unpaid Drawing was paid by the Issuing Bank.

          "Existing Convertible Note Indenture" shall mean shall mean that certain Indenture, dated as of June 24, 1996, between the Parent and Bankers Trust Company (as trustee), as in effect on the Effective Date and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement.

          "Existing Convertible Notes" shall mean shall mean the Parent's 4-1/2% Convertible Notes due July 1, 2000 issued pursuant to the Existing Convertible
Note Indenture.

          "Existing Credit Agreement" shall mean that certain Amended and Restated Credit Agreement, dated as of September 5, 1997 by and among the Parent, the Borrower, the various lending institutions party thereto and The First National Bank of Chicago, as agent thereunder, as in effect on the Effective Date.

          "Existing Indebtedness" shall have the meaning provided in Section
7.23.

          "Existing Indentures" shall mean the Existing Convertible Note Indenture and the Existing Senior Subordinated Note Indenture, collectively.

          "Existing Letters of Credit" shall mean have the meaning provided in
Section 2.01(e).

          "Existing Negotiable Securities" shall mean certain existing investments of the Borrower in unrelated third parties or unrestricted subsidiaries listed on Schedule 11.01A, so long as the aggregate fair market value thereof on the Initial Borrowing Date does not exceed $30,000,000;

provided that in no event shall the term Existing Negotiable Securities include
--------
any stock, debt or other securities of any Subsidiaries or Joint Ventures of the Parent, the Borrower or any of their respective Subsidiaries.

          "Existing Senior Subordinated Note Indenture" shall mean that certain Indenture, dated as of February 28, 1994, among the Parent, the guarantors named therein and First Trust National Association (as trustee) (as supplemented by that certain Supplemental Indenture, dated as of June 18, 1996, among the Parent, the Borrower and First Trust National Association (as trustee) pursuant to which the Borrower assumed from the Parent the Senior Subordinated Notes), as in effect on the Effective Date and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement.

          "Existing Senior Subordinated Notes" shall mean the Borrower's 9-1/8% Senior Subordinated Notes due March 15, 2004 issued pursuant to the Existing Senior Subordinated Note Indenture.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Fair Market Value" shall mean, with respect to any asset, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the Parent or the Subsidiary of the Parent selling such asset.

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "$50 Million Asset Sale" shall mean any Asset Sale where the aggregate consideration (taking the Fair Market Value of any non-cash consideration) received by the Parent and its Subsidiaries in connection therewith is equal to or in excess of $50,000,000.

          "$50 Million Permitted Acquisition" shall mean each Permitted Acquisition where the aggregate consideration paid (or which may be paid) in connection therewith (including, without limitation, the value of any noncompete, earn-out (in an amount reasonably and in good faith estimated by the Parent) and other deferred compensation arrangements and the principal amount of Seller Debt and/or Permitted Acquired Debt and the Fair Market Value of all Equity Interests in the Parent issued as consideration in connection therewith) exceeds $50,000,000. Except for purposes of Section 9.08(d), the amount specified by the Borrower at the time of, or prior to, the consummation of the respective Permitted Acquisition as the maximum amount of Permitted Acquisition Related Capital Expenditures to be made in connection therewith shall be added to, and be deemed to constitute part of, the consideration paid in connection with the Permitted Acquisition for purposes of determining whether the requirements of the immediately preceding sentence are satisfied.

          "Financial Statements" shall have the meaning provided in Section
7.05.

          "First-Tier Subsidiary" shall mean, as to any Person, any other Person which is a Subsidiary of such Person and in which such Person directly owns more than 50% of the Equity Interests referenced in the definition of Subsidiary contained herein.

          "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

          "Fiscal Year" shall mean each fiscal year of the Parent, which shall constitute the twelve-month accounting period ending on the Saturday occurring closest to the last day of January of each year.

          "Foreign Subsidiary" of any Person shall mean each Subsidiary of such Person that is incorporated under the laws of any jurisdiction other than the United States of America or any State or territory thereof.

          "Foreign Wholly-Owned Subsidiary" of any Person shall mean each Foreign Subsidiary of such Person which is a Wholly-Owned Subsidiary of such Person.

          "Form 10-K Report" shall mean an annual report on form 10-K pursuant to the Exchange Act.

          "Form 10-Q Report" shall mean a quarterly report on form 10-Q pursuant to the Exchange Act.

          "GAAP" shall have the meaning provided in Section 13.07(a).

          "Guaranteed Creditors" shall mean and include each of the Agents, the Banks and each party (other than any Credit Party) to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean all obligations of the Borrower
(i) to each Agent and each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to such Bank, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, all indemnities, fees and interest thereon as well as all interest accruing after the filing of a petition in a bankruptcy or similar proceeding at the rate provided in the respective documentation, regardless of whether or not such interest is an allowed claim in such a bankruptcy proceeding) of the Borrower to such Agent and such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) to each Bank and each Affiliate of a Bank which enters into an Interest Rate Protection Agreement or Other Hedging Agreement with the Borrower, which by its express terms is entitled to the benefit of the Guaranty pursuant to Section 14 with the written consent of the Borrower, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower owing under any such Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Guarantor" shall mean the Parent and each Subsidiary Guarantor.

          "Guaranty" shall mean the guaranty issued by the Parent pursuant to
Section 14 hereof and each Subsidiaries Guaranty.

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under any Environmental Law.

          "Identified Division Sale" shall mean any sale by the Borrower of the division of the Borrower identified in writing to the Administrative Agent and the Banks on or prior to the Effective Date (so long as such division remains in substantially the form as same exists on the Effective Date).

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent
          ----
Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement. In addition to the foregoing, the amount of Permitted Receivables Transaction Outstandings from time to time shall be deemed to constitute Indebtedness. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, from and after the time that any issue of Indebtedness has been completely defeased pursuant to a Permitted Defeasance, and so long as the amount of cash and U.S. Government Obligations deposited pursuant to the respective Permitted Defeasance remain sufficient to make all future payments which will become owing in respect of the respective issue of Indebtedness, such issue of Indebtedness which has been so defeased shall be deemed not to be outstanding for purposes of Section 9.04 and shall not be included as a component of Consolidated Indebtedness.

          "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Term Loans hereunder occurs.

          "Initial Stock Repurchase Documents" shall mean and include the Initial Stock Repurchase Offer to Purchase and any other documentation entered into in connection with the Initial Stock Repurchases.

          "Initial Stock Repurchase Offer to Purchase" shall mean the Parent's offer to purchase for cash up to 35,000,000 shares of its common stock, par value $.0002 per share, pursuant to an Offer to Purchase dated February 6, 1998, as same may be amended, modified or extended from time to time.

          "Initial Stock Repurchases" shall mean the purchase by the Parent of its outstanding common stock, in one or more transactions to occur on, or substantially concurrently with, the Initial Borrowing Date (including without limitation all such purchases made pursuant to the Initial Stock Repurchase Offer to Purchase); provided that the aggregate consideration paid in connection
                    --------
with all such purchases shall not exceed $500,000,000 in the aggregate.

          "Insignificant Subsidiary" shall mean any Subsidiary of the Parent which has assets of not greater than $5,000,000 in the aggregate and which, if aggregated with all other Subsidiaries of the Parent with respect to which an event described under Section 10.05 has occurred and is continuing, would have assets of not greater than $5,000,000.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Investment Basket Amount" shall mean $25,000,000; provided that on
                                                             --------
each anniversary of the date of this Agreement, the Investment Basket Amount shall increase by $5,000,000.

          "Investments" shall have the meaning provided in Section 9.05.

          "Issuing Bank" shall mean the Administrative Agent and any Bank which at the request of the Borrower and with the consent of the Administrative Agent (which shall not be unreasonably withheld) agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. With respect to the Existing Letters of Credit, it is understood and agreed that the Bank designated as the issuer thereof on
Schedule 2.01 is the Issuing Bank thereof.

          "Joint Venture" shall mean any Person in which the Borrower and its Subsidiaries own, directly or indirectly, more than 5% but 50% or less of the equity interests.

          "L/C Supportable Indebtedness" shall mean (i) obligations of the Parent or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations, (ii) obligations of the Parent or any of its Subsidiaries with respect to industrial revenue or development bonds or financings, (iii) obligations of the Parent or any of its Subsidiaries with respect to leases, (iv) performance, payment, deposit or surety obligations of the Parent or any of its Subsidiaries and (v) such other obligations of the Borrower or any of its Subsidiaries as are permitted to exist pursuant to the terms of this Agreement.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Level 7" shall have the meaning set forth in the definition of "Applicable Commitment Commission Percentage" and "Applicable Margin".

          "Leverage Ratio" shall mean on any date the ratio of (i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, in each case taken as one accounting period; provided that to the extent any $50
                                          --------
Million Permitted Acquisition, any $50 Million Asset Sale is effected or any Material Discontinuance of Operations occurs (or any similar transaction or transactions which require a waiver or a consent of the Required Banks pursuant to Section 9.02) has occurred during the relevant Test Period, Consolidated EBITDA shall be determined for the respective Test Period on a Pro Forma Basis
                                                               --- -----
for such occurrences.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

          "Majority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

          "Margin Reduction Period" shall mean each period which shall commence on the date occurring after the Effective Date upon which (x) the respective officer's certificate is delivered pursuant to Section 8.01(f) or (y) which is the second Business Day following an occurrence of the type described in the second proviso to the definition of "Applicable Commitment Commission Percentage" and "Applicable Margin" contained herein and which shall end on the earlier of (i) the date of actual delivery of the next officer's certificates pursuant to Section 8.01(f) or the latest date on which the next officer's certificates are required to be so delivered or (ii) the next date upon which a Non-Scheduled Start Date shall occur.

          "Margin Regulations" shall mean and include each of Regulation T, Regulation U and Regulation X.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, Properties, condition (financial or otherwise), performance, results of operations or prospects of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Parent, the Borrower or the other Credit Parties taken as a whole to perform its or their obligations under the Credit Documents or (c) the validity or enforceability of any of the Credit Documents or the rights or remedies of any Agent or the Banks thereunder.

          "Material Discontinuance of Operations" shall mean any discontinuance of operations where the respective operations so discontinued accounted for 5% or more of Consolidated EBITDA for the period of four consecutive fiscal quarters last ended before the date of the respective discontinuance.

          "Material Domestic Subsidiary" shall mean each Domestic Subsidiary of the Parent which (a) is a Subsidiary of the Parent on the Initial Borrowing Date, (b) has assets with a fair market value of more than $5,000,000 or (c) has been designated a Material Domestic Subsidiary by the Borrower pursuant to
Section 8.14(c).

          "Maturity Date" shall mean, with respect to any Tranche of Loans, the Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiration Date, as the case may be.

          "Maximum Swingline Amount" shall mean $50,000,000.

          "Minimum Required Leverage Ratio" at any time shall mean (i) at all times after the Initial Borrowing Date to but excluding the last day of the Parent's fiscal quarter ended closest to April 30, 1999, 4.50:1.00, (ii) at all times from and including the last day of the Parent's fiscal quarter ended closest to April 30, 1999 to but excluding the last day of the Parent's fiscal quarter ended closest to January 31, 2000, 4.25:1.00, (iii) from and including the last day of Parent's fiscal quarter ended closest to January 31, 2000 to but excluding the last day of the Parent's fiscal quarter ending closest to October 31, 2001, 4.00:1.00 and (iv) at all times thereafter, the maximum Leverage Ratio which may exist at such time without causing a violation of the requirements of
Section 9.11.

          "Mortgage" shall have the meaning provided in Section 5.12 and, after the execution and delivery thereof, shall include each Additional Mortgage.

          "Mortgage Policy" shall have the meaning provided in Section 5.12.

          "Mortgaged Property" shall have the meaning provided in Section 5.12 and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

          "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Parent, any Subsidiary of the Parent or any ERISA Affiliate is a party to which more than one employer is obligated to make contributions.

          "Net Cash Proceeds" shall mean, in the case of any issuance of Indebtedness or any other event which generates Net Cash Proceeds, the gross cash proceeds therefrom (less any fees, expenses and similar costs incurred in connection therewith).

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith), (ii) payments of unassumed liabilities relating to the assets sold at the time of, or within 90 days after, the date of such sale, (iii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold and (iv) the estimated marginal increase in income taxes which will be payable by the Parent's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; and excluding any portion of any such gross cash proceeds which the Parent determines in good faith should be reserved for post-closing adjustments (to the extent the Parent delivers to the Banks a certificate signed by its chief financial officer, controller or chief accounting officer as to such determination, which certificate may be included in the respective quarterly and/or annual certificate delivered pursuant to the last proviso to Section 4.02(d)), it being understood and agreed that on the day that all such post-closing adjustments have been determined, (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments, plus any related reasonable transaction costs, payable by the Parent or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the Parent and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Non-Scheduled Start Date" shall have the meaning provided in the definitions of "Applicable Commitment Commission Percentage" and "Applicable Margin".

          "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: George Pottanat, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to any of the Agents or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

          "Parent" shall have the meaning provided in the first paragraph of this Agreement.

          "Parent Common Stock" shall mean the common stock of the Parent.

          "Parent Guaranty" shall mean the guaranty of the Parent pursuant to
Section 14.

          "Participant" shall have the meaning provided in Section 2.03(a).

          "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Bank is to be
                         --------
determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted Acquired Debt" shall mean Indebtedness of any Subsidiary of the Parent acquired pursuant to a Permitted Acquisition, which Indebtedness existed at the time of the consummation of such Permitted Acquisition and was not created in contemplation thereof (and the provisions of which were not altered in contemplation thereof), so long as (x) the Parent, the Borrower and its other Subsidiaries have no liability with respect to any such Indebtedness and (y) any Liens securing such Indebtedness apply only to assets of the Subsidiary so acquired (and so long as additional assets of such Subsidiary are not granted as security following, or in contemplation of, the respective permitted acquisition).

          "Permitted Acquisition" shall mean the acquisition by the Parent or a Wholly-Owned Subsidiary thereof of assets constituting part of or an entire business, division or product line of any Person not already a Subsidiary of the Borrower or of 100% of the capital stock of any such Person, or any other acquisition of assets (excluding equity interests in other Persons except as provided above) related to the Business; provided that (A) the consideration
                                         --------
paid by the Parent or such Wholly-Owned Subsidiary consists solely of Parent Common Stock, cash and/or, in the case of the acquisition of a Wholly-Owned Subsidiary, the issuance of Seller Debt and/or the assumption of Permitted Acquired Debt in accordance with the requirements of this Agreement, (B) the assets acquired, or the business of the Person whose stock is acquired, shall fall within the definition of Business, (C) the respective Permitted Acquisition shall be effected by the Borrower or a Wholly-Owned Subsidiary thereof, except that a given Permitted Acquisition may be effected by the Parent and/or a Wholly-Owned Subsidiary thereof other than the Borrower and its Wholly-Owned Subsidiary if (x) the respective Permitted Acquisition is being structured in a manner designed to provide tax-free treatment to the respective seller or sellers and if the Parent in good faith determines that such tax-free treatment cannot be obtained if the respective acquisition is effected by the Borrower or a Wholly-Owned Subsidiary thereof and (y) at least 51% of the value of the aggregate consideration for the respective Permitted Acquisition will consist of Parent Common Stock issued as consideration therefor, (D) no Default or Event of Default shall exist at the time of the consummation of the respective Permitted Acquisition or immediately after giving effect thereto and, in the case of each $50 Million Permitted Acquisition, the Borrower shall have demonstrated compliance on a Pro Forma Basis (for this purpose, both as if any Permitted
                --- -----
Acquisition Related Capital Expenditures identified by the Borrower were actually made, at the time of the respective Permitted Acquisition, but without increasing Consolidated EBITDA as a result thereof, and as if same were not made) with the financial covenants in Sections 9.08 through 9.11, inclusive, (E) after giving effect to the respective Permitted Acquisition (for this purpose, assuming that an amount equal to the amount identified for Permitted Acquisition Related Capital Expenditures relating to the respective Permitted Acquisition had in fact been made on the date of the consummation of such Permitted Acquisition, and without giving credit for any incremental Consolidated EBITDA associated therewith) the Borrower shall have Available

Liquidity of at least $75,000,000 and the Leverage Ratio shall not exceed the Minimum Required Leverage Ratio, (F) the Borrower in good faith determines that the Parent and its Subsidiaries taken as a whole are not likely to assume or become liable for material increased contingent liabilities as a result of such acquisition and (G) in the case of each Permitted Acquisition where the aggregate consideration is in excess of $5,000,000, the Borrower delivers to the Administrative Agent at the time of the consummation of the respective Permitted Acquisition an officer's certificate in form and substance reasonably satisfactory to the Administrative Agent certifying that the foregoing conditions have been satisfied and showing compliance with the requirements of clauses (C), (D) and (E) above. Notwithstanding anything to the contrary contained above, a Permitted Acquisition may be effected by means of a Two-Step Permitted Acquisition, so long as the aggregate consideration paid (including without limitation, the value of any noncompete, earn-out (in an amount reasonably and in good faith estimated by the Parent) and other deferred compensation arrangements and the principal amount of Permitted Acquired Debt and the fair market value of any Parent Common Stock issued in connection therewith) in respect of Two-Step Permitted Acquisitions where the first step has been effected but the respective entity being acquired has not yet become a Wholly-Owned Subsidiary of the Parent or the Borrower, as the case may be, shall not exceed $50,000,000 at any time.

          "Permitted Acquisition Related Capital Expenditures" shall mean in connection with any Permitted Acquisition, Capital Expenditures which the Borrower identifies (which identification shall be accompanied by a written notice of the maximum amount proposed to be spent with respect thereto) in writing to the Administrative Agent prior to the date of the consummation of the respective Permitted Acquisition as Capital Expenditures which the Borrower intends to make or cause the respective entity acquired pursuant to the respective Permitted Acquisition to make, in each case within one year of the date of the respective Permitted Acquisition.

          "Permitted Defeasance" shall mean, with respect to any issue of outstanding Indebtedness of the Parent or any of its Subsidiaries, that the Parent or the respective Subsidiary which is the direct obligor with respect to such issue of Indebtedness shall have irrevocably deposited or caused to be deposited with the trustee (or similar representative) for the respective issue of Indebtedness as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely, to the benefit of the holders of such Indebtedness, (A) money, in United States dollars or the respective currency in which the respective Indebtedness is denominated, in an amount or (B) in the case of Indebtedness denominated in U.S. dollars, U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
(C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized (in the United States) firm of independent public accountants expressed in a written certification thereof delivered to the Administrative Agent, to pay and discharge and which shall be applied by the respective trustee (or other representative) to pay and discharge, (i) the principal of (and premium, if any) and each installment of interest or other amounts which will become due and payable with respect to such issue of outstanding Indebtedness in accordance with the terms thereof and (ii) any mandatory sinking fund payments or analogous payments applicable to the outstanding Indebtedness being defeased on the due dates thereof; provided that a defeasance shall only constitute a Permitted Defeasance if (1) no Default or Event of Default exists at the time of the respective defeasance or immediately after giving effect thereto, (2) the respective defeasance complies with all requirements contained in the respective issue of Indebtedness for the complete defeasance thereof (it being understood that the respective issue of Indebtedness, to be defeased, must have defeasance provisions contained therein which are in fact complied with) and (3) a Permitted Defeasance shall not be made in respect of the Existing Senior Subordinated Notes, any Permitted Subordinated Notes Issuance, the Existing Convertible Notes, any Permitted Existing Convertible Note Refinancing or the Indebtedness pursuant to this Agreement.

          "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Agents in their reasonable discretion.

          "Permitted Existing Convertible Note Refinancing" shall mean any issuance by the Parent of Refinancing Convertible Notes after the Initial Borrowing Date, all terms and conditions of which (including, without limitation, maturities, required redemptions, required offers to purchase, principal amount, interest rates, subordination provisions, covenants and defaults) shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks. In any event, (i) the aggregate principal amount of the Refinancing Convertible Notes shall not exceed the aggregate principal amount of the Existing Convertible Notes being refinanced,
(ii) the Refinancing Convertible Notes shall not have any maturity or required repayment prior to the date which occurs six months after the Term Loan Maturity Date as same is in effect on the date of the issuance of the Permitted Existing Convertible Note Refinancing, (iii) Credit Events from time to time pursuant to this Agreement, in an aggregate outstanding amount at any time equal to the sum of the Term Loans outstanding on the date of the issuance of the Refinancing Convertible Notes and in an amount equal to the Total Revolving Loan Commitment as then in effect shall be permitted without complying with any financial tests,
(iv) the Refinancing Convertible Notes shall not have any different obligor, or greater guarantees or security, than the Existing Convertible Notes, (v) in no event shall the Refinancing Convertible Notes be secured by any pledge and security agreement (whether equally and ratably with, or junior to, the Obligations hereunder or otherwise), and (vi) all other terms relating to the Refinancing Convertible Notes shall in no event be more onerous with respect to the Banks than those relating to the Existing Convertible Notes. To the extent the foregoing provisions of this definition require that any documentation be satisfactory to the Required Banks, such documentation shall be deemed satisfactory and approved by the Required Banks so long as (i) the relevant documentation (in a substantially final form which has been approved by the Administrative Agent) is distributed to the Banks at least 5 Business Days prior to the entering into of such documentation, (ii) the Required Banks do not object thereto within such 5 Business Days and (iii) the Administrative Agent approves the final form of the documentation relating thereto. Notwithstanding anything to the contrary contained above, if the only changes to the Existing Convertible Notes which result from a Permitted Existing Convertible Note Refinancing are to (x) extend the maturity date thereof and (y) change the conversion price applicable thereto, no approval by the Administrative Agent or the Required Banks shall be required in connection therewith.

          "Permitted Foreign Subsidiary Indebtedness" means Indebtedness of any Person organized under the laws of a jurisdiction located outside of the United States which after the date hereof becomes a foreign subsidiary pursuant to a Permitted Acquisition, which Indebtedness (a) exists at the time of such Permitted Acquisition, (b) is not incurred in contemplation of such Permitted Acquisition and (c) should in the Borrower's reasonable business judgment, remain outstanding for valid business purposes.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Permitted Receivables Facility" shall mean the facility (including the various agreements relating thereto) pursuant to which a Permitted Receivables Transaction is provided.

          "Permitted Receivables Facility Documentation" shall mean all documentation evidencing, or relating to, any Permitted Receivables Facility or Permitted Receivables Transaction.

          "Permitted Receivables Transaction" shall mean a transaction (or series of transactions) evidenced by a receivables purchase agreement and related documentation entered into after the Initial Borrowing Date and providing for the sale or transfer of Receivables Facility Assets by one or more Receivables Sellers to the Receivables Subsidiary, and further providing for the sale or transfer of Receivables Facility Assets by the Receivables Subsidiary to one or more purchasers of interests therein; provided that (i) such agreement
                                             --------
and the documents and instruments entered into in connection therewith shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and (ii) the Parent shall have provided the Administrative Agent and the Banks with not less than 15 days' prior notice of its intent to enter into such receivables purchase agreement. To the extent the foregoing provisions of this definition require that any documentation be reasonably satisfactory to the Required Banks, such documentation shall be deemed satisfactory and approved by the Required Banks so long as (i) the relevant documentation (in substantially final form and in form acceptable to the Administrative Agent) is distributed to the Banks at least 5 Business Days prior to the entering into of such documentation, (ii) the Required Banks do not object thereto within such 5 Business Days, (iii) the Administrative Agent approves the final form of the documentation relating thereto and (iv) 100% of the Permitted Receivables Transaction Proceeds received by the Parent or any of its Subsidiaries shall be applied in accordance with
Section 4.02(e).

          "Permitted Receivables Transaction Outstandings" at any time shall mean the aggregate amount of cash theretofore paid to the Parent and/or its Subsidiaries in respect of the Receivables Facility Assets sold or transferred by them pursuant to one or more Permitted Receivables Transactions, in each case to the extent the respective receivables have not yet been repaid by the respective account debtor or repurchased by Receivables Sellers (it being the intent of the parties that the amount of Permitted Receivables Transaction Outstandings at any time outstanding approximate as closely as possible the principal amount of Indebtedness which would be outstanding at such time under the Permitted Receivables Facilities then in effect if same were structured as a secured lending agreement rather than a purchase agreement).

          "Permitted Receivables Transaction Proceeds" shall mean all proceeds received by the Parent and its Subsidiaries from time to time as a result of sales or transfers of Receivables Facility Assets pursuant to one or more Permitted Receivables Transactions.

          "Permitted Subordinated Notes" shall mean any subordinated notes issued pursuant to one or more Permitted Subordinated Notes Issuances.

          "Permitted Subordinated Notes Documents" shall mean any Permitted Subordinated Notes and all other agreements (including, without limitation, any indenture, note purchase agreement or similar agreement) entered into in connection with any Permitted Subordinated Notes or any Permitted Subordinated Notes Issuance.

          "Permitted Subordinated Notes Issuance" shall mean any issuance by the Borrower of subordinated notes after the Initial Borrowing Date, all terms and conditions of which (including, without limitation, maturities, required redemptions, required offers to purchase, interest rates, subordination provisions, covenants and defaults) shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks. In any event,
(i) no subordinated debt issued pursuant to a Permitted Subordinated Notes Issuance shall have any maturity or required repayment (other than as a result of change of control or asset sale provisions approved by the Required Banks) prior to the first anniversary of the Term Loan Maturity Date as same is in effect on the date of the issuance of the respective Permitted Subordinated Notes, (ii) all Obligations hereunder shall constitute Senior Debt, to which all Permitted Subordinated Notes and obligations relating thereto shall be subordinated on terms at least as favorable to the Banks as those applicable to the Existing Senior Subordinated Notes and (iii) Credit Events from time to time pursuant to this Agreement, in an aggregate outstanding amount at any time equal to the sum of the Term Loans outstanding on the date of the issuance of the Permitted Subordinated Notes and in an amount equal to the Total Revolving Loan Commitment as then in effect shall be permitted without complying with any financial tests. To the extent the foregoing provisions of this definition require that any documentation be satisfactory to the Required Banks, such documentation shall be deemed satisfactory and approved by the Required Banks so long as (i) the relevant documentation (in a substantially final form which has been approved by the Administrative Agent) is distributed to the Banks at least 5 Business Days prior to the entering into of such documentation, (ii) the Required Banks do not object thereto within such 5 Business Days and (iii) the Administrative Agent approves the final form of the documentation relating thereto.

          "Person" shall mean any individual, partnership, joint venture, limited liability corporation, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Parent or a Subsidiary of the Parent or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Parent, or a Subsidiary of the Parent or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.10.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in each of the Pledge Agreements.

          "Pledged Securities" shall mean "Pledged Securities" as defined in the Pledge Agreement.

          "Pledged Stock" shall mean "Pledged Stock" as defined in the Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Basis" shall mean, as to any Person, for any events which
           --- -----
occur subsequent to the commencement of a period for which the financial effect of such event is being calculated, and giving effect to the event for which such calculation is being made, such calculation as will give pro forma effect to
                                                         --- -----
such event as if same had occurred at the beginning of such period of calculation, and

           (i) for purposes of the foregoing calculation, the transaction giving rise to the need to calculate the pro forma effect to any of the following
                                       --- -----
     events shall be assumed to have occurred on the first day of the four consecutive fiscal quarter period last ended before the occurrence of the respective event for which such pro forma effect is being determined (the
                                     --- -----
     "Reference Period"), and

           (ii) in making any determination with respect to the incurrence or assumption of any Indebtedness during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction referenced in clause (i) above (the "Transaction Date"), (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving indebtedness incurred for working capital purposes and not to finance any acquisition) incurred or permanently repaid during the Reference Period shall be deemed to have been incurred or repaid at the beginning of such period, (y) Consolidated Interest Expense of such Person attributable to interest or dividends on any Indebtedness, as the case may be, bearing floating interest rates should be computed on a pro forma basis as if the rate in
                                            --- -----
     effect on the Transaction Date had been the applicable rate for the entire period and (z) Consolidated Interest Expense will be increased or reduced by the net cost (including amortization of discount) or benefit (after giving effect to amortization of discount) associated with the Interest Rate Protection Agreements, which will remain in effect for the twelve-month period after the Transaction Date and which shall have the effect of fixing the interest rate on the date of computation, and

           (iii)  in making any determination of Consolidated EBITDA, pro forma
                                                                      --- -----
     effect shall be given to any $50 Million Permitted Acquisition, any $50 Million Asset Sale, any Material Discontinuance of Operations (or any similar transaction or transactions which require a waiver or consent of the Required Banks pursuant to Section 9.02), in each case which occurred during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date, as if such Permitted Acquisition, Asset Sale

     Material Discontinuance of Operations or other transaction, as the case may be, occurred on the first day of the Reference Period.

All pro forma determinations required above shall be made, to the extent
    --- -----
possible, in accordance with Regulation S-X. For purposes of this definition, whenever pro forma effect is to be given to any occurrence or event, the pro
         --- -----                                                       ---
forma calculation shall be determined in good faith by a responsible financial
-----
or accounting officer of the Parent.

          "Projections" shall mean the projected consolidated financial statements of the Parent and its Subsidiaries contained in the Bank Information Memorandum.

          "Property" of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased, or operated by such Person.

          "Qualified Preferred Stock" shall mean any preferred stock of the Parent, the express terms of which shall provide that dividends thereon shall not be required to be paid in cash at any time that such cash payment would be prohibited by the terms of this Agreement (and refinancings, replacements or extensions hereof) and in any case which, by its terms or upon the happening of any event (including any event which would constitute a Change of Control), cannot mature (excluding any maturity as the result of an optional redemption by the Parent) and is not mandatorily redeemable pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the option of the holder thereof (including, without limitation upon the occurrence of an event which would constitute a Change of Control) in whole or in part, at any time on or prior to the second anniversary of the Term Loan Maturity Date. Qualified Preferred Stock may only be exchangeable into Parent Common Stock or additional Qualified Preferred Stock.

          "Quarterly Payment Date" shall mean each January 25, April 25, July 25 and October 25, in each case occurring after the Initial Borrowing Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                          -- ----

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Receivables Facility Assets" shall mean all accounts receivable (whether now existing or arising in the future) of any of Receivables Sellers (other than the Receivables Subsidiary) which are transferred to the Receivables Subsidiary pursuant to a Permitted Receivables Transaction, and any assets directly related thereto, including, without limitation, (i) all collateral given by the respective account debtor or on its behalf (but not by the Parent or any of its Subsidiaries) securing such accounts receivable, (ii) all contracts and all guarantees (but not by the Parent or any of its Subsidiaries) or other obligations directly related to such accounts receivable, (iii) other related assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, and (iv) proceeds of all of the foregoing.

          "Receivables Facility Financing Costs" shall mean, for any period, the total consolidated interest and fee expense of the Parent and its Subsidiaries which would have existed for such period pursuant to a Permitted Receivables Transaction if same were structured as a secured lending arrangement rather than as a facility for the sale of Receivables Facility Assets.

          "Receivables Sellers" at any time shall mean the Parent and any of its Subsidiaries which is, at such time, a Person which is selling or transferring Receivables Facility Assets to the Receivables Subsidiary pursuant to a Permitted Receivables Transaction.

          "Receivables Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable and which is designated (as provided below) as the Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Parent or any other Subsidiary of the Parent (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent or any other Subsidiary of the Parent in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Parent or any other Subsidiary of the Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Parent nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Transaction Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Parent or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Parent, and (c) to which neither the Parent nor any other Subsidiary of the Parent has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer's certificate of the Borrower certifying that, to the best of such officer's knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

          "Recovery Event" shall mean the receipt by the Parent or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage, condemnation or any other similar event with respect to any property or assets of the Parent or any of its Subsidiaries or (ii) under any policy of insurance required to be maintained under Section 8.03.

          "Reference Period" shall have the meaning provided in the definition of Pro Forma Basis.
   --- -----

          "Refinancing" shall mean the refinancing by the Borrower of all amounts outstanding and the termination of all commitments under the Existing Credit Agreement and the release of any guaranties of security in connection therewith.

          "Refinancing Convertible Notes" shall mean any convertible notes issued pursuant to any Permitted Existing Convertible Note Refinancing.

          "Refinancing Documents" shall mean all documents entered into in connection with the Refinancing.

          "Register" shall have the meaning provided in Section 13.17.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation S-X" shall mean Regulation S-X promulgated by the SEC.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" means any passive or active spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV or ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

          "Reporting Company" shall mean a company required to file Form 10-K Reports and Form 10-Q Reports under the Exchange Act.

          "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) of Non-Defaulting Banks and the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          "Restricted Payment" shall mean (i) the authorization, declaration or payment of any Dividend with respect to the Parent or any of its Subsidiaries,
(ii) the payment by the Borrower or any of its Subsidiaries of any advance or loan made by the Parent or any of its Subsidiaries to the Parent or any of its Subsidiaries (other than the Borrower and its Subsidiaries) and (iii) the making of any other payment by the Borrower or any of its Subsidiaries to the Parent or any of its Subsidiaries (other than the Borrower and its Subsidiaries).

          "Revolving Loan" shall have the meaning provided in Section 1.01(b).

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

          "Revolving Loan Maturity Date" shall mean April 25, 2003.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

          "Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b).

          "SEC" shall have the meaning provided in Section 8.01(h).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

          "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Security Agreement" shall have the meaning provided in Section 5.11.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Document" shall mean the Pledge Agreement, the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Mortgage and each Additional Security Document.

          "Segregated and Foreign Subsidiary Basket Amount" shall mean $50,000,000; provided that such amount shall be increased on each anniversary of
             --------
the date of this Agreement by an amount equal to $10,000,000.

          "Segregated Subsidiary" means (a) a Subsidiary of the Parent which (i) is acquired pursuant to a Permitted Acquisition effected after the Initial Borrowing Date for consideration consisting 50% or more (based on the amount of cash and the Fair Market Value of all non-cash consideration, including all Parent Common Stock) of common stock of the Parent, (ii) at the time of acquisition has outstanding Indebtedness for money borrowed which is not callable at par, which Indebtedness remains outstanding as Permitted Acquired Debt incurred as permitted by Section 9.04 and (iii) the assets, liabilities and operations of which (for this purpose, including the assets, liabilities and operations of its Subsidiaries) are kept separate from those of the Credit Parties and their Subsidiaries which are not Segregated Subsidiaries and (b) any Subsidiary of a Subsidiary described in part (a) of this definition; provided
                                                                     --------
that a Subsidiary described in part (a) of this definition, and each of its Subsidiaries, shall cease to be a Segregated Subsidiary at the time the applicable Indebtedness described in part (a)(ii) above is paid in full. Notwithstanding anything to the contrary contained above, each of DDH, DDI and each of their Subsidiaries shall constitute Segregated Subsidiaries until such time as the covenants contained in Section 8.19 and 13.20(c) have been fully complied with.

          "Seller Debt" shall mean Indebtedness issued as consideration in connection with one or more Permitted Acquisitions so long as (x) no Person, other than the respective Subsidiary acquired pursuant to the Permitted Acquisition and/or the Parent have any liability with respect to such Indebtedness and (y) the terms of such Indebtedness do not otherwise cause a violation of this Agreement.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

          "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by the Parent, any Subsidiary of the Parent or any ERISA Affiliate for employees of the Parent, any Subsidiary of the Parent or any ERISA Affiliate, other than a Multiemployer Plan.

          "Specified Default" shall mean any Default pursuant to any of Sections
10.01 or 10.05.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Parent or any Subsidiary thereof in connection with a Permitted Receivables Transaction which are reasonably customary in an accounts receivable transaction.

          "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met), provided that
                                                                --------
the "Stated Amount" of each Letter of Credit denominated in a currency other than Dollars shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in the respective currency thereunder (determined without regard to whether any conditions to drawing could then be met).

          "Stock Repurchases" shall mean the purchase by the Parent of its outstanding common stock, in one or more transactions (including the Initial Stock Repurchases); provided that the aggregate consideration paid in connection
                    --------
with all such purchases shall not exceed $600,000,000 in the aggregate.

          "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to the payment of the Obligations. Subordinated Indebtedness shall include, without limitation, all indebtedness in respect of the Existing Senior Subordinated Notes and any Permitted Subordinated Notes from time to time issued after the Initial Borrowing Date.

          "Subsidiaries Guaranty" shall have the meaning provided in Section
5.09.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Parent or any of its Subsidiaries for purposes of this Agreement.

          "Subsidiary Guarantor" shall mean each Domestic Wholly-Owned Subsidiary of the Parent on the Initial Borrowing Date and each Subsidiary of the Parent which executes a guarantee after the Initial Borrowing Date pursuant to Section 8.14.

          "Subsidiary Pledgor" shall mean each Domestic Wholly-Owned Subsidiary of the Parent on the Initial Borrowing Date and each Subsidiary of the Parent which after the Initial Borrowing Date executes a pledge agreement pursuant to
Section 8.14.

          "Supermajority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%".

          "Swingline Bank" shall mean BTCo and its successors and assigns.

          "Swingline Expiration Date" shall mean the date which is two Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(c).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Syndication Date" shall mean that date upon which the Agents determine in their sole discretion (and notify the Borrower) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 13.04) has been completed.

          "Tax Sharing Agreement" shall have the meaning provided in Section
5.05.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Term Loan" shall have the meaning provided in Section 1.01(a).

          "Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04.

          "Term Loan Maturity Date" shall mean April 25, 2005.

          "Term Note" shall have the meaning provided in Section 1.05(a).

          "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Parent, any Subsidiary of the Parent or any ERISA Affiliate from such Plan during a plan year in which the Parent, any Subsidiary of the Parent or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

          "Test Date" shall mean, with respect to any Margin Reduction Period, the Fiscal Quarter of the Parent most recently ended for which financial statements pursuant to Section 8.01(b) or (c) are available (or are required to be available in accordance with said Sections).

          "Test Period" shall mean, for any determination, the four consecutive fiscal quarters of the Parent then last ended (taken as one accounting period).

          "Total Available Revolving Loan Commitment" shall mean at any time, the Total Revolving Loan Commitment less the Blocked Commitment, if any, at such time.

          "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans outstanding plus the then aggregate amount of Letter of Credit Outstandings.

          "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being three separate Tranches, i.e., Term
                                                                     ----
Loans, Revolving Loans and Swingline Loans.

          "Transaction" shall collectively mean the entering into of this Agreement and the Credit Events to occur hereunder on the Initial Borrowing Date, together with the consummation of the transactions described in Sections
5.06 and 5.07.

          "Transaction Date" shall have the meaning provided in the definition of Pro Forma Basis.
   --- -----

          "Two-Step Permitted Acquisition" shall mean any acquisition which would otherwise constitute a Permitted Acquisition except that the respective acquisition is structured in a manner so that less than 100% of the Equity Interests in the respective Person being acquired are acquired at the time the original payments are made in connection with the respective Permitted Acquisition; provided that a given acquisition shall qualify as a Two-Step
             --------
Permitted Acquisition only if (i) the Parent, the Borrower or any Wholly-Owned Subsidiary thereof, as the case may be, has the contractual and legal right to acquire 100% of the Equity Interests in the respective Person being acquired,
(ii) the Parent, the Borrower or the respective Wholly-Owned Subsidiary thereof actually acquires 100% of the Equity Interests in the respective Person being acquired within two years after the date of the consummation of the first step of the respective Two-Step Permitted Acquisition and (iii) in connection with each Two-Step Permitted Acquisition, the requirements contained in clauses (D),
(E), (F) and (G) of the definition of Permitted Acquisition are satisfied when the first step of the respective Permitted Acquisition is consummated and at such time the Borrower demonstrates that such tests would be complied with if the second step were consummated at the same time.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a
                                    ----
Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.04(a).

          "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Borrower, as provided below) provided that such Subsidiary
                                               --------
does not and shall not engage, to any substantial extent, in any line or lines of business activity other than the Business. The Borrower may designate any Person to be an Unrestricted Subsidiary if (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) either (x) such Subsidiary, at the time of designation thereof, has no assets (except assets which could be invested in such Unrestricted Subsidiary at the time of designation as described in the immediately succeeding sentence) or (y) such Subsidiary is designated an "Unrestricted Subsidiary" at the time of the acquisition thereof by the Borrower, in the case of Subsidiaries acquired after the Initial Borrowing Date and (c) such Subsidiary does not own any equity interests in, or hold any Lien on any property of, the Parent or any other Subsidiary (excluding other Unrestricted Subsidiaries) of the Parent. Any such designation shall also be deemed to constitute an Investment pursuant to Section 9.05(xiii) in an amount equal to a percentage equal to the Parent's and its Subsidiaries' percentage ownership interest of such Subsidiary of the sum of the net assets (with assets other than cash and Cash Equivalents valued at fair market value) of such Subsidiary at the time of the designation (which Investment must be permitted to be made in accordance with the requirements of Section 9.05(xiii)), unless the designation is made pursuant to clause (b)(y) of the first sentence of this definition, in which case the amount of consideration paid by the Parent and its Subsidiaries to effect such acquisition shall be included as such an Investment. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default or Event of Default is existing or will occur as a
--------
consequence thereof. Each such designation shall be evidenced by filing with the Administrative Agent a certified copy of the resolution giving effect to such designation and an officers' certificate of the chairman of the board, the president, any vice president or the treasurer of the Borrower certifying that such designation complied with the foregoing conditions.

          "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

          "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law)
                                       --------
such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "Voting Stock" means any class or classes of capital stock of the Parent pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Parent.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          SECTION 12.  The Agents.
                       ----------

          12.01  Appointment.  The Banks hereby designate Bankers Trust
                 -----------
Company as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include Bankers Trust Company (and/or any of its affiliates) in its capacity as Collateral Agent and Securities Intermediary pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Banks hereby designate The Bank of New York as Co-Documentation Agent, DLJ Capital Funding, Inc. as Co-Documentation Agent and The First National Bank of Chicago as Syndication Agent, in each case to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Agents may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          12.02  Nature of Duties.  No Agent shall have any duties or
                 ----------------
responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither any Agent nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03  Lack of Reliance on the Agents.  Independently and without
                 ------------------------------
reliance upon any Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Parent and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Parent and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Parent and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Parent and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04  Certain Rights of the Agents.  If any Agent shall request
                 ----------------------------
instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

          12.05  Reliance.  Each Agent shall be entitled to rely, and shall be
                 --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

          12.06  Indemnification.  (a)  To the extent any Agent is not
                 ---------------
reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Banks (but in any event calculated as if there were no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable
                                        --------
for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

          (b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Banks pro rata
                                                                      --- ----
against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          12.07  Each Agent in its Individual Capacity.  With respect to its
                 -------------------------------------
obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          12.08  Holders.  The Administrative Agent shall deem and treat the
                 -------
payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09  Resignation by the Agents.  (a)  The Administrative Agent or
                 -------------------------
the Collateral Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent or Collateral Agent, as the case may be, pursuant to clauses (b) and (c) below or, in the case of the Administrative Agent, as otherwise provided below. Each other Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents at any time after the earlier of (i) the 65th day after the Initial Borrowing Date and (ii) the Syndication Date, by giving notice to the Borrower, the Administrative Agent and the Banks. Such resignation shall take effect upon delivery of such notice.

          (b) Upon any such notice of resignation by the Administrative Agent or Collateral Agent, as the case may be, the Required Banks shall appoint a successor Administrative Agent or Collateral Agent, as the case may be, hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Administrative Agent or Collateral Agent, as the case may be, shall not have been so appointed within such 15 Business Day period, the Administrative Agent or Collateral Agent, as the case may be, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent or Collateral Agent, as the case may be, who shall serve as Administrative Agent or Collateral Agent, as the case may be, hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent or Collateral Agent, as the case may be, as provided above.

          (d) In the case of the Administrative Agent only, if no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 15th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Syndication Agent (if it agrees in its sole discretion without any obligation to do so), or if there is no Syndication Agent or the Syndication Agent does not so agree, then the Required Banks, shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          (e) Upon a resignation of any Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

          SECTION 13.  Miscellaneous.
                       -------------

          13.01  Payment of Expenses, etc.  The Borrower shall:  (i) whether or
                 -------------------------
not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their syndication efforts with respect to this Agreement and of the Agents in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes (other than any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein); and (iii) indemnify the Agents and each Bank, and each of their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agents or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction), or in any other Credit Document or the exercise or enforcement of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned or operated by any Credit Party or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim in connection with or relating to any Credit Party, any of its Subsidiaries or any of their operations or activities or any Real Property at any time owned or operated by any Credit Party or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agents or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Parent or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Parent, the Borrower or any Subsidiary Guarantor (but in any event excluding assets held in trust for any other Person) against and on account of the Obligations and liabilities of the Parent, the Borrower or such Subsidiary Guarantor, as applicable, to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), all participations by any Bank in any Swingline Loans or Letters of Credit as required pursuant to the provisions of this Agreement and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Borrower agrees that any Bank purchasing participations in one or more Letters of Credit or Swingline Loans as required by the provisions of this Agreement, or purchasing participations as required by Section 13.06(b), may, to the fullest extent permitted by law, exercise all rights (including without limitation the right of setoff) with respect to such participations as fully as if such Bank or a direct creditor of the Borrower with respect to such participations in the amount thereof.

          13.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telex or telecopier communication) and mailed, telexed, telecopied or delivered: if to the Parent, at the Parent's address specified opposite its signature below; if to the Borrower, at the Borrower's address specified opposite its signature below; if to any Bank, at its address specified opposite its name on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or any of the Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agents. All such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Agents and the Borrower shall not be effective until received by the Agents or the Borrower, as the case may be.

          13.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that, no Credit Party may
                                   --------  -------
assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, provided further, that, although any Bank may grant participations in its
     -------- -------
rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not otherwise transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the participant shall not constitute a "Bank" hereunder and, provided further, that no Bank shall grant
                                   -------- -------
any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitment) to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such

Bank or its parent company, (ii) one or more Banks or (iii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $10,000,000 (or, in connection with assignments by the Agents within 90 days of the Initial Borrowing Date, such lesser amounts as they may determine) in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments and/or outstanding principal amount of Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitment) hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be
                          --------
deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of the Administrative Agent and each Issuing Bank shall be required in connection with any assignment of all or any portion of Revolving Loan Commitments (which consents shall not be unreasonably withheld or delayed), (iv) in the case of assignments pursuant to clause (y) above, the consent of the Administrative Agent (and, unless a Specified Default or any Event of Default is then in existence, the consent of the Borrower) shall be required (which consents shall not be unreasonably withheld or delayed) and (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). At the time of any such assignment pursuant to this Section 13.04(b), the assigning Bank shall furnish notice thereof to the Administrative Agent.

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Notes or Loans to a trustee for the benefit of investors and in support of its obligation to such investors.

          13.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of any Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and any Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          13.06  Payments Pro Rata.  (a)  Except as otherwise provided in this
                 -----------------
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment)
                                           --- ----
pro rata based upon their respective shares, if any, of the Obligations with
--- ----
respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess
                          --------
amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

          13.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with Agreement Accounting Principles consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as
                                                    --------
otherwise specifically provided herein, all computations determining compliance with Sections 4, 9 and the Leverage Ratio (and all other defined financial terms) shall utilize accounting principles and policies in conformity with those used to prepare financial statements delivered to the Banks pursuant to Section 7.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP"). Notwithstanding anything to the contrary contained herein, all computations determining compliance with Sections 4, 9 and the Leverage Ratio (and all other defined financial terms) shall treat Unrestricted Subsidiaries as if the same did not exist.

          (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

          13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                 -----------------------------------------------------------
JURY TRIAL.  (A)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
----------
AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF PARENT AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION

OF THE AFORESAID COURTS. EACH OF PARENT AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH OF PARENT AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF PARENT AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH OF PARENT AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          13.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which the Parent, the Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

          13.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate (although the Required Banks may waive in writing the applicability of any increase in interest rates or the rate at which Fees are payable, which increase is predicated solely upon the existence of a Specified Default or an Event of Default or the late payment of amounts pursuant to this Agreement) or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and the Revolving Loan Commitments are included on the Effective Date) or (v) amend or modify the definition of Supermajority Banks (it being understood that, with the consent of the Required Banks, additional Obligations and Tranches may be included in the determination of Supermajority Banks on substantially the same basis as the Obligations and Tranches are included on the Effective Date) or (vi) consent to the assignment or transfer by the Parent or the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge
                      -------- -------
or termination shall (t) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (u) without the consent of the Swingline Bank, alter its rights or obligations with respect to Swingline Loans,
(v) without the consent of each Issuing Bank affected thereby, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (w) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Majority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Tranche in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(b)) (although the Required Banks may (1) waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (2) agree to the inclusion of additional extensions of credit made after the Initial Borrowing Date (and not pursuant to Commitments as in effect on the Initial Borrowing Date) on substantially the same basis as the other extensions of credit, pursuant to Sections 4.01 and 4.02) or (z) without the consent of the Supermajority Banks of the respective Tranche (i.e. Supermajority Banks holding Term Loans or Term Loan
                        ----
Commitments), amend, modify or waive any Scheduled Repayment (except that, if additional Loans are made pursuant to a given Tranche, the Scheduled Repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (y)).

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section

13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Borrower if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Term Loans of such Bank which gave rise to the need to obtain such Bank's consent, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments terminated, and Loans repaid, pursuant to
--------
preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of remaining Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined both (x) before giving effect to the proposed action and (y) as if the Loans and Commitments being terminated (and not replaced) were not outstanding) shall specifically consent thereto, provided further, that in any
                                                 -------- -------
event the Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

          13.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

          13.14  Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15  Limitation on Additional Amounts, Etc.  Notwithstanding
                 --------------------------------------
anything to the contrary contained in Sections 1.10, 1.11, 2.05 or 4.04, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under any such Section within six months after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or
(y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs six months prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said
Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

          13.16  Confidentiality.  (a)  Subject to the provisions of clause (b)
                 ---------------
of this Section 13.16, each Bank agrees that it will treat as confidential (in accordance with normal banking procedures) any information with respect to the Parent or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document; provided that any Bank
                                                         --------
may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Bank,

(ii) as may be required or reasonably appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or reasonably appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank, (v) to the Agents or the Collateral Agent, (vi) to such Bank's Affiliates, employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this
Section 13.16 to the same extent as such Bank and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided that such prospective transferee agrees to be bound by the
      --------
confidentiality provisions contained in this Section 13.16. In connection with any disclosure by a Bank pursuant to clause (iii) of the immediately preceding sentence, such Bank agrees, to the extent practicable, to give the Parent and the Borrower prior notice of such disclosure.

          (b) Each of the Parent and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Parent or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Parent and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank).

          13.17  Register.  The Borrower hereby designates the Administrative
                 --------
Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17 except to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent.

          13.18  Senior Debt.  The parties hereto acknowledge and agree that all
                 -----------
Obligations of the Borrower pursuant to this Agreement and the other Credit Documents, and all obligations of each other Credit Party pursuant to this Agreement and the other Credit Documents, in each case constitute Senior Debt of the Borrower, and of each Guarantor under, and as defined in, the Existing Senior Subordinated Note Indenture, for all purposes of the Existing Senior Subordinated Indenture, and all such Obligations are hereby expressly designated as Senior Debt and made senior in right of payment to the Existing Senior Subordinated Notes and each Guarantee (as defined in the Existing Senior Subordinated Note Indenture) thereof.

          13.19  Obligation to Make Payments in Dollars.  The obligation of the
                 --------------------------------------
Borrower to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Credit Document to the Payment Office of the Administrative Agent as provided in Sections 4.03 and

4.04 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent at its Payment Office on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Credit Document. The obligation of the Borrower to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

          13.20  Post Closing Actions.  Notwithstanding anything to the contrary
                 --------------------
contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

          (a)  Filing of Financing Statements.  The Parent and its Subsidiaries
               ------------------------------
shall be required to cause the filing of all financing statements (on Form UCC-1 or other appropriate form) in the relevant filing offices within ten (10) days after the Initial Borrowing Date, but shall not be required to have same filed on the Initial Borrowing Date;

          (b)  Mortgages.  To the extent any action required to be taken
               ---------
pursuant to Section 5.12 has not been taken on or before the Initial Borrowing Date, such actions shall instead be required to be taken within 20 days after the Initial Borrowing Date.

          (c)  DDH and Subsidiaries.  DDH and its Subsidiaries (including
               --------------------
without limitation DDI) shall not be required to become Credit Parties until the earlier to occur (x) the date occurring 5 Business Days after the occurrence of the DDI Defeasance in accordance with the provisions of Section 8.19 or (y) the date occurring 120 days after the Initial Borrowing Date; provided that if DDH
                                                          --------
and its Subsidiaries do not become Credit Parties on the Initial Borrowing Date, then on the date upon which they become Credit Parties as otherwise contemplated by this clause (c), the Parent and the Borrower shall cause to be delivered to the Administrative Agent all documentation with respect to DDH and its Subsidiaries which would have been delivered with respect thereto (including without limitation officer's certificates and legal opinions) pursuant to
Section 5 if DDH and its Subsidiaries had become Credit Parties at such time.

          (d)  Foreign Subsidiaries.  To the extent stock of Foreign
               --------------------
Subsidiaries of the Parent is required to be pledged hereunder or under the Pledge Agreement, the Parent, the Borrower and the respective Credit Parties shall have a period of 20 days after the Initial Borrowing Date to take all actions which may be necessary in order to perfect the security interests required to be granted therein.

          (e)  Domestic Subsidiaries.  To the extent stock of (i) Midnite
               ---------------------
Express International Courier, Inc., a California corporation, and/or (ii) the Domestic Subsidiaries of Sofco-Mead, Inc., a New York corporation, is required to be pledged hereunder or under the Pledge Agreement, the Parent, the Borrower and the respective Credit Parties shall have a period of 20 days after the Initial Borrowing Date to take all actions which may be necessary in order to perfect the security interests required to be granted therein.

          (f)  Notes.  To the extent Notes (as defined in the Pledge Agreement)
               -----
are required to be pledged hereunder or under the Pledge Agreement, the Parent, the Borrower and the respective Credit Parties shall have a period of 20 days after the Initial Borrowing Date to take all actions which may be necessary in order to perfect the security interests required to be granted therein (including without limitation the furnishing to the Collateral Agent of an updated Annex B to the Pledge Agreement).

          All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents); provided that (x) to the extent
             --------
any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.20 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by
Section 13.20 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Borrower to each of the Banks that the actions required pursuant to this Section 13.20 will be, or have been, taken within the relevant time periods referred to in this Section 13.20 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.20, the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

          SECTION 14.  The Parent Guaranty.
                       -------------------

          14.01  The Parent Guaranty.  In order to induce the Agents and the
                 -------------------
Banks to enter into this Agreement and to extend credit hereunder, to induce Banks or any of their respective Affiliates to enter into the Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by the Parent from the proceeds of the Loans, the issuance of the Letters of Credit, and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, the Parent hereby agrees with the Guaranteed Creditors as follows: the Parent hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, the Parent irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Parent Guaranty is a guaranty of payment and not of collection. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected in good faith by such payee with any such claimant (including the Borrower), then and in such event the Parent agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Parent, notwithstanding any revocation of this Parent Guaranty or other instrument evidencing any liability of the Borrower, and the Parent shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          14.02  Bankruptcy.  Additionally, the Parent unconditionally and
                 ----------
irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of an Event of Default under Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          14.03  Nature of Liability.  The liability of the Parent hereunder is
                 -------------------
exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by the Parent, any other guarantor or by any other party, and the liability of the Parent hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) the lack of validity or enforceability of any Credit Document or any instrument relating thereto.

          14.04  Independent Obligation.  The obligations of the Parent
                 ----------------------
hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against the Parent whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. The Parent waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Parent.

          14.05  Authorization.  The Parent authorizes the Guaranteed Creditors
                 -------------
without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Parent Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered; provided the foregoing provisions shall not be deemed
                         --------
     to modify the express provisions of any Credit Document to which the Parent is a party which require the consent of the Parent to the respective amendment or modification to such Credit Document;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Parent or the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements;

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Parent from its liabilities under this the Parent Guaranty;

          (i) release any collateral security for the Guaranteed Obligations; and/or

          (j)  change its corporate structure.

          14.06  Reliance.  It is not necessary for any Guaranteed Creditor to
                 --------
inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07  Subordination.  Any of the indebtedness of the Borrower now
                 -------------
or hereafter owing to the Parent is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to the Parent shall be collected, enforced and received by the Parent for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Parent under the other provisions of this Parent Guaranty. Prior to the transfer by the Parent of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to the Parent, the Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Parent hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          14.08  Waiver.  (a)  The Parent waives any right (except as shall be
                 ------
required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The Parent waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by any Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Parent hereunder except to the extent the Guaranteed Obligations have been paid. The Parent waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent against the Borrower or any other party or any security.

          (b) The Parent waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Parent assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Parent assumes and incurs hereunder, and agrees that neither the Agents nor any Bank shall have any duty to advise the Parent of information known to them regarding such circumstances or risks.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

1 Environmental Way                            CORPORATE EXPRESS, INC.
Broomfield, Colorado  80021
Telephone No.:  (303) 664-2000
Telecopier No.:  (303) 664-3908                By______________________________
Attention:  Richard L. Millett, Jr., Esq.        Title:


1 Environmental Way                            CEX HOLDINGS, INC.
Broomfield, Colorado  80021
Telephone No.:  (303) 664-2000
Telecopier No.:  (303) 664-3908                By______________________________
Attention:  Richard L. Millett, Jr., Esq.        Title:

                                  BANKERS TRUST COMPANY,
                                    Individually and as Administrative Agent


                                  By______________________________
                                    Title:

                                  THE FIRST NATIONAL BANK OF
                                  CHICAGO,
                                    Individually and as Syndication Agent


                                  By______________________________
                                    Title:

                                  THE BANK OF NEW YORK,
                                    Individually and as Co-Documentation Agent


                                  By______________________________
                                    Title:

                                  DLJ CAPITAL FUNDING, INC.,
                                    Individually and as Co-Documentation Agent


                                  By______________________________
                                    Title:

                                                                      SCHEDULE I
                                                                      ----------



                                  COMMITMENTS



                                                          Term                        Revolving
Bank                                                Loan Commitment                Loan Commitment
------------------------------------------   ------------------------------   --------------------------
Bankers Trust Company                                          $125,000,000                 $375,000,000
The First National Bank of Chicago                             $ 62,500,000                 $187,500,000
The Bank of New York                                           $ 37,500,000                 $112,500,000
DLJ Capital Funding, Inc.                                      $ 25,000,000                 $ 75,000,000

     Totals                                                    $250,000,000                 $750,000,000
                                                               ============                 ============

                                                                     SCHEDULE II
                                                                     -----------


                                 BANK ADDRESSES


Bankers Trust Company  One Bankers Trust Plaza
                                    130 Liberty Street
                                    New York, New York  10006
                                    Telephone No.:  (212) 250-7466
                                    Telecopier No.:  (212) 250-7351
                                    Attention:  George Pottanat


The First National Bank of Chicago  One First National Plaza
                                    Chicago, Illinois  60670
                                    Telephone No.:  (312) 732-2243
                                    Telecopier No.:  (312) 732-1117
                                    Attention:  Nathan Bloch


The Bank of New York  10990 Wilshire Boulevard
                                    Los Angeles, California  90024
                                    Telephone No.:  (310) 996-8663
                                    Telecopier No.:  (310) 996-8667
                                    Attention:  Robert Louk


DLJ Capital Funding, Inc.  277 Park Avenue
                                    New York, New York  10172
                                    Telephone No.:  (212) 892-7911
                                    Telecopier No.:  (212) 892-7542
                                    Attention:  Dana Klein

                                    with a copy to:

                                    2121 Avenue of the Stars
                                    Los Angeles, California  90067
                                    Telephone No.:  (310) 282-7443
                                    Telecopier No.:  (310) 282-6178
                                    Attention:  David Miller

                                      (v)

SCHEDULE I  Commitments
SCHEDULE II  Bank Addresses
SCHEDULE 2.01  Existing Letters of Credit
SCHEDULE 5.08  Exiting Indebtedness
SCHEDULE 5.12  Real Property
SCHEDULE 5.15 Environmental and Hazardous Material Disclosure Schedules SCHEUDLE 7.03 Conflicts
SCHEDULE 7.09  Subsidiaries
SCHEDULE 7.10  ERISA
SCHEDULE 7.22  Capitalization
SCHEDULE 8.03  Insurance
SCHEDULE 9.01  Existing Liens
SCHEDULE 9.05  Existing Investments
SCHEDULE 9.13  Existing Restrictions
SCHEDULE 11.01A  Investments in Third Parties or Unrestricted Subsidiaries

EXHIBIT A      Notice of Borrowing

EXHIBIT B-1    Term Note

EXHIBIT B-2    Revolving Note

EXHIBIT B-3    Swingline Note

EXHIBIT C      Letter of Credit Request

EXHIBIT D      Section 4.04(b)(ii) Certificate

EXHIBIT E-1    Opinion of Latham & Watkins

EXHIBIT E-2    Opinion of Ballard, Spahr, Andrews & Ingersoll

EXHIBIT E-3    Opinion of General Counsel to the Parent

EXHIBIT F      Officers' Certificate

EXHIBIT G      Subsidiaries Guaranty

EXHIBIT H      Pledge Agreement

EXHIBIT I      Security Agreement

EXHIBIT J      Assignment and Assumption Agreement

EXHIBIT K      Solvency Certificate